                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
         OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Check the appropriate box:
/X/ Preliminary Information Statement
/ / Definitive Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

                             NEOZYME II CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).
/X/ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

   1) Title of each class of securities to which transaction applies:
                CALLABLE COMMON STOCK, $1.00 PAR VALUE PER SHARE
--------------------------------------------------------------------------------

   2) Aggregate number of securities to which transaction applies:
                                   1,183,350*
--------------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        $29.00 PER SHARE (PRICE OFFERED)
--------------------------------------------------------------------------------

   4) Proposed maximum aggregate value of transaction:
                                  $34,317,150*
--------------------------------------------------------------------------------

   5) Total fee paid:
                                   $6,863.43*
--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:
                                    $21,735
--------------------------------------------------------------------------------

   2) Form, Schedule or Registration Statement No.:
                                 SCHEDULE 14D-1
--------------------------------------------------------------------------------

   3) Filing Party:
              NEOZYME II ACQUISITION CORP. AND GENZYME CORPORATION
--------------------------------------------------------------------------------

   4) Date Filed:
                               SEPTEMBER 27, 1996
--------------------------------------------------------------------------------

* Assumes for fee calculation purposes only that 51% of the Units, each consisting of one share of Callable Common Stock and one Callable Warrant to purchase shares of Genzyme Corporation common stock, are purchased by Neozyme II Acquisition Corp. pursuant to the tender offer made in accordance with the terms and conditions set forth in the Offer to Purchase dated September 27, 1996 and the related Letter of Transmittal.

                             NEOZYME II CORPORATION
    TODMAN BUILDING, MAIN STREET, ROAD TOWN, TORTOLA, BRITISH VIRGIN ISLANDS
                                 (809) 494-2065

               NOTICE OF CORPORATE ACTION TAKEN WITHOUT A MEETING

                                                                          , 1996

Dear Shareholders:

     NOTICE IS HEREBY GIVEN pursuant to Section 83(4) of the British Virgin Islands ("BVI") International Business Companies Ordinance, 1984 (the "BVI Law") that, pursuant to a written consent of shareholders of Neozyme II Corporation ("Neozyme II" or the "Company"), a BVI international business company, the merger (the "Merger") of Neozyme II Merger Corp. ("Merger Corp."), a BVI international business company, with and into the Company has been approved by Neozyme II Acquisition Corp. ("Acquisition Corp."), a BVI international business company and a wholly-owned subsidiary of Genzyme Corporation ("Genzyme"), a Massachusetts corporation, as the holder of a majority of the Company's outstanding shares of callable common stock, $1.00 par value per share ("Callable Common Stock"). Merger Corp. is a wholly-owned subsidiary of Acquisition Corp. The Merger is expected to become effective on or about
December   , 1996.

     The Merger is the second and final step in the acquisition of Neozyme II by Genzyme pursuant to a Purchase Agreement dated as of September 20, 1996 (the "Purchase Agreement") among Genzyme, Acquisition Corp., and the Company, which was approved by your Board of Directors. A copy of the Purchase Agreement is set forth in Exhibit A to the accompanying Information Statement.

     In the first step, Acquisition Corp. made a tender offer (the "Offer") to purchase all of the outstanding units (the "Units"), each consisting of one share of Callable Common Stock and one callable warrant to purchase two shares of General Division Common Stock, $.01 par value per share, and 0.135 share of Tissue Repair Division Common Stock, $.01 par value per share, of Genzyme, at a purchase price of $45.00 per Unit, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in an Offer to Purchase dated September 27, 1996 and in the related Letter of Transmittal, each of which was previously sent to all Neozyme II shareholders. The Offer was completed on October 28, 1996, at which time Acquisition Corp. acquired
          , or approximately   %, of the outstanding Units.

     Pursuant to the Purchase Agreement and a plan of merger included therein (the "Plan of Merger"), a copy of which is also set forth in Exhibit A to the accompanying Information Statement, Merger Corp. will merge with and into Neozyme II, with Neozyme II as the surviving corporation. As a result of the Merger, all shares of Callable Common Stock included in the Units that were not purchased by Acquisition Corp. pursuant to the Offer (other than shares held by Genzyme, Neozyme II, Acquisition Corp. of Merger Corp. or their subsidiaries and shares held by shareholders, if any, who are entitled to and perfect their appraisal rights under the BVI Law) will be cancelled and converted into the right to receive a cash payment in the amount of $29.00 per share. Upon consummation of the Merger, any Callable Warrants not included in Units purchased by Acquisition Corp. pursuant to the Offer will become exercisable and, beginning on the effective date of the Merger, will be transferable separately from the right to receive cash for the shares of Callable Common Stock formerly associated therewith. Since the Callable Warrants will remain outstanding after the Merger, no consideration will be paid in the Merger for the Callable Warrants.

     A special committee of the Company's Board of Directors consisting of the directors of Neozyme II who are neither officers nor directors of Genzyme (the "Special Committee") carefully reviewed the terms and conditions of the Offer and the Merger and, having determined that the Offer and the Merger are fair to and in the best interests of Neozyme II shareholders, unanimously recommended to the full Neozyme II Board of Directors that the Purchase Agreement be approved. In arriving at its decision, the Special Committee gave careful consideration to a number of factors. Among other things, the Special Committee considered the opinion of Hambrecht & Quist LLC, the financial advisor to the Special Committee, that, on the basis of and subject to the matters set forth therein, the cash consideration to be received by the shareholders of the Company in exchange for their Units in the Offer and in exchange for their shares in the Merger is fair to the shareholders of the Company from a financial point of view. Based upon, among other things, the recommendation of the Special Committee, your Board of Directors has unanimously approved the Purchase Agreement and determined that the Merger is fair to and in the best interests of the Company's shareholders.

     Acquisition Corp. has approved the Plan of Merger by written consent. Since Acquisition Corp. owns a majority of the outstanding shares of Callable Common Stock, the written consent of Acquisition Corp. constitutes the only shareholder action on the part of the Company required to effect the Merger. Under the BVI Law, Neozyme II shareholders have certain dissenters' rights of appraisal in connection with the Merger. See "THE MERGER -- Neozyme II Shareholder Appraisal Rights" and Exhibit C to the accompanying Information Statement.

     The accompanying Information Statement is being delivered to Neozyme II shareholders in connection with the action taken by Acquisition Corp. by written consent and pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended. It provides a summary of the acquisition of Neozyme II and additional related information, including information about Genzyme's relationship with Neozyme II, which you should read fully and carefully.

                                          Sincerely,

                                          Paul M. Edwards
                                          President and Treasurer

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN YOUR SHARE CERTIFICATES AT THE PRESENT TIME.

                             NEOZYME II CORPORATION
    TODMAN BUILDING, MAIN STREET, ROAD TOWN, TORTOLA, BRITISH VIRGIN ISLANDS
                                 (809) 494-2065

                             INFORMATION STATEMENT

     This Information Statement (the "Information Statement") relates to the Merger (the "Merger") of Neozyme II Merger Corp. ("Merger Corp."), a British Virgin Islands ("BVI") international business company indirectly owned in its entirety by Genzyme Corporation ("Genzyme"), a Massachusetts corporation, with and into Neozyme II Corporation ("Neozyme II" or the "Company"), a BVI international business company.

     The Merger is the second and final step in the acquisition of the Company by Genzyme pursuant to a Purchase Agreement dated as of September 20, 1996 (the "Purchase Agreement") among Genzyme, Neozyme II Acquisition Corp. ("Acquisition Corp."), a BVI international business company and a wholly-owned subsidiary of Genzyme, and the Company, a copy of which is attached to this Information Statement as Exhibit A. In the first step, Acquisition Corp. made a tender offer (the "Offer") to purchase all of the outstanding units (the "Units"), each consisting of one share of callable common stock, $1.00 par value per share (the "Callable Common Stock"), of Neozyme II and one callable warrant to purchase two shares of General Division Common Stock, $.01 par value per share, and 0.135 share of Tissue Repair Division Common Stock, $.01 par value per share, of Genzyme, at a purchase price of $45.00 per Unit, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in an Offer to Purchase dated September 27, 1996 and in the related Letter of Transmittal, each of which was previously sent to all Neozyme II shareholders. The Offer was completed on October 28, 1996, at which time Acquisition Corp.
acquired      , or approximately      %, of the outstanding Units pursuant to
the Offering.

     Pursuant to the Purchase Agreement and a plan of merger included therein (the "Plan of Merger"), a copy of which is also set forth in Exhibit A hereto,
on or about December   , 1996, Merger Corp., a wholly-owned subsidiary of
Acquisition Corp, will merge with and into Neozyme II, and Neozyme II, as the surviving corporation, will become an indirect wholly-owned subsidiary of Genzyme by virtue of Genzyme's ownership of Acquisition Corp. In connection with the Merger, all outstanding shares of Callable Common Stock (other than shares held by Genzyme, Neozyme II, Acquisition Corp. or Merger Corp. or their subsidiaries and shares held by shareholders, if any, who are entitled to and perfect their appraisal rights under the applicable provisions of the BVI International Business Companies Ordinance, 1984 (the "BVI Law")) will be cancelled and converted into the right to receive a cash payment in the amount of $29.00 per share (the "Merger Consideration"). Upon consummation of the Merger, any Callable Warrants not included in Units purchased by Acquisition Corp. pursuant to the Offer will become exercisable and, beginning on the effective date of the Merger, will be transferrable separately from the right to receive cash for the shares of Callable Common Stock formerly associated therewith. Since the Callable Warrants will remain outstanding after the Merger, no consideration will be paid in the Merger for the Callable Warrants. See "THE MERGER".

     This Information Statement accompanies a Notice of Corporate Action Taken Without a Meeting, which provides notice that Acquisition Corp., as the holder of a majority of the outstanding shares of Callable Common Stock has approved the Merger by written consent. The written consent of Acquisition Corp. constitutes the only shareholder action required on the part of the Company to effect the Merger in accordance with the BVI Law.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN YOUR SHARE CERTIFICATES AT THE PRESENT TIME.

     Under the BVI Law, Neozyme II shareholders have certain dissenters' rights of appraisal in connection with the Merger. See "THE MERGER -- Neozyme II Shareholder Appraisal Rights" and Exhibit C to this Information Statement. YOU ARE URGED TO REVIEW THIS INFORMATION STATEMENT CAREFULLY TO DECIDE WHETHER TO ACCEPT THE MERGER CONSIDERATION OR TO EXERCISE YOUR STATUTORY APPRAISAL RIGHTS AS PROVIDED BY SECTION 83 OF THE BVI LAW.

     All information contained in this Information Statement relating to the Company has been supplied by the Company, and all information relating to Genzyme, Acquisition Corp. and Merger Corp. has been supplied by Genzyme, Acquisition Corp. and Merger Corp., respectively. None of the parties are responsible for the information provided by the other parties.

     The date of this Information Statement is             , 1996 and it is
first being mailed or delivered to Neozyme II shareholders on or about that date.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        -----
SUMMARY.............................................................................        1
  The Parties.......................................................................        1
     Genzyme........................................................................        1
     Acquisition Corp. and Merger Corp..............................................        1
     Neozyme II.....................................................................        1
  Special Factors...................................................................        2
     Agreements and Relationships Between the Company and Genzyme...................        2
     Background of the Transaction..................................................        2
     Neozyme II's Reasons for the Transaction.......................................        2
     Genzyme's Reasons for the Merger...............................................        3
     Purpose of the Transaction.....................................................        3
     Certain Effects of the Merger..................................................        3
  The Merger........................................................................        3
     Merger.........................................................................        3
     Approval of the Merger by Written Consent in Lieu of a Meeting.................        4
     Appraisal Rights...............................................................        4
     Merger Consideration...........................................................        4
     Surrender of Certificates......................................................        4
     Covenants......................................................................        4
     Condition of Merger; Termination...............................................        5
     Regulatory Matters.............................................................        5
     Accounting Treatment...........................................................        5
  Certain Federal Income Tax Consequences...........................................        5
  Neozyme II Selected Financial Data................................................        6
  Price Range of Units; Dividends...................................................        8
SPECIAL FACTORS.....................................................................        9
  Establishment and History of Neozyme II...........................................        9
  Agreements and Relationships Between Genzyme and Neozyme II.......................        9
     Technology License Agreement...................................................        9
     Development Agreement..........................................................       10
     Purchase Option Agreement......................................................       10
     Series 1992 Note...............................................................       10
     Services and Administrative Agreements.........................................       11
  Other Relationships Between Genzyme and Neozyme II................................       11
  Background of the Transaction.....................................................       11
  Recommendation of the Company's Board of Directors; Fairness of the Transaction...       15
     Opinion of Financial Advisor to the Special Committee..........................       17
  Reasons for the Transaction; Purpose and Structure of the Transaction; Plans for
     the Company After the Merger...................................................       22
     Status of Product Development..................................................       22
     Reasons for the Transaction....................................................       26
     Opinion of Financial Advisor to Genzyme........................................       27
     Purpose and Structure of the Transaction.......................................       33
     Plans for the Company After the Merger.........................................       33
  Certain Effects of the Merger.....................................................       33

                                                                                        PAGE
                                                                                        -----
THE MERGER..........................................................................       34
  Background........................................................................       34
  Principal Terms...................................................................       34
  Merger and Effective Time.........................................................       34
  Conversion of Securities..........................................................       36
  Surrender of Certificates.........................................................       36
  Indemnification and Insurance.....................................................       36
  Designation of Directors..........................................................       37
  Representations and Warranties....................................................       37
  Condition of Merger...............................................................       38
  Acquisition Proposals.............................................................       38
  Conduct of Business...............................................................       39
  Termination.......................................................................       39
  Waiver and Amendment..............................................................       39
  Source and Amount of Funds........................................................       40
  Fees and Expenses.................................................................       40
  Regulatory Matters................................................................       41
  Accounting Treatment..............................................................       41
  Neozyme II Shareholder Appraisal Rights...........................................       41
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............................................       42
NEOZYME II SHARE OWNERSHIP..........................................................       45
CERTAIN INFORMATION CONCERNING THE COMPANY AND GENZYME..............................       46
CERTAIN TRANSACTIONS................................................................       47
INFORMATION CONCERNING AUDITORS.....................................................       48
DEADLINE FOR SHAREHOLDER PROPOSALS..................................................       48
AVAILABLE INFORMATION...............................................................       48
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................................       48
ACCOMPANYING NEOZYME II REPORTS.....................................................       49
MISCELLANEOUS.......................................................................       49
SCHEDULE I   Members of the Boards of Directors and Executive Officers of Genzyme,
             Acquisition Corp. and Merger Corp......................................      I-1
SCHEDULE II  Members of the Board of Directors and Executive Officers of Neozyme
             II.....................................................................     II-1
EXHIBIT A -- Purchase Agreement (including the Plan of Merger set forth in Annex II
  thereto)..........................................................................      A-1
EXHIBIT B -- Opinion of Hambrecht & Quist LLC.......................................      B-1
EXHIBIT C -- Section 83 of the BVI International Business Companies Ordinance,
  1984..............................................................................      C-1

                                    SUMMARY

     The following summary is intended only to highlight certain information contained elsewhere in this Information Statement. Certain capitalized terms used in this summary are defined elsewhere in this Information Statement. This summary is not intended to be a complete statement of all material features of the Merger and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Information Statement, the schedules and exhibits hereto and the documents incorporated herein by reference. You are urged to carefully read in their entirety this Information Statement, the Purchase Agreement attached hereto as Exhibit A, including the copy of the Plan of Merger included therein, and the other attached schedules and exhibits. The schedules and exhibits to this Information Statement are incorporated herein by reference. Cross-references in this summary are to captions in this Information Statement.

                                  THE PARTIES

GENZYME

     Genzyme is a diversified human health care products company that operates in six major business areas. Genzyme's business activities in the areas of therapeutics, surgical products, diagnostic services, diagnostic products and pharmaceuticals are organized as the Genzyme General Division. Genzyme's activities to develop, produce and market technologically advanced products for the treatment and prevention of serious tissue damage are conducted through the Genzyme Tissue Repair Division. The name, business address, principal occupation, five-year employment history and citizenship of each of the directors and executive officers of Genzyme are set forth in Schedule I hereto. Genzyme's executive offices are located at One Kendall Square, Cambridge, Massachusetts 02139. Its telephone number is (617) 252-7500. See "CERTAIN INFORMATION CONCERNING THE COMPANY AND GENZYME" for more information about Genzyme.

ACQUISITION CORP. AND MERGER CORP.

     Acquisition Corp., a wholly-owned subsidiary of Genzyme, was incorporated in September 1996 for the purpose of effecting the Offer and the Merger. Merger Corp., a wholly-owned subsidiary of Acquisition Corp., was incorporated in October 1996 for the purpose of effecting the Merger. Neither Acquisition Corp. nor Merger Corp. has any significant assets or liabilities (other than those arising under the Purchase Agreement or otherwise in connection with the Offer or the Merger) or engages in any activities other than those incident to its respective formation and capitalization and the Offer and the Merger. No meaningful financial information concerning Acquisition Corp. or Merger Corp. is available. The name, business address, principal occupation, five-year employment history and citizenship of the directors and executive officers of Acquisition Corp. and Merger Corp. are set forth in Schedule I hereto. The principal executive offices of both Acquisition Corp. and Merger Corp. are located at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands. The
telephone number for both Acquisition Corp. and Merger Corp. is (809)         .

NEOZYME II

     Neozyme II was formed in March 1992 to contract with Genzyme to conduct research, development and clinical testing of biotherapeutic products for the treatment of cystic fibrosis ("CF") by protein replacement or gene therapy. Neozyme II's executive offices are located at the Todman Building, Main Street, Road Town, Tortola, British Virgin Islands. Its telephone number is (809) 494-2065. The name, business address, principal occupation, five-year employment history and citizenship of each of the directors and the executive officer of the Company are set forth in Schedule II hereto. See "SPECIAL
FACTORS -- Establishment and History of Neozyme II," "-- Agreements and Relationships Between Genzyme and Neozyme II" and "-- Other Relationships Between Genzyme and Neozyme II" for more information about Neozyme II.

                                SPECIAL FACTORS

AGREEMENTS AND RELATIONSHIPS BETWEEN THE COMPANY AND GENZYME

     In connection with the formation of the Company, the Company and Genzyme entered into several agreements, including a Technology License Agreement and a Development Agreement. Genzyme also entered into a Purchase Option Agreement with the underwriters of the Company's initial public offering. See "SPECIAL FACTORS" for a description of these agreements and the other relationships between the Company and Genzyme.

BACKGROUND OF THE TRANSACTION

     The Company, Genzyme and Acquisition Corp. entered into a Purchase Agreement dated as of September 20, 1996 providing for the acquisition of the Company. See "SPECIAL FACTORS -- Background of the Transaction" for a description of the negotiations of the parties leading up to the execution of the Purchase Agreement.

NEOZYME II'S REASONS FOR THE TRANSATION

     On September 20, 1996, the Company's Board of Directors determined, based upon, among other things, the unanimous recommendation of a committee consisting of the Company's directors who are neither officers nor directors of Genzyme (the "Special Committee"), that the Offer and Merger are fair to, and in the best interests of, the Company's shareholders, and approved the Offer and the Merger. In making its recommendation to the Board of Directors, the Special Committee considered, among other things: (i) the financial condition of the Company, including the fact that the Company's current cash is expected to be substantially exhausted by December 31, 1996 and the uncertain prospects of raising new capital in light of the current financing market for biotechnology companies; (ii) the status of the Company's technology programs; (iii) the prospects of the Company, including the fact that the Company's gene therapy programs are unlikely to yield commercially viable products within the CF field for at least several years; (iv) the fact that the market value of the Units was significantly lower than the Purchase Option Exercise Price; (v) the valuation analysis presented to the Special Committee by Hambrecht & Quist LLC ("Hambrecht & Quist"); (vi) the Hambrecht & Quist opinion discussed below; (vii) the judgement of the Special Committee that $45 per Unit was the highest price reasonably available to the Company's shareholders; and (viii) the terms of the Purchase Agreement, including the right of the Special Committee to terminate the Purchase Agreement in order to proceed with a Superior Transaction (as defined therein). The Special Committee also considered the following negative factors relating to the Offer and the Merger: (i) a number of the Company's shareholders contacted Hambrecht & Quist and the Special Committee and indicated that they believed that Genzyme should pay more than $45 per Unit; and (ii) the upside potential if the Company's technology programs, which are well regarded in scientific circles, are ultimately successful in discovering one or more products useful in the treatment of CF. The members of the Special Committee evaluated the above factors in light of their knowledge of the business of the Company and their business judgment and concluded that the factors supporting a decision to approve the Purchase Agreement outweighed the negative factors. See "SPECIAL FACTORS -- Recommendation of the Company's Board of Directors; Fairness of the Transaction."

     Hambrecht & Quist acted as financial advisor to the Special Committee and delivered to the Special Committee and the Company's Board of Directors its written opinion dated September 20, 1996 that, on the basis of and subject to the matters set forth therein, the cash consideration to be received by the shareholders of the Company in exchange for Units pursuant to the Offer and in exchange for shares of Callable Common Stock in the Merger is fair to such shareholders from a financial point of view (the "H&Q Opinion"). A copy of the H&Q Opinion is attached to this Information Statement as Exhibit B. SHAREHOLDERS ARE URGED TO READ THE H&Q OPINION CAREFULLY AND IN ITS ENTIRETY. See "SPECIAL FACTORS -- Recommendation of the Company's Board of Directors; Fairness of the Transaction -- Opinion of Financial Advisor to the Special Committee" and Exhibit B hereto.

GENZYME'S REASONS FOR THE MERGER

     The Board of Directors of Genzyme reviewed information about Neozyme II and the status of Neozyme II's product development programs and assessed the current value of Neozyme II in comparison with the exercise price of the Purchase Option (See "SPECIAL FACTORS -- Agreements and Relationships Between Genzyme and Neozyme II -- Purchase Option Agreement"). After considering this information, the Genzyme Board of Directors concluded that the following factors, among others, favored the acquisition of the Company: (i) the combined terms of the Offer and the Merger allow Genzyme to acquire Neozyme II at a price that appropriately reflects the current value of Neozyme II at its current stage of development; (ii) the acquisition of Neozyme II allows Genzyme to maintain its commitment to the CF community while preserving the continuity of its CF efforts and the competitive advantage of the CF Program, which Genzyme believes is the most comprehensive program in the field; and (iii) as a result of the acquisition, Genzyme will become a more attractive partner for potential collaborators because, with the addition of the Company's CF program, Genzyme would be able to offer a more comprehensive and advanced set of gene therapy programs. See "SPECIAL FACTORS -- Reasons for the Transaction; Purpose and Structure of the Transaction; Plans for the Company After the Merger."

PURPOSE OF THE TRANSACTION

     The purpose of the Offer and the Merger is to enable Genzyme, through its wholly-owned subsidiary, to acquire the entire equity interest in the Company. See "SPECIAL FACTORS -- Reasons for the Transaction; Purpose and Structure of the Transaction; Plans for the Company After the Merger -- Purpose and Structure of the Transaction."

CERTAIN EFFECTS OF THE MERGER

     As a result of the Merger, Genzyme will own the entire equity interest in the Company and will thereby be entitled to 100% of the Company's net assets and earnings and the current shareholders of the Company (other than Acquisition Corp.) will no longer have an equity interest in the Company. As a result of the Offer, the Units no longer meet the quantitative requirements of the National Association of Securities Dealers, Inc. (the "NASD") for continued inclusion in the Nasdaq National Market (the "NNM"). The Callable Warrants included in Units that were not purchased by Acquisition Corp. will become exercisable at an exercise price that will be calculated as the 20-day trailing average of the sum of the price per share of Genzyme General Division Common Stock multiplied by two and the price per share of Genzyme Tissue Repair Division Common Stock multiplied by 0.135. Following the Merger, Genzyme does not intend to list the outstanding Callable Warrants on the NNM, and therefore, any market that may develop for the Callable Warrants may be adversely affected. See "SPECIAL FACTORS -- Certain Effects of the Merger."

                                   THE MERGER

MERGER

     This Information Statement relates to the merger of Merger Corp., a wholly-owned subsidiary of Acquisition Corp., with and into Neozyme II (the "Merger"). In the Merger, the outstanding shares of Callable Common Stock will be cancelled and converted into the right to receive cash as described below. Upon consummation of the Merger, Neozyme II will be the surviving corporation (the "Surviving Corporation") and will conduct its business as an indirect wholly-owned subsidiary of Genzyme by virtue of Genzyme's ownership of Acquisition Corp.

     The Merger is expected to become effective on or about December   , 1996
(the "Effective Time") or such later time and date as Articles of Merger are duly filed with the BVI Registrar of Companies. See "THE MERGER -- Principal Terms" and "-- Merger and Effective Time."

APPROVAL OF THE MERGER BY WRITTEN CONSENT IN LIEU OF A MEETING

     The record date for determining the holders of record entitled to notice of
the Merger is             , 1996 (the "Record Date"). On the Record Date,
Acquisition Corp. owned      or approximately      %, of the outstanding shares
of Callable Common Stock as a result of the Offer. On                , 1996,
Acquisition Corp., as the holder of more than a majority of the outstanding shares of Callable Common Stock, executed a written consent approving the Merger. Under the BVI Law and the Company's Memorandum of Association and Articles of Association, no meeting of shareholders of the Company is necessary to effect the Merger, and no action on the part of any other shareholder is necessary to authorize or to consummate the Merger. Under applicable federal securities laws, the Merger cannot be effected until at least 20 business days after this Information Statement has been sent or given to shareholders. It is
expected that the Merger will be consummated on or about                , 1996,
assuming that the conditions to the Merger set forth in the Purchase Agreement have been satisfied. WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

APPRAISAL RIGHTS

     Under the BVI Law, Neozyme II shareholders who properly deliver written notice of their dissent to the Merger may demand to have the "fair value" of their shares (as determined in accordance with the BVI Law) paid to them if the Merger is consummated and if they comply with the provisions of Section 83 of the BVI Law, a copy of which is attached hereto as Exhibit C. Any deviation from such requirements may result in the loss of statutory dissenters' rights. See "THE MERGER -- Neozyme II Shareholder Appraisal Rights" and Exhibit C hereto.

MERGER CONSIDERATION

     As a result of the Merger, at the Effective Time each outstanding share of Callable Common Stock (other than shares held by Genzyme, Neozyme II, Acquisition Corp. or Merger Corp. or their subsidiaries, and shares of holders who perfect dissenters' rights under the BVI Law) will be converted into the right to receive a cash payment in the amount of $29.00 per share. Any Callable Warrant not included in the Units purchased by Acquisition Corp. pursuant to the Offer will become exercisable and, beginning on the effective date of the Merger, will be transferable separately from the right to receive cash for the shares of Callable Common Stock formerly associated therewith. Since the Callable Warrants will remain outstanding after the Merger, no consideration will be paid for the Callable Warrants in the Merger. See "THE MERGER -- Principal Terms," "-- Conversion of Securities" and "-- Surrender of Certificates."

SURRENDER OF CERTIFICATES

     On or prior to the Effective Time, Genzyme will deposit with American Stock Transfer & Trust Company, who has been designated to act as payment agent for the Merger (the "Payment Agent"), in trust for the benefit of the holders of shares of Callable Common Stock being converted in the Merger, an amount equal to the aggregate Merger Consideration, which will be made available for payment to the holders of Callable Common Stock upon surrender of their Neozyme II share certificates.

     Holders of Callable Common Stock should not send any Neozyme II share certificates at the present time. Instead, holders should send such certificates in accordance with the instructions for surrendering such certificates contained in a letter of transmittal, which letter will be mailed to such holders after the Effective Time. See "THE MERGER -- Surrender of Certificates."

COVENANTS

     Genzyme, Neozyme II and Acquisition Corp. have made certain covenants and agreements with each other in the Purchase Agreement relating to, among other things, (i) indemnification of officers and directors of the Company and maintenance of directors' and officers' liability insurance policies, (ii) the designation by Acquisition Corp. of a certain number of the Company's Class A directors, (iii) the conduct of Neozyme II's business, (iv) confidentiality and public announcements and (v) certain obligations of Genzyme with respect to the Merger Consideration. Neozyme II has also agreed that it will not solicit offers from third parties regarding a potential acquisition of Neozyme II, and will notify Genzyme of any such written offer received by Neozyme II. See "THE MERGER -- Indemnification and Insurance," "-- Designation of Directors," "-- Acquisition Proposals" and "-- Conduct of Business."

CONDITION OF MERGER; TERMINATION

     The respective obligations of Neozyme II and Genzyme to consummate the Merger are subject to the condition that no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would make the acquisition by Genzyme or Acquisition Corp. of the Callable Common Stock illegal or otherwise prevent the consummation of the Merger. See "THE MERGER -- Condition of Merger."

     The Purchase Agreement may be terminated by the parties (i) by mutual written consent or (ii) in the event that the effective date of the Merger does not occur on or before the six-month anniversary of the Purchase Agreement due to the failure of the condition described in the preceding paragraph. In the event that the Purchase Agreement is terminated by Genzyme or Acquisition Corp. pursuant to clause (ii) in the preceding sentence based upon the failure of the Company to perform in any material respects its covenants and agreements under the Purchase Agreement, Neozyme II will be obligated to pay Genzyme $500,000 (the "Termination Fee") upon consummation of a Superior Transaction (as defined therein). See "THE MERGER -- Termination."

REGULATORY MATTERS

     Other than the filing of the Articles of Merger with the BVI Registrar of Companies, the Company is not aware of any material governmental filings or approvals required to effect the Merger. See "THE MERGER -- Regulatory Matters."

ACCOUNTING TREATMENT

     Genzyme will account for the Offer and the Merger using the purchase method of accounting. See "THE MERGER -- Accounting Treatment."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Merger will be treated as a taxable purchase of the Callable Common Stock by Genzyme. Accordingly, in general, each holder of shares of Callable Common Stock will recognize gain or loss in an amount equal to the difference between the Merger Consideration for such holder's shares and the holder's basis in the shares of Callable Common Stock converted in the Merger. A shareholder should not recognize income, gain or loss as a result of the acceleration in the exercisability of the Callable Warrants or their separation from the shares of Callable Common Stock.

     Neozyme II shareholders are urged to consult their own tax advisors to determine the effect of the Merger on them under federal, state, local and foreign laws and to read the discussion of the federal income tax consequences of the Merger under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

                             NEOZYME II CORPORATION

                            SELECTED FINANCIAL DATA
                                  (HISTORICAL)

     The following table sets forth selected historical financial statement data of Neozyme II. The statement of operations data presented below cumulative from March 2, 1992 (date of inception) to December 31, 1992 and for each of the years in the three-year period ended December 31, 1995 are derived from Neozyme II's financial statements which have been audited by Coopers & Lybrand, L.L.P., independent accountants. The financial statements as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 are included in Neozyme II's Annual Report on Form 10-K which is incorporated by reference into this Information Statement and the selected financial data presented below are qualified in their entirety by reference thereto. The balance sheet data as of June 30, 1996 and the statement of operations data for the six-month periods ended June 30, 1995 and 1996 and cumulative from March 2, 1992 (date of inception) to June 30, 1996 are derived from Neozyme II's unaudited financial statements which are included in the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1996 which is incorporated herein by reference. The operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire fiscal year. The data should be read in conjunction with the historical financial statements and notes thereto, and related Management's Discussion and Analysis of Financial Condition and Results of Operations of Neozyme II incorporated by reference in this Information Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Amounts in thousands, except for per share amounts.

                              CUMULATIVE                                                                        CUMULATIVE
                                 FROM                                                                              FROM
                             MARCH 2, 1992                                                                     MARCH 2, 1992
                               (DATE OF                                                SIX MONTHS ENDED          (DATE OF
                             INCEPTION) TO          YEAR ENDED DECEMBER 31,                JUNE 30,            INCEPTION) TO
                             DECEMBER 31,      ---------------------------------     ---------------------       JUNE 30,
                                 1992           1993         1994         1995         1995         1996           1996
                             -------------     -------     --------     --------     --------     --------     -------------
Statement of Operations
  Data:
  Investment income........     $ 2,576        $ 5,567     $  2,522     $  1,497     $    820     $    453       $  12,615
Operating costs and
  expenses:
  Selling, general, and
    administrative
    expenses...............         318            324          227          327          158          162           1,358
  Research and development
    expenses...............       5,183         12,483       17,785       24,128       11,652       10,596          70,175
  Other(1).................       5,000             --           --           --           --           --           5,000
                                -------        -------     --------     --------     --------     --------        --------
                                 10,501         12,807       18,012       24,455       11,810       10,758          76,533
                                -------        -------     --------     --------     --------     --------        --------
Net loss...................     $(7,925)       $(7,240)    $(15,490)    $(22,958)    $(10,990)    $(10,305)      $ (63,918)
                                =======        =======     ========     ========     ========     ========        ========
Common Share Data:
  Per common share.........     $ (4.17)       $ (3.00)    $  (6.41)    $  (9.51)    $  (4.55)    $  (4.27)      $  (27.59)
                                =======        =======     ========     ========     ========     ========        ========
  Average shares
    outstanding............       1,901          2,415        2,415        2,415        2,415        2,415           2,317
                                =======        =======     ========     ========     ========     ========        ========

                                                                                                  JUNE 30,
                                                                                                    1996
                                                                                                  --------
Balance Sheet Data:
  Cash and investment(2).....................................................................     $ 13,814
  Working capital............................................................................       14,183
  Total assets...............................................................................       14,341
  Note payable to Genzyme Corporation........................................................          100
  Stockholders' equity.......................................................................       14,083
  Book value per Neozyme II callable common share ($10.10 at December 31, 1995)..............     $   5.83

---------------

(1) In May 1992, Neozyme II paid a technology license fee of $5,000,000 to Genzyme in consideration for Genzyme entering into the Technology License Agreement and in recognition of Genzyme's expertise and expenditures in developing technology licensed to Neozyme II.

(2) Cash and investments includes cash, cash equivalents, and short-term investments.

(3) In May 1992, Neozyme II issued a note in the principal amount of $100,000 to Genzyme (the "Series 1992 Note") which is due on the day following the termination of the Purchase Option Agreement with Genzyme and may not be prepaid.

(4) The ratio of earnings to fixed charges is not presented for Neozyme II due to the absence of fixed charges.

                        PRICE RANGE OF UNITS; DIVIDENDS

     The Units are traded in the over-the-counter market and are included on the NNM under the symbol "NIIUF". The following table sets forth the high and low sales prices per Unit on the NNM, as reported in publicly available sources for each of the periods indicated.

                                                                                HIGH     LOW
                                                                                ----     ---
Year Ended December 31, 1994:
     First Quarter............................................................  37 1/2   31 1/2
     Second Quarter...........................................................  37 1/4   33 1/2
     Third Quarter............................................................  34 1/2   32
     Fourth Quarter...........................................................  34 1/2   25 1/2
Year Ended December 31, 1995:
     First Quarter............................................................  38 3/4   28 1/2
     Second Quarter...........................................................  39 3/4   37 7/8
     Third Quarter............................................................  43 1/2   38 3/4
     Fourth Quarter...........................................................  47 3/4   41 1/2
Year Ending December 31, 1996:
     First Quarter............................................................  53       38 1/8
     Second Quarter...........................................................  52 3/4   41
     Third Quarter............................................................  45 1/2   43
     Fourth Quarter (through October 4, 1996).................................  45 1/4   44 1/2

     As of the Record Date, there were      holders of record of the Units and
in excess of      beneficial owners of Units.

     On September 5, 1996, the last full trading day prior to Genzyme's issuance of a press release announcing that it had reached an agreement in principle for the acquisition of the Company at a price of $45.00 per Unit net to the seller in cash, the closing sale price per Unit as reported on the NNM was $44 1/16. On September 19, 1996, the last full trading day prior to the public announcement of the execution of the Purchase Agreement and of Acquisition Corp.'s intention to commence the Offer, the closing sale price per Unit as reported on the NNM was $44 1/2. On September 26, 1996, the last full trading day prior to the commencement of the Offer, the closing sale price per Unit as reported on the NNM was $44 1/2. The closing price per Unit as reported in the NNM on the Record
Date was $          .

     HOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE UNITS.

     The Company has never declared or paid any cash dividends in respect of the Callable Common Stock, and is prohibited by the terms of its Amended and Restated Memorandum of Association ("Memorandum of Association") from doing so without the consent of Genzyme.

                                SPECIAL FACTORS

ESTABLISHMENT AND HISTORY OF NEOZYME II

     The Company was formed in March 1992 to contract with Genzyme to conduct research, development and clinical testing of biotherapeutic products ("Products") for the treatment of cystic fibrosis ("CF") by protein replacement or gene therapy (the "Field"). In August 1993, the Field was expanded to include the products involved in Genzyme's collaboration with North American Biologicals, Inc. ("NABI"). As used herein, the term "Field" refers to the Field as so expanded. The lead product of the NABI collaboration, known as HyperGAM(TM)+CF, was an antibody-based product for the prevention and treatment of bacterial infections in CF patients. Development of all products in the NABI collaboration was discontinued in June 1996 following an interim analysis of data from a Phase II clinical trial of HyperGAM(TM)+CF. See "SPECIAL
FACTORS -- Reasons for the Transaction; Purpose and Structure of the Transaction; Plans for the Company After the Merger."

     In May 1992, the Company and Genzyme completed a public offering (the "Unit Offering") of 2,415,000 units (the "Offered Units"), each Offered Unit consisting of one Share, one Series N Warrant to purchase, prior to the adjustment described in the next paragraph, one share of common stock, par value $.01 per share, of Genzyme ("Genzyme Common Stock") and one Callable Warrant to purchase, prior to the adjustment described in the next paragraph, one share of Genzyme Common Stock, at a price to the public of $35.00 per Offered Unit. The Company received all of the approximately $78 million in net proceeds from the Unit Offering. In connection with the Unit Offering, the Company issued its Series 1992 Note to Genzyme and entered into a Technology License Agreement, Development Agreement, Purchase Option Agreement, Services Agreement and Administrative Agreement with Genzyme. The terms of the Series 1992 Note and such agreements are summarized below under "SPECIAL FACTORS -- Agreements and Relationships Between Genzyme and Neozyme II."

     The Series N Warrants began trading separately from the Offered Units on August 4, 1992, resulting in the Offered Units becoming the Units, consisting of the Callable Common Stock and the Callable Warrants. As a result of a subsequent recapitalization and stock split by Genzyme, each Callable Warrant now represents the right to purchase two shares of Genzyme General Division Common Stock and 0.135 share of Genzyme Tissue Repair Division Common Stock.

AGREEMENTS AND RELATIONSHIPS BETWEEN GENZYME AND NEOZYME II

     TECHNOLOGY LICENSE AGREEMENT

     Under the Technology License Agreement, Genzyme granted to Neozyme II a worldwide exclusive right and license to manufacture and sell Products within the Field based on all patent and other intellectual property rights owned, controlled or acquired by Genzyme during the term of the Development Agreement and as to which Genzyme has the right to grant sublicenses.

     Neozyme II paid Genzyme $5 million in consideration for Genzyme entering into the Technology License Agreement and in recognition of Genzyme's expertise and expenditures in developing the technology licensed to Neozyme II. Genzyme agreed to use commercially reasonable efforts to secure such technology rights as it deems reasonably necessary to conduct the research to be performed for Neozyme II under the Development Agreement. Neozyme II is obligated to assume, subject to its prior consent, any royalty or other obligations to third parties undertaken by Genzyme in the primary license. The license is otherwise royalty free.

     Also pursuant to the Technology License Agreement, Neozyme II granted to Genzyme a royalty-free, fully paid, irrevocable, perpetual, worldwide, exclusive right and license to engage in any and all uses of Improvements, except for those that are within the Field. "Improvements" consist of technology discovered, developed or otherwise acquired in the course of research conducted by Genzyme for Neozyme II under the Development Agreement. Neozyme II has agreed that it will not, without first obtaining the consent of Genzyme, sublicense, disclose or otherwise transfer any rights in the technology licensed to it by Genzyme, or in Improvements, to any third party before the expiration or termination of the Purchase Option Agreement.

     Either party may terminate the Technology License Agreement under certain circumstances including breach by the other party of the Technology License Agreement or the Development Agreement that continues unremedied for 60 days. If the Technology License Agreement is terminated, the parties are obligated to negotiate commercially reasonable royalties or other compensation for certain rights, depending on which party terminated the agreement.

     DEVELOPMENT AGREEMENT

     Under the Development Agreement, Neozyme II has engaged Genzyme to perform all of its research, development and clinical testing activities relating to the Products through December 31, 1996 unless terminated earlier. Genzyme agreed to use commercially reasonable efforts to conduct these activities pursuant to certain work plans and budgets prepared by Genzyme and approved by Neozyme II.

     Neozyme II is obligated to reimburse Genzyme for all costs associated with Genzyme's work under the Development Agreement up to an amount consisting of substantially all of the net proceeds from the Unit Offering plus interest accrued thereon, less the $5 million payment to Genzyme under the Technology License Agreement, less funds for use by Neozyme II for general and administrative expenses and less $1 million to be retained by Neozyme II for working capital (in the aggregate, the "Available Funds"). Genzyme may engage other parties to assist in the work performed for Neozyme II under the Development Agreement, provided that amounts paid to non-affiliates of Genzyme may not exceed $15 million unless otherwise approved by Neozyme II. As of August 31, 1996, Neozyme II had paid approximately $74.5 million to Genzyme under the Development Agreement. Based upon the work plan and budget approved for 1996 by the Neozyme II Board of Directors, Neozyme expects the Available Funds to be substantially exhausted by December 31, 1996.

     The Development Agreement may be terminated by either party under certain circumstances including breach by the other party of the Technology License Agreement or the Development Agreement that continues unremedied for 60 days. The Development Agreement also provides that it will terminate 90 days after the Available Funds become exhausted unless Genzyme elects to continue commercially reasonable efforts to continue research and development of the Products at its expense. Genzyme is under no obligation to continue such research and development. Genzyme may assign its rights and delegate its obligations only to an affiliate of Genzyme, certain successors of Genzyme or certain parties that acquire substantially all of the assets of Genzyme under certain circumstances. Neozyme II may not assign its rights or delegate its obligations under the Development Agreement.

     PURCHASE OPTION AGREEMENT

     The Shares are subject to a purchase option agreement (the "Purchase Option Agreement") pursuant to which Genzyme may purchase all (but not less than all) of the shares from the holders thereof at any time through December 31, 1996, unless exercisability is accelerated upon exhaustion of the Available Funds.

     The Purchase Option is exercisable until December 31, 1996, at an exercise price (the "Purchase Option Exercise Price") per share that increases each month through December 31, 1996 to a maximum of $117.00 per share. The Purchase Option Exercise Price may be paid in cash, in shares of Genzyme stock, or in any combination thereof, at Genzyme's discretion. As of the date of this Information
Statement, the Purchase Option Exercise Price per share was $       .

     Termination of the Development Agreement or the Technology License Agreement due to a material breach by one of the parties will cause the Purchase Option to terminate 60 days thereafter in the case of a breach by Genzyme or 120 days thereafter in the case of a breach by Neozyme II.

     SERIES 1992 NOTE

     In 1992, Neozyme II issued a note in the principal amount of $100,000 to Genzyme (the "Series 1992 Note"). The Series 1992 Note is due on the day following the termination of the Purchase Option Agreement and may not be prepaid. Pursuant to Neozyme II's Memorandum of Association and Amended and Restated Articles of Association ("Articles of Association"), Neozyme II and its shareholders are prohibited from taking any action or permitting any action to be taken that is inconsistent with Genzyme's rights under the

Purchase Option Agreement. In addition, pursuant to the Company's Memorandum of Association, while the Series 1992 Note is outstanding, Neozyme II may not issue additional capital stock, borrow more than $1 million in the aggregate, declare or pay dividends utilizing funds committed to be paid to Genzyme under the Development Agreement, merge, liquidate or sell all or substantially all of its assets without the approval of Genzyme.

     SERVICES AND ADMINISTRATIVE AGREEMENTS

     Pursuant to these agreements, a subsidiary of Genzyme (Genzyme Limited) provides certain financial, legal and administrative services to Neozyme II on a cost reimbursement basis, and Neozyme II is required to provide a list of record holders of the Callable Common Stock to Genzyme upon Genzyme's exercise of the Purchase Option.

OTHER RELATIONSHIPS BETWEEN GENZYME AND NEOZYME II

     Since the Company's inception, the sole executive officer of the Company has been an employee of Genzyme. From March 1992 until January 1996, G. Jan van Heek, a Senior Vice President of Genzyme, served as the Company's President and Treasurer. In January 1996, Mr. van Heek resigned as President and Treasurer of the Company, and Paul M. Edwards was appointed to these positions. Mr. Edwards also serves as Vice President and General Manager -- UK Operations for Genzyme, a position he has held since April 1993. Henri A. Termeer, the Chairman of the Board of the Company, is the Chairman, President and Chief Executive Officer of Genzyme. In addition, Mr. Termeer is a trustee of Hambrecht & Quist Healthcare Investors and Hambrecht & Quist Life Sciences Investors. Hambrecht & Quist has acted as the Special Committee's financial advisor in connection with the offering. Gregory D. Phelps, a director of the Company, is an Executive Vice President of Genzyme. Robert J. Carpenter, a director of the Company, also serves as a director of Genzyme.

     The Company does not have and has never had its own research and development employees or facilities and, therefore, it is heavily dependent upon the employees, facilities and other resources of Genzyme. Genzyme and the Company have also engaged the same independent auditors and outside legal counsel since the Company's inception. Any material adverse change in the business or financial condition of Genzyme could have a material adverse effect upon the Company.

     As of the Record Date, Acquisition Corp. owned           shares of Callable
Common Stock. In addition, Genzyme is deemed to beneficially own all of the outstanding shares of Callable Common Stock as a result of its option under the Purchase Option Agreement.

BACKGROUND OF THE TRANSACTION

     Beginning in the spring of 1996, Genzyme began to consider potential alternatives to its existing contractual relationship with the Company. In connection with these internal discussions, the members of Genzyme's management responsible for overseeing the research program in CF (the "CF Program") undertook an overall assessment of the CF Program, including the various approaches to the treatment of CF which have been explored, the then-current status of each such approach, the scientific questions that remained to be addressed before an effective treatment for CF could be achieved, Genzyme's knowledge of competitive CF programs, the Company's intellectual property portfolio and the status of the HyperGAM(TM)+CF clinical trial then being conducted by NABI, including the significance of the interim analysis for the trial expected to be received in June 1996. A management report summarizing this overall CF Program assessment was presented to the Genzyme Board of Directors at its annual meeting held on May 16, 1996, along with a preliminary analysis of Genzyme's alternatives to the existing relationship with the Company. No actions in respect of a transaction with the Company were authorized at the meeting.

     Following the May 16, 1996 meeting, Genzyme continued to explore internally alternative transactions that could be effected with the Company. On June 13, 1996, David J. McLachlan, Chief Financial Officer of Genzyme, contacted Kennett
F. Burnes, a director of the Company who is neither an officer nor a director of Genzyme. Mr. McLachlan advised Mr. Burnes that, with just over six months remaining under the terms of the various agreements between Genzyme and the Company, Genzyme was considering alternatives to its existing relationship with the Company and that, among the alternatives under discussion, Genzyme was considering the possibility of making an acquisition proposal on terms different from the Purchase Option or making a proposal to continue funding the CF Program. Mr. McLachlan further advised that, while the Genzyme Board of Directors had not approved any proposal concerning the Company, Genzyme expected to have authorization from the Genzyme Board to make a proposal to the Company's Board of Directors at the next regularly scheduled meeting of the Company's Board to be held on July 23, 1996. Mr. McLachlan then suggested that it would be appropriate for the Company's Board of Directors to consider engaging independent advisors in connection with any possible transaction that might occur with Genzyme.

     In response to Mr. McLachlan's call, Mr. Burnes contacted the investment banking firm of Hambrecht & Quist and the law firm of Hale and Dorr to discuss the possible engagement of these firms to advise the Company's Board of Directors in any transaction with Genzyme.

     On June 20, 1996, NABI and Genzyme received the results of an interim analysis for the clinical trial being conducted for HyperGAM(TM)+ CF from an independent statistician. Although no major issues with the safety of the product were identified, the data also showed no difference in efficacy between those patients in the trial receiving placebo and those receiving either a high or low dose of HyperGAM(TM)+ CF. On June 21, 1996, a special meeting of the Company's Board of Directors was convened and a summary of the interim analysis for the HyperGAM(TM)+ CF trial was presented to the Board. Following the presentation, the Company's Board of Directors voted unanimously to terminate the agreement with NABI and, later that day, the Company and NABI announced the discontinuation of the trial. There were no discussions regarding the relationship between Genzyme and the Company at this meeting of the Company's Board of Directors.

     In light of the discontinuation of the HyperGAM(TM)+ CF trial, Genzyme re-evaluated the alternatives under consideration with respect to the Company. In connection with these efforts, in July 1996, Genzyme engaged Robertson, Stephens & Company LLC ("Robertson, Stephens & Company") to provide financial advisory services to Genzyme in connection with a possible acquisition of the Company. In connection with its engagement, Robertson, Stephens & Company conducted a due diligence review of the Company.

     On July 18, 1996, at a regularly scheduled meeting of the Genzyme Board of Directors, Genzyme management presented an analysis of Genzyme's options regarding the Company, and recommended that Genzyme make an offer to acquire the outstanding Units. Representatives of Robertson, Stephens & Company then made a preliminary presentation to the Genzyme Board of Directors. Following the presentations, the Genzyme Board of Directors voted to authorize management to initiate discussions regarding the acquisition of the Company with the independent directors of the Company and, if and when management determined that an offer would be in the best interest of Genzyme, to make an offer to acquire the outstanding Units at a price of up to $40 per Unit in cash.

     After such meeting, Mr. McLachlan called Mr. Burnes to advise him that Genzyme was considering the possibility of presenting an acquisition proposal to the Company's Board of Directors at the meeting scheduled for July 23, 1996. Following this call, on July 22, 1996 at the request of Mr. Burnes, Dennis J. Purcell, a Managing Director of Hambrecht & Quist, called Peter Wirth, Genzyme's General Counsel, to discuss the agenda for the upcoming meeting of the Company's Board of Directors. Mr. Wirth indicated that, as originally scheduled, the purpose of the meeting was to provide the Company's Board of Directors with an update as to the current status of the CF Program and that, as Mr. McLachlan had related to Mr. Burnes, Genzyme was also considering the possibility of presenting an acquisition proposal to the Company's Board. In response, Mr. Purcell suggested that while it was important for Genzyme to provide the Company's Board of Directors with an update as to the current status of the CF Program, significant additional due diligence would be required before the Company's Board would be in a position to respond to any acquisition proposal Genzyme might make. In response to Mr. Purcell's comments, it was agreed that the topics of discussion for the next day's meeting would be directed primarily towards the CF Program update and the process that might be followed in considering an acquisition proposal from Genzyme once the Company was prepared to respond to such a proposal.

     On July 23, 1996, a meeting of the Company's Board of Directors was convened. In addition to the members of the Board, representatives of Genzyme's management and Mr. Purcell were present. At the meeting, an update of the report summarizing the overall CF Program assessment previously presented to the Genzyme Board of Directors was presented to the Company's Board of Directors. Following the report, Mr. Wirth advised the Company's Board of Directors that, in view of the current status of the CF Program, Genzyme did not expect to exercise the Purchase Option and that, in lieu of the Purchase Option, Genzyme's management was considering the possibility of making an acquisition proposal with respect to the Company. Mr. Wirth then described in general terms the process that might be followed by the Company's Board of Directors in considering an acquisition proposal from Genzyme and suggested that the Company's Board appoint a special committee of directors to consider any such proposal that Genzyme might determine to make.

     In response to Mr. Wirth's comments, the Company's Board of Directors appointed the Special Committee consisting of Mr. Burnes and Robert E. Flynn, the two directors of the Company who are not officers or directors of Genzyme, to consider any acquisition proposal which might be made by Genzyme. The members of the Special Committee and Mr. Purcell then requested that management provide a list of experts in the CF field who might be retained to perform an independent technical evaluation of the CF Program. It was further requested that management make available members of the CF Program staff for purposes of conducting due diligence. On July 25, 1996, Hambrecht & Quist selected Melissa Rosenfeld, M.D., a leading scientist in the CF field, as its technical consultant.

     On August 2, 1996, representatives of Hambrecht & Quist and Hale and Dorr and Dr. Rosenfeld met with representatives of management to conduct a due diligence review of the Company and the CF Program.

     Following such due diligence session, Hambrecht & Quist had discussions with Robertson Stephens & Company and Hale and Dorr had discussions with Palmer & Dodge, Genzyme's outside law firm, concerning the timing and process of the due diligence review and a response to any acquisition proposal Genzyme might make. Mr. Burnes and Mr. McLachlan also discussed the status of the Special Committee's efforts by telephone.

     On August 7, 1996, a meeting of the Special Committee was held to review the status of due diligence efforts and discussions with Genzyme regarding a potential acquisition proposal. Representatives of Hambrecht & Quist and Hale and Dorr participated in the meeting. The Special Committee approved and ratified the engagement of Hambrecht & Quist as financial advisor, Hale and Dorr as legal counsel and Dr. Rosenfeld as technical consultant.

     On August 8, 1996, a conference call between representatives of Genzyme, representatives of Hambrecht & Quist and Mr. Burnes was held. During the call, Mr. Wirth stated that Genzyme's management was considering making a proposal to acquire all of the outstanding Units for cash at a price per Unit equal to a discount of 10% to 15% from the then-current market price of the Units. Messrs. Wirth and McLachlan explained further that Genzyme believed a below-market price was justified in view of the current status of the CF Program, including the failure of HyperGAM[Trademark]+CF, the largely inactive status of the protein replacement program and the uncertainty surrounding gene therapy. In response to questions from representatives of Hambrecht & Quist regarding alternatives to a cash transaction, Mr. McLachlan advised that Genzyme had rejected the use of Genzyme stock, warrants or contingent value rights due to concerns over dilution and because it believed that the use of contingent rights would make the transaction more difficult for investors to value. In response to the comments from Messrs. Wirth and McLachlan, Messrs. Purcell and Burnes stated that the Special Committee would be unlikely to accept any offer at a price below market, but noted that Hambrecht & Quist had not yet concluded its analyses and, therefore, it was premature to commence negotiations regarding an acquisition price.

     Over the next weeks, Hambrecht & Quist and Hale and Dorr continued to conduct additional due diligence with respect to the Company. In particular, Hambrecht & Quist requested, received and reviewed documents from Genzyme relating to the Company, including general corporate materials, financial and accounting information, financial projections, license agreements and collaborations with third parties, copies of reports made to the Board of Directors concerning progress of the Company's research and development programs and analysts' reports on the Company, its competitors and CF in general. In addition, representatives of Hambrecht & Quist began to make informal inquiries as to the possible interest of potential third party purchasers of the Company. Hale and Dorr reviewed the existing agreements between the Company and Genzyme as well as the Company's patent position. Dr. Rosenfeld also continued to conduct additional due diligence with respect to the Company and the CF Program and provided an assessment of the CF Program to Hambrecht & Quist.

     At a meeting of the Special Committee held on August 22, 1996, Hambrecht & Quist reported on the status of its due diligence review, indicating that, with the assistance of Dr. Rosenfeld, progress had been made on assessing the Company's technology. Hambrecht & Quist also indicated that it had made some informal inquiries as to the possible interest of potential third party purchasers, and determined that interest in the Company appeared to be insignificant due, among other things, to the limited nature of the Company's technology rights. Hale and Dorr provided an assessment of the Company's patent portfolio. It was also reported that the Company had agreed to indemnify the members of the Special Committee against liabilities arising out of their service on the Special Committee.

     On September 3, 1996, Messrs. McLachlan and Wirth met with David G. Golden, a Managing Director of Hambrecht & Quist, and Mr. Purcell to discuss the proposed acquisition price. Messrs. McLachlan and Wirth reiterated Genzyme's position that an acquisition price per Unit equal to a discount of 10% to 15% from the then-current market price of the Units was appropriate in view of the status of the CF Program. Hambrecht & Quist stated that it did not believe the Special Committee would accept an acquisition price below market and that Genzyme should expect to have to pay a premium over the then-current market price of the Units. On September 4, 1996 Mr. McLachlan and Mr. Burnes discussed the previous day's conference. Mr. Burnes reiterated that the Special Committee believed that any offer should be above the then-current market price.

     On the morning of September 5, 1996, the Genzyme Board of Directors authorized management to propose an acquisition at $45 per Unit in cash if Genzyme's management could reach an agreement with the Special Committee at such price and if the Special Committee would recommend such price to the Holders. Mr. Termeer contacted Mr. Burnes and indicated that Genzyme's management would be willing to recommend to Genzyme's Board of Directors an increased acquisition price of $45 per Unit in cash, if the Special Committee would recommend such price to the holders of the Units (the "Genzyme Proposal"). Mr. Burnes agreed to review the Genzyme Proposal with Mr. Flynn and Hambrecht & Quist.

     In the evening of September 5, 1996, the Special Committee met to consider the Genzyme Proposal. Hambrecht & Quist presented its preliminary analysis of the fairness of the Genzyme Proposal to the holders of the Units from a financial point of view and expressed its preliminary opinion that the Genzyme Proposal was fair to the holders of the Units from a financial point of view. Hambrecht & Quist noted that its opinion was subject to negotiation and review of the documentation for the transaction and satisfactory resolution of the structure of the transaction with respect to those holders who do not tender their Units pursuant to the Offer. After review of the foregoing analysis and other considerations, the Special Committee unanimously approved in principle a transaction in which Units of the Company would be purchased by Genzyme at a purchase price of $45 per Unit in cash, subject to (a) negotiation and execution of definitive agreements, (b) receipt of Hambrecht & Quist's written fairness opinion, and (c) satisfactory resolution of the structure of the transaction with respect to non-tendering shareholders.

     On September 6, 1996, the Company and Genzyme jointly announced that they had reached an agreement in principle relating to the acquisition of the Company for $45 per Unit, subject to negotiation and execution of a definitive acquisition agreement.

     During the next two weeks, drafts of the Purchase Agreement were exchanged between Genzyme and the Company and their respective legal and financial advisors and the terms of such agreement were negotiated, including the structure of the Merger, the amount of consideration to be paid in connection with the Merger and arrangements between the parties in the event of a superior transaction, including the payment of a termination fee to Genzyme upon the consummation of a superior transaction and Genzyme's agreement to consent to the early assignment of the Technology License Agreement in connection with a superior transaction.

     On September 10, 1996, the Special Committee met with its financial and legal advisors to review issues relating to the draft Purchase Agreement. Hambrecht & Quist reported that several of the Company's shareholders had contacted it with respect to the Offer, and indicated that shareholders had expressed dissatisfaction with the $45 price per Unit, principally due to their perception that Genzyme had previously led them to believe that any repurchase of the Units would be at a higher price.

     On September 17, 1996, the Genzyme Board of Directors held a special meeting to assess the status of the proposed transaction. At such meeting, Robertson, Stephens & Company made a presentation to the Genzyme Board (the "Robertson, Stephens & Company Presentation"). The Genzyme Board then reviewed with management the status of negotiations concerning the Purchase Agreement.

     On September 20, 1996, the Special Committee met with its financial and legal advisors to consider the Purchase Agreement. As described more fully below under "SPECIAL FACTORS -- Recommendation of the Company's Board of Directors; Fairness of the Transaction", the Special Committee unanimously recommended that Neozyme II's Board of Directors approve the Offer and the Merger. Thereafter, the full Neozyme II Board of Directors met and, upon the receiving the recommendation the Special Committee, unanimously determined (i) to accept the recommendation of the Special Committee, (ii) that based upon, among other considerations, the recommendation of the Special Committee, the Offer and the Merger are fair to, and in the best interests of, holders of the Units and (iii) to approve the Purchase Agreement and the transactions contemplated thereby.

     Following the meeting of the Company's Board of Directors on September 20, 1996, the Genzyme Board of Directors held a special meeting. At such meeting, Robertson, Stephens & Company delivered to the Genzyme Board its written opinion, dated September 20, 1996 (the "Robertson, Stephens & Company Opinion"), that, as of such date, and based upon and subject to the factors and assumptions set forth in such opinion, the per Unit price to be paid by Genzyme pursuant to the Offer was fair to Genzyme from a financial point of view. After discussion with respect to the Offer and the other terms and conditions of and transactions contemplated by the Purchase Agreement and considering the matters discussed under "SPECIAL FACTORS -- Recommendation of the Company's Board of Directors; Fairness of the Transaction" and "-- Reasons for the Transaction; Purpose and Structure of the Transaction; Plans for the Company After the Merger" and the Robertson, Stephens & Company Opinion, the Genzyme Board unanimously determined
(i) to approve the Offer, the Merger, the Purchase Agreement and the transactions contemplated thereby and (ii) that, based upon, among other things, the conclusion of the Special Committee and the Company's Board, the terms of the Offer and the Merger are fair to unaffiliated holders of the Units.

     The Purchase Agreement was executed by the parties and on September 23, 1996 a press release announcing the execution of the Purchase Agreement was issued.

     On September 27, 1996, Acquisition Corp. commenced the Offer.

     The Offer expired at 5:00 p.m., New York City time, on October 28, 1996.
Acquisition Corp. purchased all of the           Units (representing
approximately      % of the outstanding Units) that had been validly tendered and not withdrawn prior to the expiration date of the Offer.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS; FAIRNESS OF THE TRANSACTION

     At a meeting held on September 20, 1996, the Special Committee unanimously determined that the Offer and the Merger are fair to, and in the best interests of, the Company's shareholders and resolved to recommend that the Board (a) determine that the Offer and the Merger are fair to, and in the best interests of, the shareholders; (b) adopt and approve the Offer, the Merger, the Purchase Agreement and the transactions contemplated thereby; and (c) recommend that the Company's shareholders accept the Offer and tender their Units to Acquisition Corp. pursuant to the Offer.

     In determining that the Offer and the Merger are fair to, and in the best interests of, the shareholders, and in making its recommendation to the Board, the Special Committee considered the following factors, which, taken as a whole, supported its decision:

          (a) the financial condition of the Company, including the fact that the Company's current cash is expected to be substantially exhausted by December 31, 1996 and the uncertain prospects of raising new capital in light of the current financing market for biotechnology companies, including the fact that many public offerings of biotechnology companies have either been postponed or priced below anticipated price ranges;

          (b) the status of the Company's technology programs (based, in part, on input previously provided to Hambrecht & Quist by Dr. Rosenfeld and a prior oral presentation concerning the patent position of the Company's technology by Hale and Dorr, the Committee's independent legal counsel), including the fact that the Company's protein replacement therapy program has been largely inactive since 1994 and the decision in June 1996 to halt clinical trials for HyperGAM(TM)+CF;

          (c) the prospects of the Company, including the fact that the Company's gene therapy programs are unlikely to yield commercially viable products within the CF field for at least several years;

          (d) the fact that the market value of the Units is currently significantly lower than the Purchase Option Exercise Price and, that given the current status of the Company's technology programs and its prospects, the likelihood that the per Unit trading price on the NNM will not reach the Purchase Option Exercise Price prior to the expiration of the Purchase Option Agreement on December 31, 1996;

          (e) the valuation analyses presented to the Special Committee by Hambrecht & Quist at its September 5, 1996 and September 20, 1996 meetings;

          (f) the H&Q Opinion stating that, on the basis of and subject to the matters set forth therein, the cash consideration to be received by the shareholders of the Company in exchange for the Units in the Offer and in exchange for shares of Callable Common Stock in the Merger are fair to the holders of the Units and the shares of Callable Common Stock from a financial point of view. The H&Q Opinion contains a description of the factors considered, the assumptions made and the scope of review undertaken by Hambrecht & Quist in rendering the H&Q Opinion and is included herein as Exhibit B and is incorporated herein by reference. SHAREHOLDERS ARE URGED TO READ THE H&Q OPINION CAREFULLY IN ITS ENTIRETY;

          (g) the judgment of the Special Committee that $45 per Unit is the highest price reasonably available to the Company's shareholders for the following reasons:

             (1) the course of negotiations between the parties regarding the offering price, including the fact that Genzyme's original indication of interest was at a price level approximately 10% to 15% below the then current trading price of the Units of $44 and the fact that the $45 per Unit price represented a premium over the $44 1/16 trading price of the Units on the day before an agreement in principle with Genzyme was announced;

             (2) the pursuit of alternate transactions with third parties was not deemed to be a viable alternative (based, in part, on input received by Hambrecht & Quist in response to informal inquiries as to the possible interest of potential third party purchasers) given the nature of the contractual arrangements between the Company and Genzyme and the fact that the Company's rights in the technology developed in the course of its research programs are limited to the Field; and

             (3) since September 6, 1996, when Genzyme and the Company publicly announced an agreement in principle on an acquisition at $45 per Unit in cash, no third party had expressed an interest in having discussions with the Company to Hambrecht & Quist, which was identified in the press release as the Company's contact, or the Special Committee; and

          (h) the terms and conditions of the Purchase Agreement, including the right of the Special Committee to terminate the Purchase Agreement in order to proceed with a Superior Transaction (as defined therein).

     The Special Committee also considered the following negative factors relating to the Offer and the Merger:

          (a) since the announcement of an agreement in principle with Genzyme, a number of the Company's shareholders contacted Hambrecht & Quist and the Special Committee and indicated they believe Genzyme should pay more than $45 per Unit, due, in part, to the indirect benefits Genzyme has received from the Company's technology programs; and

          (b) the upside potential if the Company's technology programs, which are well regarded in scientific circles, are ultimately successful in discovering one or more products useful in the treatment of CF.

     The members of the Special Committee evaluated the above factors in light of their knowledge of the business of the Company and their business judgment and concluded that the factors supporting a decision to approve the Purchase Agreement outweighed the negative factors described above. In view of the wide variety of factors considered in connection with its evaluation of the Offer and the Merger, the Special Committee did not find it practicable to, and did not, quantify or attempt to assign relative weights to the specific factors considered in reaching its decision.

     The Special Committee believes the process it followed in approving the Offer and the Merger was procedurally fair and unbiased because (a) the Special Committee, consisting of all the directors of the Company who are not directors or officers of Genzyme, was constituted to consider and evaluate Genzyme's acquisition proposal with respect to the Company; (b) the members of the Special Committee will not personally benefit from the transactions contemplated by the Purchase Agreement (other than in their capacity as holders of Units); (c) the Special Committee retained independent advisors to assist it in evaluating Genzyme's acquisition proposal; (d) the Special Committee obtained the valuation analysis of Hambrecht & Quist and the H&Q Opinion; and (e) the Special Committee negotiated with Genzyme on an arm's length basis and with the assistance of its advisors.

     On September 20, 1996, the Board held a meeting and, based upon, among other things, the unanimous recommendation of the Special Committee (which was adopted by the Board in all respects), determined that the Offer and the Merger are fair to, and in the best interests of, the Company's shareholders, approved the Offer and the Merger and resolved to recommend that the Company's shareholders accept the Offer and tender their Units to Acquisition Corp. pursuant to the Offer.

     OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

     The Special Committee engaged Hambrecht & Quist to act as its financial advisor in connection with Genzyme's proposed acquisition of the Company and to render an opinion as to the fairness from a financial point of view to (a) the holders of Units of the consideration of $45.00 per Unit to be received by such holders in connection with the Offer and (b) the holders of the shares of Callable Common Stock of the consideration of $29.00 per share to be received by such holders in connection with the Merger. Hambrecht & Quist rendered its oral opinion (subsequently confirmed in writing) on September 20, 1996 to the Special Committee that, as of such date, the consideration to be received by the holders of the Units pursuant to the Offer and the consideration to be received by the holders of the shares of Callable Common Stock pursuant to the Merger is fair to such holders from a financial point of view. Hambrecht & Quist also delivered its oral opinion (subsequently confirmed in writing) to the Company's Board of Directors at its meeting on September 20, 1996. A COPY OF THE H&Q OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY HAMBRECHT & QUIST IS ATTACHED AS EXHIBIT B TO THIS INFORMATION STATEMENT. NEOZYME II SHAREHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. Hambrecht & Quist delivered to the Special Committee written materials covering its methods of analyzing the Company and the Callable Warrants and the financial results of such analyses in connection with its September 20, 1996 opinion, which are attached as an exhibit to the Schedule 13E-3 filed with the Securities and Exchange Commission (the "Commission") in connection with the Offer and are available for inspection and copying at the principal executive offices of Genzyme during regular business hours by any interested shareholder of the Company or a representative of such shareholder who has been so designated in writing.

     No limitations were placed on Hambrecht & Quist by the Special Committee with respect to the investigation made or the procedures followed in preparing and rendering the H&Q Opinion. Hambrecht & Quist was not requested to and did not make any recommendation to the Special Committee as to the amount of consideration to be offered to the Company's shareholders in the Offer and the Merger, which consideration was determined through negotiations between the Special Committee and its financial and legal advisors and Genzyme and its financial and legal advisors. Hambrecht & Quist was not requested to and did not formally solicit third party indications of interest in acquiring all or any part of the Company. Hambrecht & Quist did, however, make informal inquiries as to the possible interest of potential third party purchasers, and determined that interest in the Company appeared to be insignificant due, among other things, to the limited nature of the Company's technology rights. The Company's shareholders should note that the opinion expressed by Hambrecht & Quist was provided for the information of the Special Committee and the Board of Directors of the Company in its evaluation of the Offer and the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should act.

     In connection with its review of the proposed transaction with Genzyme, and in arriving at its opinion, Hambrecht & Quist, among other things: (i) reviewed the publicly available consolidated financial statements of the Company for recent years and interim periods to date and certain other relevant financial and operating data of the Company made available to Hambrecht & Quist from published sources and from the internal records of the Company; (ii) discussed with certain members of the managements of the Company and Genzyme the business, financial condition and prospects of the Company; (iii) reviewed the publicly available consolidated financial statements of Genzyme for recent years and interim periods to date; (iv) reviewed certain internal financial and operating information, including certain projections, relating to the Company prepared by the management of Genzyme; (v) reviewed the recent reported prices and trading activity for the Units and compared such information and certain financial information of the Company with similar information for certain other companies engaged in businesses Hambrecht & Quist considered comparable to that of the Company; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (vii) reviewed drafts of the offer documents and certain other materials to be filed with the Commission in connection with the Offer; and (viii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Hambrecht & Quist deemed relevant.

     In rendering its opinion, Hambrecht & Quist assumed and relied upon the accuracy and completeness of all of the information concerning the Company and Genzyme considered in connection with its review of the proposed transaction, and Hambrecht & Quist did not assume any responsibility for independent verification of such information. Hambrecht & Quist did not prepare any independent valuation or appraisal of any of the assets or liabilities of the Company, nor did Hambrecht & Quist conduct a physical inspection of the properties and facilities of the Company. With respect to the financial forecasts and projections made available to Hambrecht & Quist and used in its analysis, Hambrecht & Quist assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of the Company. For purposes of its opinion, Hambrecht & Quist assumed that the Company was not a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the proposed transaction with Genzyme and those activities undertaken in the ordinary course of conducting its business. Hambrecht & Quist's opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of its opinion and any change in such conditions would require a reevaluation of that opinion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the Hambrecht & Quist analyses set forth below does not purport to be a complete description of the analyses underlying the H&Q Opinion. In arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the summary set forth below, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation to the Special Committee and the H&Q Opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Genzyme. The analyses performed by Hambrecht & Quist (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  Analysis of Technology and Stage of Development

     Hambrecht & Quist reviewed and analyzed, among other things, the Field in which Neozyme II is engaged (i.e., the research, development and clinical testing of products for the treatment of cystic fibrosis), Neozyme II's intellectual property rights (which are limited to technology in the Field, with all technology developed by the Company with application outside the Field being licensed back to Genzyme exclusively on a royalty free basis) and approaches to treating CF. In connection with its review, Hambrecht & Quist retained the outside consulting services of an independent leading scientist in the field of CF, Dr. Rosenfeld. The role of Dr. Rosenfeld was not to appraise or value any of the Company's technology, but to assist Hambrecht & Quist in assessing, among other things, the quality and progress of the Company's science and its stage of scientific and clinical development. On the basis of its analysis, Hambrecht & Quist observed the following: (i) the Company's most advanced approach to treating cystic fibrosis has been gene therapy using an adenovirus vector; (ii) this approach has encountered several significant obstacles that make the development of a gene therapy product unlikely in the next few years (Genzyme forecasts commercialization in 2003); (iii) while gene therapy approaches using an adenoassociated virus or a lipid vector hold promise, these approaches are in comparatively early stages and a pivotal trial for a particular vector is not likely in the near future; and (iv) Genzyme's work in the areas of protein replacement and Hypergam(TM)+CF have proved to be disappointments and development of these products have been suspended and terminated, respectively.

  Comparable Company Analysis

     Hambrecht & Quist reviewed and compared selected historical financials, operating and stock market performance data of the Company to the corresponding data of four publicly traded biotechnology companies with a scientific focus in the area of gene therapy (the "Gene Therapy Companies"). The Gene Therapy Companies included in this Group were GeneMedicine Incorporated, Somatix Therapy Corporation, Targeted Genetics Corporation and Vical Incorporated. Hambrecht & Quist compared cash, book value, net income, enterprise value (consisting of equity value plus debt less cash) and burn rate (cash used in operating activities plus capital expenditures) for the latest available 12 month period ("LTM") for each of the Gene Therapy Companies with the Company. Hambrecht & Quist also analyzed the financial ratios of market value to cash and market value to book value. Hambrecht & Quist calculated the ratio of the cash position to the LTM burn rate of each of the Gene Therapy Companies to determine the "survival index" (the number of consecutive annual periods that such company could continue to fund cash losses at the rate experienced in the LTM from the most recently available reported cash without obtaining additional capital) and compared such information from such Gene Therapy Companies with the Company. The average enterprise value of the Gene Therapy Companies was $75.3 million ($70.3 million excluding the high and low) compared to an enterprise value of $61.4 million for the Company based on the Offer (assuming a value of $16.00 per Callable Warrant). Hambrecht & Quist noted that the Gene Therapy Companies had research projects in multiple disease areas while the Company is limited to the Field and has no rights to gene delivery or other technology outside the Field.

     Hambrecht & Quist also reviewed and compared selected historical and projected financials, operating and stock market performance data of certain publicly traded biotechnology and pharmaceutical companies (the "Established Companies Comparables"). This comparison provided a basis for the range of Price-Earnings ("P/E") multiples used in further analysis, particularly the Terminal Value (as defined below) in connection with the discounted cash flow analyses described below. The companies included in the Established Companies Comparables were the following: Johnson & Johnson, Merck & Co, Pfizer Inc., SmithKline Beecham, Glaxo-Wellcome, Chiron Corp., Amgen Inc. and Genentech Inc. Hambrecht & Quist did not attempt to prepare any further quantitative valuation analyses based on the Established Companies Comparables because Hambrecht & Quist believed that any comparative multiples that might be derived based upon earnings or other financial data of such companies would not be meaningful when applied to the Company's operating losses.

     Hambrecht & Quist also reviewed and analyzed the acquisition by Chiron of Viagene and the acquisition of Genetic Therapy by Sandoz. Hambrecht & Quist observed that Chiron acquired Viagene in a transaction valued at $102 million, representing a premium of 67% over the market value of Viagene stock one day prior to the transaction's announcement and that Sandoz acquired Genetic Therapy in a transaction valued at $295 million, representing a premium of 38% over the market value of Genetic Therapy stock one day prior to the transaction's announcement. Hambrecht & Quist did not attempt to prepare any further quantitative valuation analyses based on these acquisition transactions because Hambrecht & Quist believed that differences in the technologies of each company and the differences in the market conditions at the time such acquisitions were made would make such analyses meaningless.

  Comparable SWORD Analysis

     Hambrecht & Quist noted that the shares of Callable Common Stock had originally been offered as part of a unit financing in which purchasers bought a Unit consisting of (i) one share of Callable Common Stock, (ii) one Series N Warrant and (iii) one Callable Warrant. Hambrecht & Quist reviewed and analyzed the original offering of the Units and other comparable public offerings of special purpose funding companies commonly referred to as Stock Warrant for Off-Balance Sheet Research and Development Companies ("SWORDs"). Hambrecht & Quist also reviewed the stock prices and market performances of the Units and the comparable SWORD offerings. Where the stock of SWORD companies was repurchased by the SWORD sponsor in a negotiated transaction and not pursuant to the original purchase option, Hambrecht & Quist analyzed a number of factors, including the purchase price attributable to the technology, the discount to the original purchase option price and calculated the implied rate of return from the original offering date. The sponsor companies of the comparable SWORD offerings included in this analysis were ALZA Corp., Centocor, Inc. (two such offerings), Immunex Corporation, Elan Corporation PLC (two such offerings), Genetics Institute Inc., Gensia, Inc., Cytogen Corp., Genzyme Corporation (including only Neozyme Corporation and not Neozyme II Corporation), PerSeptive Biosystems Inc., and Ligand Pharmaceuticals, Inc./Allergan, Inc. (a co-sponsored SWORD). Hambrecht & Quist observed that the value of the average SWORD units had appreciated (inclusive of implied appreciation where such units had been repurchased by the sponsoring companies) approximately 71.6% (from offering date to September 19, 1996), as compared to a 63.4% increase in value of the Units. Hambrecht & Quist also observed that, at the time of the unit offering, the average value of the warrants at an assumed 40% volatility in the SWORD sponsoring company represented approximately 54.6% of the aggregate SWORD unit value and that in the case of the Company, the Genzyme warrants represented approximately 23.7% of the value of the Unit at the time of the original offering. Accordingly, Hambrecht & Quist observed that, of the $35.00 per Unit offering price, approximately $8.30 per Unit was allocable to the Series N Warrants and approximately $26.70 per Unit was allocable to the shares of Callable Common Stock and the Callable Warrants. The Series N Warrants originally included in the Units have separated from the Units and now trade separately under the symbol "GENZZ" (the closing price on September 19, 1996 was $11.50 per Series N Warrant). These figures were compared with a valuation of $29.00 per share of Callable Common Stock included in the Units and $16.00 per warrant for the Callable Warrants included in the Units. In addition, Hambrecht & Quist observed that the discount to the original purchase option price of SWORDs repurchased in negotiated transactions was 58.7%, compared to 61.5% for the Company pursuant to the Offer and that the rate of return in negotiated repurchases was -9.2% for the comparable SWORD repurchases, compared to 6.5% for the Units.

  Discounted Cash Flow Analysis

     Hambrecht & Quist analyzed the theoretical valuation of the Company based on the unlevered discounted cash flow of its projected financial performance under three scenarios: (i) the Company launches a cystic fibrosis product in 2003 in accordance with the projections Genzyme provided Hambrecht & Quist (the "Base Case"); (ii) the Company's anticipated product launch is delayed until 2004 (the "Delayed Scenario"); and (iii) the Company's anticipated product launch is accelerated by one year to 2002 (the "Accelerated Scenario"). In all three scenarios, Hambrecht & Quist used discount rates ranging from 25% to 40% to calculate the present value (the "Present Value") of the Company's projected stream of after-tax cash flows through 2005. Hambrecht & Quist then calculated a terminal value (the "Terminal Value") for the Company which represents the hypothetical value of selling the entire business at the end of 2005 and discounting the amount received from such hypothetical sale to its net present value (using the same discount rate as applied to the Present Value). The Terminal Value used under all scenarios was based upon multiples of 14.0x to 24.0x projected net income for the year 2005. The range of 14.0x to 24.0x projected net income reflects a range of P/E multiples derived from the Established Companies Comparables. For the purposes of this analysis, Hambrecht & Quist relied on the Genzyme management's estimate of projected revenues with respect to all scenarios and altered only the year in which such revenues would be recognized, with respect to the Delayed Scenario and the Accelerated Scenario. To estimate the total present value of the Company's business, before giving effect to its capital structure, Hambrecht & Quist added the Present Value to the Terminal Value.

     Using the Base Case, Hambrecht & Quist calculated a range of present values, including $41.9 million at a 35% discount rate and an 18.0x exit multiple, $72.3 million at a 30% discount rate and an 18.0x exit multiple, $50.7 million at a 35% discount rate and an 20.0x exit multiple and $84.8 million at a 30% discount rate and an 20.0x exit multiple. Using the Delayed Scenario, Hambrecht & Quist calculated a range of present values, including $3.2 million at a 35% discount rate and an 18.0x exit multiple, $17.0 million at a 30% discount rate and an 18.0x exit multiple, $8.0 million at a 35% discount rate and an 20.0x exit multiple and $23.8 million at a 30% discount rate and an 20.0x exit multiple. Using the Accelerated Scenario, Hambrecht & Quist calculated a range of present values, including $71.6 million at a 35% discount rate and an 18.0x exit multiple, $114.1 million at a 30% discount rate and an 18.0x exit multiple, $82.6 million at a 35% discount rate and an 20.0x exit multiple and $130.0 million at a 30% discount rate and an 20.0x exit multiple. Hambrecht & Quist observed that the Offer of approximately $70.0 million (assuming a value of $38.6 million for the Callable Warrants) for the Company fell within the middle ranges calculated using the Base Case Scenario, above the middle ranges calculated using the Delayed Scenario and below the middle ranges calculated using the Accelerated Scenario.

  Warrant Valuation Analysis

     Hambrecht & Quist analyzed the valuation of the Callable Warrants using the Black-Sholes option valuation formula. Such formula suggested that the value of the warrant for two shares of General Division Common Stock based on a range of volatility of 45% to 55% to be between $13.03 and $16.57. Additionally, such formula suggested that the value of the warrant for 0.135 share of Tissue Repair Common Stock based on a range of volatility to be between $0.32 and $0.42. Hambrecht & Quist also noted that the implied volatility based on a $16.00 warrant valuation was approximately 53.8%. Accordingly, Hambrecht & Quist concluded that the aggregated value of the Callable Warrants range from $32.2 million to $41.0 million, or $13.33 to $16.98 per Callable Warrant.

  Stock Trading History Analysis

     Hambrecht & Quist examined the trading history of (i) the Units in terms of both price and volume from September 5, 1995 to September 4, 1996 and (ii) the Units and Genzyme common stock, compared to the American Biotechnology Index from August 4, 1992 to September 6, 1996. Hambrecht & Quist noted that, over the period, the Units increased in value at a far greater rate than either Genzyme common stock or the American Biotechnology Index, which tended to trade in parallel.

     No company or transaction used in the above analyses is identical to the Company, Genzyme or the proposed transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared. The foregoing description of the H&Q Opinion is qualified in its entirety by reference to the full text of such opinion, which is attached hereto as Exhibit B.

  Certain Relationship; Terms of Engagement

     Hambrecht & Quist, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected Hambrecht & Quist to serve as its financial advisor in connection with the proposed transaction with Genzyme because it is an internationally recognized investment banking firm whose professionals have substantial experience in SWORDs transactions and transactions similar to the Offer and the Merger. Hambrecht & Quist has, from time to time, provided financial advisory services to Genzyme, and has received fees for rendering these services. In July 1996, Hambrecht & Quist acted as managing underwriter for a public offering of Genzyme Transgenics Corporation, an affiliate of Genzyme and received as compensation fees and commissions of approximately $312,000. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of the Company and Genzyme and receives customary compensation in connection therewith, and also provides research coverage for Genzyme. In the ordinary course of business, Hambrecht & Quist actively trades in the equity securities of the Company and Genzyme for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Genzyme.

     Pursuant to an engagement letter dated August 2, 1996, the Company agreed to pay Hambrecht & Quist a retainer in the amount of $50,000 and a fee in connection with its services as financial advisor to the Special Committee and the rendering of a fairness opinion. The Company paid a fee of $200,000 upon the delivery of the fairness opinion. The retainer and fairness opinion fee shall be credited against any Transaction Fee (as defined below). Upon consummation by the Company of the proposed transaction, the Company shall pay Hambrecht & Quist a fee (the "Transaction Fee"), payable in cash on closing, of 1.0% of the value of the consideration to be received by holders of Units plus 3.0% of the value of the consideration to be received by holders of Units in excess of $43.00. The Company has agreed to reimburse Hambrecht & Quist for its reasonable out of pocket expenses, and to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor. The amount of compensation to be paid to Hambrecht & Quist was determined by negotiations between the Special Committee and Hambrecht & Quist.

REASONS FOR THE TRANSACTION; PURPOSE AND STRUCTURE OF THE TRANSACTION; PLANS FOR THE COMPANY AFTER THE MERGER

     In determining to seek to acquire the Company, the Board of Directors of Genzyme carefully considered the status of the technology and product development of the Company, which is summarized below.

     STATUS OF PRODUCT DEVELOPMENT

  Product Opportunity

     CF is the most common fatal genetic disease afflicting the caucasian population. Approximately one in every 2,500 infants in the United States is born with the disease. Although improvements have been made over the last 20 years in alleviating certain symptoms of the disease and delaying its progress, the underlying disease remains untreated and patients have an average life expectancy of only 29 years. There are approximately 30,000 CF patients in North America.

     CF is caused by one or more mutations in the gene responsible for determining the molecular structure of a protein called cystic fibrosis transmembrane conductance regulator ("CFTR"). The absence of functional CFTR protein from the membrane of airway surface cells disrupts the ion transport mechanism of the cells and contributes to the formation of a thick, dehydrated mucus that cannot be eliminated from the lungs in the normal fashion. Build-up of this mucus fosters recurrent infections that cause breathing difficulties and damage to the lungs, eventually leading to respiratory failure and death. Elsewhere in the body, the gene defect often results in digestive, reproductive and other problems. Such other problems are unlikely to be alleviated in the event CF-induced airway and lung damage is effectively treated.

     Neozyme II's work relating to the treatment of CF initially concentrated on two promising therapies to correct the basic defect in CF airway cells: gene therapy to augment the mutant genes with genes that would enable the patient's cells to produce normal CFTR protein, and protein replacement therapy to augment the missing or defective CFTR protein with properly functioning CFTR protein. For technical and competitive reasons, the gene therapy approach has been emphasized during the last two years, and currently the protein replacement program is largely inactive. Neozyme II also funded NABI's efforts to develop passive immunization antibody products primarily for the prevention and treatment of bacterial infections common in CF patients. See "HyperGAM(TM)+CF" below.

  Progress to Date

     The gene responsible for the defective protein present in CF patients was identified by scientists at the University of Michigan and the Hospital for Sick Children in Toronto and their findings were published in 1989. Since that time, and on behalf of Neozyme II since March 1992, Genzyme scientists have intensively studied the gene and the protein and have made significant technical progress that should facilitate the development of effective therapies for the treatment of CF patients. These results have been published in leading scientific journals, and Genzyme has filed United States and foreign patent applications covering certain aspects of this work.

     GENE THERAPY. Gene therapy is a promising new technique being developed as a treatment for several genetic diseases including CF. To date, over 139 protocols for preliminary clinical studies of gene therapy for a variety of diseases have been approved by the National Institutes of Health.

     Because of the innovative nature of gene therapy and public policy issues surrounding the insertion of new genetic information into cells, the Company expects that early clinical evaluation will continue to entail especially careful testing in a limited number of patients. On behalf of Neozyme II, Genzyme is currently conducting preliminary clinical testing of Neozyme II's gene therapy products. The timing and results of these initial studies will determine whether and when pivotal trials to determine safety and effectiveness will be undertaken. These pivotal trials may involve large groups of patients for lengthy periods of time in order to address the uncertainties surrounding insertion of new genetic information into humans and to show clinical effectiveness in the treatment of a progressive disease. All of Genzyme's efforts related to gene therapies for CF are funded by Neozyme II.

     On behalf of Neozyme II, Genzyme scientists have demonstrated that the defective ion transport mechanism present in airway cells taken from CF patients can be corrected in vitro by the insertion of normal CFTR genes into the cells. However, the techniques for inserting genetic material into cells outside the body are not expected to be useful in gene therapy for CF because there is no practical way to remove and re-implant cells from the airways of CF patients. For this reason, Neozyme II's proposed gene therapy Product will likely need to be administered directly to the airways of the lung. Neozyme II believes that its gene therapy Product would need to be readministered periodically as the transferred gene ceases to function or is lost and as the treated cells naturally die and are replaced.

     Vectors are presently regarded as critical components of gene therapeutics which facilitate targeting and delivery of genetic material to the appropriate cells and affect the efficiency and duration of gene expression. On behalf of Neozyme II, Genzyme is developing both viral and non-viral vectors for delivering the gene encoding CFTR to the surface cells lining the airways. Animal studies aimed at demonstrating the potential safety and effectiveness of a variety of vectors have been initiated and several have been successfully completed and reported in scientific journals.

     Viral Vectors. On behalf of Neozyme II, Genzyme and collaborators at the University of Iowa, in 1993, conducted a small study in CF patients using an adenovirus-gene product administered to nasal epithelium. Results collected from the study showed that it is possible to correct the biochemical defect in CF cells in nasal epithelium in vivo. The study results, published in October 1993, were the first published report of a successful gene transfer in CF patients and the first successful application of an adenovirus vector in gene therapy. However, in a 1995 publication reporting the results of a similar study, researchers from the University of North Carolina questioned the efficacy of gene transfer using adenovirus.

     In December 1993, a Genzyme collaborator received Recombinant DNA Advisory Committee ("RAC") approval for a study involving repeat administration of Genzyme's second generation adenovirus vector to the nasal epithelium and sinus passages of CF patients. The nasal part of this study was initiated during the first quarter of 1994 and was completed in the second quarter of 1995. Aggregated data from this study showed limited evidence of gene expression at the intermediate doses but not at the highest dose. The virus appeared safe, but a complex immune response to the adenovirus was measured in almost all patients. This and other data obtained in animals and submitted for publication in 1995 suggest that immune response may limit the efficacy of repeat dose therapy with adenovirus. The sinus study was not conducted due to the lack of interpretable baseline data in the CF sinus.

     During the fourth quarter of 1994, Genzyme received RAC approval and submitted a protocol to the United States Food and Drug Administration (the "FDA") for a two part safety study involving administration of its second generation adenovirus vector to the lungs of up to 40 CF patients via bronchoscope and aerosol. Bronchoscopic administration commenced in the first quarter of 1995, and aerosol administration commenced in September 1995. Additionally, in September 1995, Genzyme switched to the use of a third-generation adenovirus vector with an improved safety profile as part of this same study. The study is currently ongoing.

     In parallel with these clinical studies, Genzyme, on behalf of Neozyme II, is conducting extensive research into proving the safety and efficacy of adenovirus. Particular emphasis is being placed on immunology, since it now appears that new vectors or methods need to be developed so as to reduce the patient's immune response and to increase the efficacy of adenovirus vectors. Such improvements may be necessary in order for adenovirus vectors to be clinically useful in chronic therapy.

     Non-Viral Vectors. In addition to pursuing adenovirus and other viral vectors, Neozyme II is developing lipid-DNA complexes as vectors for gene therapy. Neozyme II believes that lipid-based vectors may offer advantages due to their reduced immunogenicity and ease of manufacture relative to viral vectors. Genzyme has synthesized, evaluated and filed patent applications on numerous new lipids. Several of these have shown significantly greater activity in vivo than commercially available lipids. To augment its internal efforts, Genzyme has entered into arrangements with third parties to gain access to non-viral gene delivery technologies. To date, the most significant such arrangement is an October 1993 exclusive research agreement with Vical, Inc. to evaluate Vical's cytofectins as non-viral gene delivery vectors for treating CF. The plasmid expression system containing the DNA also affects expression efficiency, and Genzyme has designed various new plasmid constructs to enhance expression. Although substantial progress has been made in both lipid and plasmid constructs, currently the optimal formulation of the best lipid-DNA complex is still less efficient than adenovirus as measured in single dose in vivo experiments.

     In December 1993, a Genzyme collaborator received RAC approval for a CF nasal protocol utilizing a lipid-DNA complex containing DMRIE, one of Vical's proprietary cytofectins. This study commenced in September 1995 and is currently ongoing. In December 1994, Genzyme also initiated a collaboration with a British academic group for purposes of further studying Neozyme II's proprietary lipid-DNA complexes.

     In December 1995, Genzyme submitted an IND to the FDA for a nasal study using a proprietary lipid-DNA complex developed by Genzyme. The study was initiated in January 1996 by Genzyme and its collaborators at the University of Iowa and completed in the second quarter of 1996. The study entailed the administration of the lipid-DNA complex to one nostril of nine CF patients and administration of the DNA plasmid alone to the patients' other nostril as a control. Although the results showed that the lipid-DNA compound was well tolerated, they did not demonstrate the lipid-DNA compound to be superior to the plasmid DNA in improving ion exchange across the cell membrane. A follow-on study to gather additional information is planned for later this year.

     Also in the second quarter of 1996, Genzyme completed a safety study in which the lipid alone was delivered in aerosol form to the lungs of 15 non-CF volunteers. The study showed that aerosolized delivery of the lipid to the lung was well tolerated. Based on these results, a pilot study involving aerosol administration of a lipid-DNA complex to the lungs of CF patients was planned to start later this year in the United Kingdom ("UK"). The commencement of this trial was placed on hold by the UK Medicines Control Agency ("MCA"), pending resolution of certain safety issues raised by the MCA. Genzyme has responded to these issues and submitted a revised protocol for the trial. There can be no assurance that the MCA will accept the revised protocol or require additional data that would further delay the trial. In the event that the revised protocol is not accepted, Genzyme plans to revise the IND currently on file with the FDA for the lipid-DNA complex to include an aerosol protocol.

     Protein Replacement Therapy. CFTR is a membrane protein, a class of molecules which historically has been difficult to produce in conventional cell culture in active form and large quantities. Genzyme, however, has been able to develop recombinant cell lines that can synthesize the protein and has published data on the feasibility at laboratory scale of producing and purifying functional CFTR protein from mammalian and insect cells. In collaboration with researchers at Tufts University and Genzyme Transgenics Corporation, transgenic expression techniques were used successfully to breed mice and rabbits that secrete human CFTR protein in their milk. Based on these results, Genzyme engaged Genzyme Transgenics Corporation to develop transgenic goats that express CFTR in their milk. Although one transgenic goat has been born, it did not synthesize measurable CFTR in its milk and no further work is currently underway.

     As a membrane protein, CFTR must be delivered into the cell membrane to be effective. On behalf of Neozyme II, Genzyme has investigated various methods to deliver the CFTR protein across the planar bilayer of epithelial cells. In 1995, Genzyme reported in several publications the technical feasibility of delivering small but detectable amounts of functional CFTR to epithelial cells in vitro using virosomes. However, the effect detected was transient.

     As a theoretical matter, gene therapy is significantly more efficient than protein replacement because each DNA particle delivered will produce multiple copies of protein; whereas, in protein replacement, each delivered unit results in delivery of only one protein molecule. Both protein replacement and gene therapy have significant technical challenges related to delivery, but since gene therapy is more efficient once delivered, Genzyme has chosen to concentrate its efforts in this area. Although still a potentially viable approach, currently the protein replacement program is largely inactive.

     HyperGAM(TM)+CF. In August 1993, Genzyme entered into an alliance with NABI to develop a polyclonal antibody product called HyperGAM(TM)+CF for use in passive immunization of CF patients infected with Pseudomonas bacteria, which are a major medical problem associated with CF and a frequent cause of hospitalization. Neozyme II believed that HyperGAM(TM)+CF could be complementary to the Company's gene therapy or protein replacement products by preventing or treating Pseudomonas infections in conjunction with correcting the basic defect in airway cells. In exchange for funding Genzyme's share of NABI's development costs, Neozyme II received the exclusive right to market HyperGAM(TM)+CF worldwide and share in the profits with NABI.

     A Phase I clinical trial involving single dose administration of HyperGAM(TM)+CF was completed in 1994 and showed that HyperGAM(TM)+CF appeared to be safe and supported a monthly dosing regimen. A multi-center, dose ranging Phase II clinical trial to assess safety and efficacy of the product in chronic administration commenced in the first quarter of 1995. In June 1996, Neozyme II and NABI announced the halt of the Phase II clinical trial for HyperGAM(TM)+CF because an interim analysis of the trial data showed no evidence of a reduction in the number of acute pulmonary exacerbations in trial participants. No major issues with the safety of the product were identified. On June 21, 1996, after review of the interim analysis data, the Board of

Directors of Neozyme II voted unanimously to terminate the license and development agreement with NABI. Under the terms of the agreement with NABI, Neozyme II is required to reimburse NABI for certain costs incurred in connection with the wind down of the HyperGAM(TM)+CF program up to a maximum of $900,000.

     REASONS FOR THE TRANSACTION

     Genzyme believes that a gene-based therapy for CF represents the most promising approach for addressing this important unmet medical need. Despite significant development progress under the CF Program, however, the key milestone of demonstrating clinical efficacy of a gene therapy approach has not been and, Genzyme believes, will not be demonstrated until well after the expiration of the Purchase Option on December 31, 1996, if at all. Accordingly, Genzyme believes the value of Neozyme II is significantly below the current Purchase Option Exercise Price and, absent unforeseen progress in the CF Program, Genzyme does not intend to exercise the Purchase Option.

     Notwithstanding the present intention not to exercise the Purchase Option, the Genzyme Board of Directors has determined that the acquisition of Neozyme II at this time on and subject to the terms of the Purchase Agreement is in the best interests of Genzyme and its stockholders for the following reasons:

  Acceptable Valuation and Timing; Avoid Dilution

     Genzyme believes that the transaction allows Genzyme to acquire Neozyme II at a price that appropriately reflects the value of Neozyme II at its current stage of development and within the time frame contemplated at the inception of Neozyme II. In addition, as a result of the Offer, the number of outstanding warrants to acquire Genzyme stock was significantly reduced, thereby reducing potential future dilution of Genzyme stock.

  Continuity of Program Development

     Genzyme desires to maintain its commitment to the CF community to continue the research, development and clinical evaluation of the two gene therapy approaches currently being evaluated in the CF Program in an effort to reach the key milestone of demonstrating clinical efficacy as soon as possible. Genzyme expects, however, that advancing the CF Program through demonstration of clinical efficacy will require significant additional investment materially in excess of the remaining resources available from Neozyme II, which resources will be substantially depleted by the end of 1996. If the Offer had been rejected, Neozyme II would have been required to seek alternative sources of capital to continue funding the CF Program, such as raising additional capital, an acquisition by a third party or some form of collaboration with a third party. Genzyme believes that any such alternative would have involved significant time, expense and uncertainty and, more important, could have resulted in the interruption of the research, development and clinical evaluation efforts being conducted under the CF Program. Any such interruption could have a material adverse effect on the time required to demonstrate clinical efficacy. Acquiring Neozyme II at this time, therefore, allows Genzyme to maintain its commitment to the CF community, while preserving the continuity of its CF development efforts.

  Preservation of Competitive Advantage

     While the CF Program has experienced setbacks relating to the failure of HyperGAM(TM)+CF and the largely inactive status of the protein replacement program due to the significant technical challenges related to this approach, Genzyme believes that, with both viral and non-viral vector systems in clinical evaluation for CF, the CF Program is the most comprehensive program among those competitors active in the CF field. Substantially all of the value created by the CF Program derives, however, from the intellectual property developed under the CF Program. If Neozyme II had been required to seek alternative sources of capital to continue funding the CF Program, Genzyme believes that Neozyme II would have been required to disclose such intellectual property to interested third parties, including existing or potential competitors, in connection with seeking such funding and that such disclosure notwithstanding the existence of non-disclosure agreements, could have jeopardized the competitive position and diminish the value of the CF Program and related gene delivery technology developed by Genzyme. Genzyme believes that the acquisition of Neozyme II by

Genzyme at this time would avoid the risks of such disclosure and, accordingly, would allow Genzyme to preserve the competitive advantage of the CF Program.

  Investor Relations

     Genzyme expects that substantial commitments in time and capital will be required to advance the CF Program through a demonstration of clinical efficacy. In view of these commitments, the value realizable by the existing investors in Neozyme II could fall well below the $45.00 per Unit paid by Genzyme in the Offer and the $29.00 per share to be paid by Genzyme in the Merger. Accordingly, Genzyme believes that effecting the Offer and the Merger at the prices set forth above allows investors to realize a fair price for their investment, while avoiding the risk of any such future decline in the value of Neozyme II.

  Potential Gene Therapy Collaborations

     Genzyme views the CF market and the gene therapy approach as an attractive opportunity that fits well with Genzyme's corporate objectives of developing novel therapeutics to address significant unmet medical needs. In particular, Genzyme has developed significant expertise outside of the CF field and the acquisition of rights to gene therapy-based programs within the CF field provides Genzyme with the ability to accelerate its overall gene therapy development by continuing work on the most advanced programs, thereby making Genzyme a more attractive partner.

     In reaching its determination that the acquisition of Neozyme II at this time on and subject to the terms of the Offer and the Merger is fair to and in the best interests of Genzyme and its stockholders, the Genzyme Board of Directors evaluated the factors considered by it in light of the directors' knowledge of the business and operations of Genzyme and Neozyme II and their respective business judgments. In addition, the Genzyme Board considered the Robertson, Stephens & Company Presentation and the Robertson, Stephens & Company Opinion that, based upon and subject to the factors and assumptions set forth in such opinion, the price per Unit to be paid in the Offer was fair to Genzyme from a financial point of view. The Genzyme Board of Directors did not find it practicable to and did not quantify or assign relative weight to the specific factors considered by it in reaching its determination. A detailed description of the Robertson, Stephens & Company Presentation and the Robertson, Stephens & Company Opinion are set forth below.

     OPINION OF FINANCIAL ADVISOR TO GENZYME

     Robertson, Stephens & Company acted as Genzyme's exclusive financial advisor and as Dealer Manager in connection with the Offer. Robertson, Stephens & Company was engaged on the basis of its experience as a financial advisor in connection with mergers and acquisitions as well as on its industry knowledge and familiarity with the Company.

     At a special meeting of the Genzyme Board held on September 17, 1996, Robertson, Stephens & Company made the Robertson, Stephens & Company Presentation and, on September 20, 1996, Robertson, Stephens & Company delivered the Robertson, Stephens & Company Opinion to the Genzyme Board. No limitations were imposed by the Genzyme Board upon Robertson, Stephens & Company with respect to investigations made or procedures followed by Robertson, Stephens & Company in rendering the Robertson, Stephens & Company Opinion. Robertson, Stephens & Company was not requested to opine as to the fairness of the price per Unit paid in the Offer to the Company or to the Company's shareholders or the fairness of the consideration to be paid by Genzyme pursuant to the Merger.

     The full text of the Robertson, Stephens & Company Opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Robertson, Stephens & Company, was filed as an exhibit to the Rule 13E-3 Transaction Statement on Schedule 13E-3 filed by Genzyme, Neozyme II and Acquisition Corp. in connection with the Offer and is available for inspection and copying at the Commission's principal office. See "AVAILABLE INFORMATION." The Robertson, Stephens & Company Opinion has been provided to the Genzyme Board for its information. It is directed only to the fairness from a financial point of view to Genzyme of the per Unit price to be paid by Genzyme pursuant to the Offer and does not constitute a recommendation to any shareholder as to how such shareholder should act.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Robertson, Stephens & Company Opinion or the Robertson, Stephens & Company Presentation. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Robertson, Stephens & Company did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Robertson, Stephens & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

     For purposes of the Robertson, Stephens & Company Opinion, Robertson, Stephens & Company, among other things: (i) reviewed financial information regarding the Company furnished to Robertson, Stephens & Company by the Company, including certain financial forecasts prepared by the management of the Company;
(ii) reviewed publicly available information regarding the Company; (iii) held discussions with the management of the Company concerning the business, past and current business operations, financial condition and future prospects of the Company; (iv) reviewed a draft dated September 20, 1996 of the Purchase Agreement; (v) reviewed the stock price and trading history of the Company; (vi) reviewed the valuations of publicly traded companies that Robertson, Stephens & Company deemed comparable to the Company; (vii) compared the financial terms of the Offer with other transactions which Robertson, Stephens & Company deemed relevant; (viii) prepared a discounted cash flow analysis of the Company; (ix) analyzed the value of the Callable Warrants; and (x) made such other studies and inquiries, and reviewed such other data, as Robertson, Stephens & Company deemed relevant.

     In arriving at its opinion, Robertson, Stephens & Company did not independently verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. Furthermore, Robertson, Stephens & Company did not make any independent appraisal of the properties or assets and liabilities of the Company, nor was Robertson, Stephens & Company furnished with any such evaluations or appraisals. With respect to the financial forecasts (and the assumptions and bases therefor) of the Company provided to Robertson, Stephens & Company by the management of the Company, Robertson, Stephens & Company assumed that such forecasts had been reasonably prepared in good faith on the basis of reasonable assumptions and reflected the best available estimates and judgments of the management of the Company as to the likely future financial performance of the Company. In that regard, Robertson, Stephens & Company relied on the assumptions of the management of the Company with respect to the effect on such forecasts of the potential outcome of the Company's pending patent applications. The Robertson, Stephens & Company Opinion was necessarily based upon market, economic, and other conditions that existed and could be evaluated as of the date of the Robertson, Stephens & Company Opinion and on information available to Robertson, Stephens & Company as of such date.

     The following is a summary of the analyses performed by Robertson, Stephens & Company in connection with the preparation of the Robertson, Stephens & Company Presentation and the Robertson, Stephens & Company Opinion. A copy of the Robertson, Stephens & Company Presentation will be made available for inspection and copying at the principal executive offices of Genzyme during regular business hours by any interested Neozyme II shareholder, or his representative who has been so designated in writing.

  Stock Price and Trading History

     Robertson, Stephens & Company reviewed the trading activity of the Units and the Series N Warrants, including the daily closing price and daily volume of each of the Units and the Series N Warrants, for the period from January 3, 1995 to September 13, 1996 and identified certain events that had a significant effect on the prices of the Units and the Series N Warrants.

  Valuation Analysis

     Introduction. In valuing the Units, Robertson, Stephens & Company performed a comparable company analysis, a comparable transaction analysis, a discounted cash flow analysis and a warrant valuation analysis, each of which is described in detail below. The comparable company analysis, comparable transaction analysis for acquisitions of non-SWORDS (as defined below) and discounted cash flow analysis were used to determine ranges for the Technology Value (as defined below) of the Company. The comparable transaction analysis for acquisitions of SWORDS was used to calculate the premiums paid by acquiring companies in comparable acquisitions in order to determine the Equity Value (as defined below) of the Company. For the warrant valuation analysis, Robertson, Stephens & Company used the Black-Scholes formula to determine an implied value per Callable Warrant. By adding to the Technology Value the implied aggregate value of the Callable Warrants, based on an implied value, solely for purposes of this analysis, per Callable Warrant of $15.12, Robertson, Stephens & Company determined the equity value of the Company (the "Equity Value"), which represents the aggregate market capitalization of the Units.

     Comparable Company Analysis. Robertson, Stephens & Company performed an analysis of companies engaged in research and development activities in the area of gene therapy and which are considered by Robertson, Stephens & Company to be reasonably comparable to the Company. The Tier 1 companies identified by Robertson, Stephens & Company comprise Somatix Therapy Corporation and Vical Incorporated (the "Tier 1 Companies"), and the Tier 2a companies identified by Robertson, Stephens & Company comprise Avigen, Inc., Cell Genesys, Inc., GeneMedicine, Inc. and Targeted Genetics Corporation (the "Tier 2a Companies"). Robertson, Stephens & Company identified as the Tier 2b companies Immusol, Inc., Introgen Therapeutics, Inc. and Transkaryotic Therapies, Inc. (the "Tier 2b Companies"), each of which had recently filed a registration statement with respect to an initial public offering. Robertson, Stephens & Company noted that the Tier 1 Companies generally trade at significantly higher market capitalizations than the Tier 2a Companies because they have one or more of the following characteristics: (i) more enabling technologies, (ii) more substantial corporate endorsements, (iii) broader patent estates, (iv) later stages of clinical development and (v) more significant disease market opportunities.

     Robertson, Stephens & Company then determined a Technology Value range. For purposes of this methodology, Robertson, Stephens & Company defined Technology Value as the market capitalization less cash and cash equivalents for each of the comparable companies. For the Tier 1 Companies and the Tier 2a Companies, market capitalization was based on market data as of September 13, 1996. For the Tier 2b Companies, market capitalization was based on the mid-point of the proposed initial public offering price disclosed in each such company's registration statement and the expected number of fully diluted shares outstanding immediately after such offering.

     Based on this analysis, Robertson, Stephens & Company determined a range of Technology Value of (i) between $104.7 million and $169.3 million for the Tier 1 Companies, (ii) between $28.4 million and $57.5 million for the Tier 2a Companies and (iii) between $115.4 and $168.5 million for the Tier 2b Companies. By including the implied value of the Callable Warrants, Robertson, Stephens & Company calculated a range of Equity Value of (i) between $141.2 million and $205.8 million, or $58.46 and $85.23 per Unit, based on the Tier 1 Companies,
(ii) between $64.9 million and $94.0 million, or $26.89 and $38.91 per Unit, based on the Tier 2a Companies and (iii) between $151.9 million and $205.0 million, or $62.90 and $84.90 per Unit, based on the Tier 2b Companies.

     Robertson, Stephens & Company also reviewed the trading performance of the Units over the period from January 3, 1995 to September 13, 1996 and compared such performance with that of indices representing the average trading prices for each of the Tier 1 Companies and the Tier 2a Companies. Such review indicated that, over such period, the trading price of the Units, the Tier 1 Companies and the Tier 2a Companies increased by 55.5%, 82.7% and 0.4%, respectively.

     No company utilized in the comparable company analysis was identical to the Company. In particular, Robertson, Stephens & Company noted that the Company's assets are limited to determining the application of potential gene therapy products in the treatment of CF only. Certain of the comparable companies have broader gene therapy technology programs, with potential applications to CF and the treatment of other diseases. Accordingly, an analysis of the results of such a comparison is not purely mathematical as several factors that are not relevant to the Company could affect the public trading value of the comparable companies to which the Company is being compared.

     Comparable Transaction Analysis: Acquisitions of SWORDS
Companies. Robertson, Stephens & Company analyzed publicly available information for 11 Stock/Warrant for Off balance sheet Research and Development Subsidiary ("SWORDS") acquisitions within the biopharmaceutical industry (the "SWORDS Acquisitions") considered by Robertson, Stephens & Company to be reasonably comparable to the Company. The SWORDS Acquisitions analyzed were: (i) PerSeptive Biosystems, Inc.'s acquisition of PerSeptive Technologies II Corporation, (ii) Elan Corporation, plc's acquisition of Advanced Therapeutic Systems Limited,
(iii) Cytogen Corporation's acquisition of CytoRad Corporation, (iv) Centocor, Inc.'s acquisition of Tocor II, Inc., (v) Gensia Pharmaceuticals Inc.'s acquisition of Aramed, Inc., (vi) Genetics Institute, Inc.'s acquisition of SciGenics Incorporated, (vii) Genzyme Corporation's acquisition of Neozyme I Corporation, (viii) Elan Corporation, plc's acquisition of Drug Research Corp.,
(ix) Immunex Corporation's acquisition of Receptech Corp., (x) Centocor, Inc.'s acquisition of Tocor, Inc. and (xi) Alza NV's acquisition of Bio-Electro Systems, Inc. In five of the SWORDS Acquisitions, the acquiring sponsor company exercised its contractual option to acquire the SWORDS company. The other six SWORDS Acquisitions were negotiated transactions at prices below the option exercise price.

     For each of the SWORDS Acquisitions, Robertson, Stephens & Company determined (i) the annual compounded return, (ii) the premium paid to the SWORDS unit price, or to the aggregate price of the SWORDS common stock and the detachable warrants to acquire the common stock of the sponsor company ("Sponsor Warrants") for those SWORDS whose Sponsor Warrants had detached from the SWORDS units and were trading separately (the "Combined Premium"), 28 days prior to the date of announcement of the SWORDS Acquisition and (iii) the premium paid to the SWORDS unit price, or to the SWORDS common stock price for those SWORDS whose Sponsor Warrants had detached from the SWORDS units and were trading separately (the "Ex-Sponsor Warrant Premium"), 28 days prior to the date of announcement of the SWORDS Acquisition. Robertson, Stephens & Company determined that (i) the annual compounded return for the SWORDS Acquisitions ranged from -28.5% to 42.9%, (ii) the Combined Premium ranged from -3.6% to 135.6% and (iii) the Ex-Sponsor Warrant Premium ranged from 1.5% to 143.8%. Excluding the SWORDS Acquisitions effected upon the exercise of the sponsor company's contractual purchase option, such ranges were -28.5% to 26.4%, -3.6% to 135.6% and 2.8% to 143.8%, respectively.

     Robertson, Stephens & Company calculated a range for the Equity Value by
(i) applying the annual compounded return to the Unit Offering price of $35.00 per Unit and (ii) applying the Ex-Sponsor Warrant Premium to the market price of the Units as of September 5, 1996. In each such case, Robertson, Stephens & Company excluded from its analysis the SWORDS Acquisitions effected upon the exercise of a contractual purchase option. Based on this analysis, Robertson, Stephens & Company calculated ranges of Equity Value of (i) between -$7.2 million and $209.4 million, or -$2.97 and $86.71 per Unit, applying the annual compounded return, and (ii) between $110.1 million and $261.2 million, or $45.60 and $108.16 per Unit, applying the Ex-Sponsor Warrant Premium.

     No company utilized in the comparable SWORDS Acquisitions analysis was identical to the Company, and no transaction utilized in the comparable SWORDS Acquisitions analysis was identical to the Offer and the Merger. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the acquisition value of such companies and the Company.

     Comparable Transaction Analysis: Acquisitions of Non-SWORDS Early-Stage Biotechnology Companies. Robertson, Stephens & Company analyzed publicly available information for seven acquisitions of non-SWORDS, early-stage biotechnology companies (the "Non-SWORDS Acquisitions") considered by Robertson, Stephens & Company to be reasonably comparable to the Company (each, an "Acquired Company"). The Non-SWORDS Acquisitions analyzed were: (i) Targeted Genetics Corporation's acquisition of RGene Therapeutics, Inc., (ii) Schering-Plough Corporation's acquisition of Canji, Inc., (iii) Rhone-Poulenc Rorer Inc.'s acquisition of Applied Immune Sciences, Inc., (iv) Sandoz AG's acquisition of Genetic Therapy, Inc., (v) Cytogen Corporation's acquisition of Cellcor, Inc., (vi) Chiron Corporation's acquisition of Viagene, Inc. and (vii) Ligand Pharmaceuticals Incorporated's acquisition of Glycomed Incorporated.

     For the Non-SWORDS Acquisitions, Robertson, Stephens & Company calculated the price paid by the acquiring company as a multiple of (i) the total research and development expenses accrued for the Acquired Company since its inception including, where applicable, in-process research and development (the "R&D Multiple") and (ii) the Technology Value of the Acquired Company (the "Technology Value Multiple"). For purposes of this methodology, Robertson, Stephens & Company defined Technology Value as the equity market capitalization of the Acquired Company one month prior to the announcement date of the acquisition plus total debt less current cash. In addition, Robertson, Stephens & Company calculated the premium paid for the Acquired Company to the price per share of the Common Stock of the Acquired Company (a) one day prior to the announcement date of the acquisition (the "One Day Premium") and (b) one month prior to the announcement date of the acquisition (the "One Month Premium"). Robertson, Stephens & Company excluded from its acquisition premium analysis two of the Acquired Companies that were not publicly traded as of the date of the acquisition. Robertson, Stephens & Company determined that (i) the R&D Multiple ranged from 0.7x to 7.4x, (ii) the Technology Value Multiple ranged from 1.5x to 3.1x, (iii) the One Day Premium ranged from 33.0% to 149.4% and (iv) the One Month Premium ranged from 35.3% to 95.3%.

     Robertson, Stephens & Company calculated a range for the Equity Value by applying (i) the R&D Multiple to total research and development expenses for the CFTR gene therapy program (but not for the HyperGAM(TM)+CF and CFTR protein replacement therapy programs) since the inception of the Company of $36.6 million, (ii) the Technology Value Multiple to an estimated Technology Value (which, solely for purposes of this analysis, Robertson, Stephens & Company deemed to be $71.0 million, calculated as the market value of the Company as of September 13, 1996 less the implied aggregate value of the Callable Warrants),
(iii) the One Day Premium to an acquisition price of $29.25 per share of the Callable Common Stock and (iv) the One Month Premium to an acquisition price of $29.25 per share of the Callable Common Stock. Based on this analysis, Robertson, Stephens & Company calculated a range of Equity Value of (a) between $61.2 million and $306.6 million, or $25.36 and $126.94 per Unit, applying the R&D Multiple, (b) between $140.5 million and $256.1 million, or $58.18 and $106.06 per Unit, applying the Technology Value Multiple, (c) between $130.5 million and $212.7 million, or $54.03 and $88.06 per Unit, applying the One Day Premium, and (d) between $132.1 million and $174.5 million, or $54.70 and $72.27 per Unit, applying the One Month Premium.

     No company utilized in the comparable Non-SWORDS Acquisitions transaction analysis was identical to the Company, and no transaction utilized in the comparable Non-SWORDS Acquisitions analysis was identical to the Offer and the Merger. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the acquisition value of such companies and the Company.

     Discounted Cash Flow Analysis. Robertson, Stephens & Company performed a discounted cash flow analysis of the projected cash flows of the Company for the years 1997 through 2006 to 2008, based upon projections provided to Robertson, Stephens & Company by the management of the Company. In conducting its discounted cash flow analysis, Robertson, Stephens & Company utilized projections representing three cases, each developed by the management of the Company. These cases consisted of a base case (the "Base Case") and two adjusted cases (the "Upside Case" and the "Downside Case"). In developing the three cases, the management of the Company made certain assumptions regarding (i) patient growth, (ii) market penetration, (iii) non-U.S. revenues and (iv) royalty income. None of the cases assigned any value to discontinued or suspended research operations, including the HyperGAM(TM)+CF and CFTR protein replacement therapy programs.

     For each of the three cases, Robertson, Stephens & Company calculated a range for the Technology Value. For purposes of this analysis, Robertson, Stephens & Company utilized discount rates ranging from 30.0% to 35.0% and terminal value multiples of earnings before interest and taxes ("EBIT") ranging from 8.0x to 10.0x.

     Based on this analysis, Robertson, Stephens & Company calculated a range of Technology Value of (i) between $20.9 million and $85.0 million, or $8.64 and $35.19 per share of the Callable Common Stock, based on the Base Case, (ii) between $49.9 million and $153.8 million, or $20.68 and $63.69 per share of the Callable Common Stock, based on the Upside Case, and
(iii) between $4.0 million and $61.4 million, or $1.65 and $25.41 per share of the Callable Common Stock, based on the Downside Case. By including the implied value of $15.12 per Callable Warrant, Robertson, Stephens & Company calculated a range of Equity Value of (i) between $57.4 million and $121.5 million, or $23.78 and $50.32 per Unit, based on the Base Case, (ii) between $86.4 million and $190.3 million, or $35.79 and $78.81 per Unit, based on the Upside Case, and
(iii) between $40.5 million and $97.9 million, or $16.78 and $40.55 per Unit, based on the Downside Case. Robertson, Stephens & Company noted that a discounted cash flow analysis is a less reliable indicator of value for an early-stage biopharmaceutical company such as the Company due to, among other things, the uncertainties in developing a therapeutic product that satisfies both regulatory and market requirements.

     Valuation of Callable Warrants. Robertson, Stephens & Company also performed a valuation of the maximum theoretical price per Callable Warrant by using the Black-Scholes formula for valuing warrants of publicly traded companies. The Black-Scholes formula incorporates the following information: (i) a price per share of common stock, calculated as the sum of the price per share of General Division Common Stock, par value $.01 per share, of Genzyme ("General Share"), multiplied by two and the price per share of Tissue Repair Division Common Stock, par value $.01 per share, of Genzyme ("Tissue Repair Share") multiplied by 0.135, (ii) an exercise price of the Callable Warrants, calculated as the 20-day trailing average of the sum of the price per share of a General Share multiplied by two and the price per share of a Tissue Repair Share multiplied by 0.135, (iii) an exercise date of the Callable Warrants of December 31, 1998, (iv) an interest rate of 6.3%, (v) estimated levels of volatility ranging from 40.9% to 60.9% and (vi) an adjustment in the price per General Share due to dilution. Robertson, Stephens & Company computed a per Callable Warrant value ranging from $12.19 to $17.03, respectively. For purposes of this analysis, Robertson, Stephens & Company noted that one reliable indicator of the value of the Callable Warrants is the historical 100-day volatility of the blended General Shares and Tissue Repair Shares, which is 52.9% and yields an adjusted value per Callable Warrant of $15.12.

  General

     The preparation of fairness opinions involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. Accordingly, Robertson, Stephens & Company believes its analyses must be considered as a whole and that considering any portion of such analyses and the factors, without considering all such analyses and current factors, could create a misleading or incomplete view of the process underlying such opinions. In its analyses, Robertson, Stephens & Company made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which such businesses actually may be sold.

     Robertson, Stephens & Company was engaged on the basis of its experience as a financial advisor in connection with mergers and acquisitions as well as on its industry knowledge and familiarity with the Company. Robertson, Stephens & Company is a nationally recognized investment banking firm. As part of its investment banking business, Robertson, Stephens & Company is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. In the course of its market-making and other activities, Robertson, Stephens & Company may, from time to time, have a long or short position in and buy and sell securities of the Company.

     Genzyme agreed to pay Robertson, Stephens & Company a total fee of $440,000 for its services as financial advisor to Genzyme and as Dealer Manager. Of such total fee, $50,000 was paid upon the purchase of Units pursuant to the Offer. Genzyme also agreed to reimburse Robertson, Stephens & Company for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel. Genzyme has further agreed to indemnify Robertson, Stephens & Company for certain liabilities relating to or arising out of services provided by Robertson, Stephens & Company as financial advisor or as Dealer Manager, including, without limitation, certain liabilities under U.S. federal securities laws.

     PURPOSE AND STRUCTURE OF THE TRANSACTION

     The purpose of the Offer and the Merger is to enable Genzyme, through its wholly owned subsidiary, to acquire the entire equity interest of the Company, and to enable Genzyme to acquire the Callable Warrants associated with the Units that were tendered to reduce the possible dilution to Genzyme's existing stockholders. The acquisition of the Company was structured as a cash tender offer followed by the Merger in order to expedite the opportunity for Genzyme and Acquisition Corp. to obtain a controlling interest in the Company, to enable Genzyme to acquire some or all of the Callable Warrants, to provide a prompt and orderly transfer of ownership of the Company from the Company's current holders to Acquisition Corp. and to provide the Company's current holders with cash for all of their Units.

     PLANS FOR THE COMPANY AFTER THE MERGER

     Following consummation of the Merger, Neozyme II will operate as an indirect wholly-owned subsidiary of Genzyme through Genzyme's ownership of Acquisition Corp. Although Genzyme is considering pursuing corporate partnering arrangements with third parties to jointly develop products based, in part, on technology owned by the Company, except as described in this Information Statement, neither Genzyme nor Acquisition Corp. has any present plans or proposals which relate to or would result in any extraordinary corporate transaction, such as a merger, reorganization, liquidation, or sale or transfer of a material amount of assets involving the Company, or any material changes in the Company's capitalization, dividend policy, corporate structure or business.

     The Purchase Agreement provides that, upon the acceptance for payment of and payment by the Purchaser for any Units pursuant to the Offer, Acquisition Corp. became entitled to designate persons to be elected as Class A directors of the Company so as to give Acquisition Corp. representation on the Company's Board of Directors proportional to its ownership of Units. See "THE
MERGER -- Designation of Directors."

     At and immediately after the Effective Time, the sole Director of the Surviving Corporation will be David J. McLachlan and the officers of the Surviving Corporation will be David J. McLachlan and Peter Wirth, each of whom is an executive officer of Genzyme. Biographical data for Messrs. McLachlan and Wirth is set forth in Schedule I hereto.

CERTAIN EFFECTS OF THE MERGER

  Interest in Assets and Earnings

     As a result of the Merger, Genzyme (indirectly through Acquisition Corp.) will own the entire equity interest in the Company and will thereby be entitled to 100% of the Company's net assets and earnings and the current shareholders (other than Acquisition Corp.) will no longer have an equity interest in the Company.

  Exercisability of Callable Warrants

     The Callable Warrants included in Units that were not purchased by Acquisition Corp. pursuant to the Offer will become exercisable at an exercise price that will be calculated as the 20-day trailing average of the sum of the price per share of Genzyme General Division Common Stock multiplied by two and the price per share of Genzyme Tissue Repair Division Common Stock multiplied by 0.135.

  NNM Quotation

     The NASD requires that an issuer have at least 200,000 publicly held shares, held by at least 400 stockholders or 300 stockholders of round lots, with a market value of at least $1 million, have net tangible assets of at least $1 million, $2 million or $4 million (depending on profitability levels during the issuer's four most recent fiscal years) and have a minimum bid price per share of $1 (unless the issuer has a public float of at least $3 million and at least $4 million of net tangible assets) for continued inclusion in the NNM. As a result of the Offer, the Units no longer meet the quantitative requirements of the NASD for continued inclusion in the NNM. Following the Merger, Genzyme does not intend to list the outstanding Callable Warrants on the NNM, and therefore, any market that may develop for the Callable Warrants may be adversely affected.

  Exchange Act Registration

     The Units are currently registered under the Exchange Act. The Company presently intends to terminate the registration of the Units under the Exchange Act as soon after the consummation of the Merger as the requirements for termination of registration are met. However, the Company reserves the right to deregister the Units under the Exchange Act prior to the effective date of the Merger if the Units become eligible for deregistration prior to such date. The termination of the registration of the Units under the Exchange Act, assuming there are no other securities of the Company subject to registration, would result in the suspension of the Company's obligation to file reports pursuant to
Section 15(d) of the Exchange Act. Genzyme does not intend to register the Callable Warrants under the Exchange Act.

  Margin Regulations

     The Units are currently "margin securities" under the rules of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such Units for the purpose of buying, carrying or trading in securities ("purpose loans"). Following the Merger, the Units will no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations and therefore could no longer be used as collateral for purpose loans made by brokers.

                                   THE MERGER

     The detailed terms and conditions to the consummation of the Merger are contained in the Purchase Agreement and the Plan of Merger, copies of which are set forth in Exhibit A hereto and incorporated herein by reference. The following discussion sets forth a description of the material terms and conditions of the Merger. The description in this Information Statement of the terms and conditions of the Merger is qualified by, and made subject to, the more complete information set forth in the Purchase Agreement and the Plan of Merger.

BACKGROUND

     On September 20, 1996, the Company's Board of Directors, based upon, among other things, the unanimous recommendation of the Special Committee, approved the Merger on behalf of the Company. See "SPECIAL FACTORS -- Recommendation of the Company's Board of Directors; Fairness of the Transaction." Pursuant to the Purchase Agreement, Acquisition Corp. commenced the Offer on September 27, 1996, for all of the outstanding Units at a purchase price of $45.00 per Unit. On
October 28, 1996, Acquisition Corp. purchased all of the           Units
(representing approximately      % of the outstanding Units) that had been
validly tendered and not withdrawn prior to the expiration date of the Offer. On
            , 1996 Acquisition Corp., as the holder of more than a majority of the outstanding shares of Callable Common Stock, executed a written consent approving the Merger. Under the BVI Law and the Company's Memorandum of Association and Articles of Association, no meeting of the Company's shareholders is necessary to effect the Merger, and no action on the part of any other shareholder is necessary to authorize or consummate the Merger. Under applicable federal securities law, the Merger can not be effected until at least 20 business days after this Information Statement has been sent or given to shareholders. It is expected that the Merger will be consummated on or about
December      , 1996, assuming that the conditions to the Merger as set forth in the Purchase Agreement have been satisfied. WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

PRINCIPAL TERMS

     The Purchase Agreement and the Plan of Merger provides for the merger of Merger Corp., a wholly-owned subsidiary of Acquisition Corp., with and into Neozyme II. Acquisition Corp. is a wholly-owned subsidiary of Genzyme. Upon consummation of the Merger, Neozyme II will be the Surviving Corporation and will conduct its business as an indirect wholly-owned subsidiary of Genzyme by virtue of Genzyme's ownership of Acquisition Corp.

     As a result of the Merger, at the Effective Time the shares of Callable Common Stock then outstanding will be converted as provided in the Plan of Merger into the right to receive payment of the Merger Consideration, consisting of cash in the amount of $29.00 per share. The Merger Consideration will be allocated among the holders of Callable Common Stock as hereinafter described. See "THE MERGER -- Conversion of Neozyme II Securities."

     For a description of the procedures for exchanging Callable Common Stock for payment of cash, see "THE MERGER -- Surrender of Certificates."

MERGER AND EFFECTIVE TIME

     The date and time of the filing of the Articles of Merger with the BVI Registrar of Companies or such later time as specified therein, shall be the Effective Time of the Merger. Neozyme II and Merger Corp. will cause the Articles of Merger to be filed and recorded as soon as practicable after the satisfaction or waiver of all conditions to the Merger. See "THE
MERGER -- Condition of Merger." It is expected that the Articles of Merger will
be filed on December     , 1996.

CONVERSION OF SECURITIES

     As a result of the Merger, all shares of Callable Common Stock outstanding immediately prior to the Effective Time (other than shares held by Genzyme, Neozyme II, Acquisition Corp. or Merger Corp. or their subsidiaries and shares of holders who perfect dissenting rights under the BVI law) will be converted into the right to receive a cash payment in the amount of $29.00 per share. Upon consummation of the Merger, any Callable Warrants included in Units that were not purchased by Acquisition Corp. will, upon consummation of the Merger, become exercisable, and, on the effective date of the Merger, will become transferable separately from the right to receive payment for the shares of Callable Common Stock formerly associated therewith. Since the Callable Warrants will remain outstanding after the Merger, no consideration will be paid in the Merger for the Callable Warrants.

SURRENDER OF CERTIFICATES

     Genzyme will deposit with the Payment Agent, in trust for the benefit of the shareholders surrendering certificates representing shares of Callable Common Stock in the Merger, on or prior to the Effective Time, immediately available funds in an amount equal to the aggregate amount of the Merger Consideration. As soon as practicable after the Effective Time, Genzyme shall cause the Payment Agent to mail to all former shareholders of record of Callable Common Stock instructions for surrendering their certificates representing shares of Callable Common Stock in exchange for the Merger Consideration. Upon surrender of a certificate for cancellation to the Payment Agent, the Payment Agent shall pay to the holder of such certificate the Merger Consideration for the shares represented by such certificate, and the certificate so surrendered shall forthwith be canceled. Notwithstanding the foregoing, if delivery of the Merger Consideration for any shares of Callable Common Stock is to be made to any person other than the person in whose name the certificate surrendered is registered, it shall be a condition of such delivery that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery or establish to the satisfaction of Genzyme that such tax has been paid or is not applicable. Furthermore, neither Genzyme nor any affiliate of Genzyme shall be liable to a holder of shares of Callable Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. After the Effective Time, there will be no transfers of the Callable Common Stock on the stock transfer books of the Company.

     Promptly following the date that is six months after the Effective Time, the Payment Agent shall, upon request by Genzyme, deliver to Genzyme all cash and other documents in its possession relating to the transaction contemplated by the Plan of Merger, and the Payment Agent's duties shall terminate. Thereafter, each holder of a certificate formerly representing shares of Callable Common Stock may surrender such certificate to Genzyme and receive the Merger Consideration for the shares represented by such certificates.

     From and after the Effective Time, holders of certificates theretofore evidencing shares of Callable Common Stock shall cease to have any rights as shareholders of the Company, except as provided in the Purchase Agreement or by law. Each share of Callable Common Stock surrendered (other than shares held by shareholders, if any, who are entitled to and perfect their appraisal rights under the BVI Law) shall represent for all purposes only the right to receive the Merger Consideration for such shares.

INDEMNIFICATION AND INSURANCE

     The Purchase Agreement provides that proper provision will be made so that any affiliate of Genzyme that succeeds to the assets and liabilities of the Company or, at Genzyme's option, Genzyme, shall assume all of the obligations of the Company under the indemnification agreements between the Company and the members of the Special Committee as in effect on the date of the Purchase Agreement and, if amended prior to the effective date, on the effective date of the Merger. Genzyme, Acquisition Corp. and the Company have also agreed that in the event the Company or the successor entity (i) consolidates with or merges into any other person and shall not be the surviving corporation or (ii) transfers all or substantially all of its assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of such successor entity or at Genzyme's option, Genzyme, shall assume the indemnity obligations under such agreements. The Purchase Agreement also provides that the Company and Genzyme, shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each present and former director or officer of the Company against all losses arising out of any act or omission in their capacity as an officer, director or employee of the Company. Additionally, Genzyme is obligated to maintain, for three years from the effective date of the Merger, directors' and officers' liability insurance policies covering the directors and officers of the Company with coverages and other terms at least as favorable as is currently in effect; provided that Genzyme is not obligated to spend more than 150% of the current annual premiums paid by the Company for such insurance, and, following such three year period until the sixth anniversary of the effective date of the Merger, Genzyme has agreed to assume the indemnification obligations of the Company under the indemnification agreements referred to above to the extent that it has not already done so.

DESIGNATION OF DIRECTORS

     The Purchase Agreement provides that, promptly upon the acceptance for payment of and payment by Acquisition Corp. for any Units pursuant to the Offer, and from time to time thereafter as Units are accepted for payment and paid for by Acquisition Corp., Acquisition Corp. became entitled to designate such number of Class A directors of the Company, rounded to the nearest whole number, as will give Acquisition Corp. representation on the Company's Board of Directors equal to at least that number of directors which equals the product of the total number of the Company's directors (after giving effect to the directors elected in accordance with this procedure) multiplied by the percentage that such number of Units so accepted for payment and paid for by Acquisition Corp. bears to the number of Units outstanding, and the Company shall, at such time, take such actions as are necessary to cause Acquisition Corp.'s designees to be so elected or appointed; provided, however, that, notwithstanding Acquisition Corp.'s right to designate certain of the Company's directors as described above, until the effective date of the Merger, the Company's Class A Directors shall include at least two directors who were directors on September 20, 1996 and who are not officers or directors of Genzyme or Acquisition Corp. (the "Independent Directors"); provided further, that, if the number of Independent Directors shall be reduced below two for any reason whatsoever, any remaining Independent Director shall be entitled to designate a person who is not an officer or director of Genzyme or Acquisition Corp. to fill such vacancy who shall be deemed to be an Independent Director or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be designees, stockholders, directors, officers or affiliates of Genzyme or Acquisition Corp., and such persons shall be deemed to be Independent Directors.

     Notwithstanding anything in the Purchase Agreement to the contrary, subject to the terms of the Company's Memorandum of Association and Articles of Association, in the event that Acquisition Corp.'s designees are appointed or elected as the Company's directors, after the acceptance for payment of Units pursuant to the Offer and prior to the effective date of the Merger, the affirmative vote of a majority (or, if there are only one or two Independent Directors, the single or unanimous vote, as the case may be) of the Independent Directors (who shall act as an independent committee of the Board of Directors for this purpose) shall be required, and alone shall be sufficient, to (i) amend or terminate the Purchase Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under the Purchase Agreement, (iii) extend the time for performance of Genzyme's and Acquisition Corp.'s respective obligations under the Purchase Agreement or (iv) approve any other action by the Company that the Independent Directors determine could adversely affect the interests of the holders (other than Genzyme, Acquisition Corp. and their affiliates) with respect to the transactions contemplated by the Purchase Agreement.

REPRESENTATIONS AND WARRANTIES

     The Purchase Agreement contains certain customary representations and warranties of the parties. The Company has made representations and warranties to Genzyme and Acquisition Corp. regarding, among other things: (i) the Company's organization and qualification; (ii) the Company's capitalization;
(iii) the Company's authority to enter into and perform its obligations under the Purchase Agreement; (iv) the compliance of the transactions contemplated by the Purchase Agreement with the Company's Memorandum of Association and Articles of Association, certain agreements and applicable laws; and (v) the accuracy and completeness of the Company's Schedule 14D-9 filed in connection with the Offer and this Information Statement.

     Genzyme and Acquisition Corp. have made representations and warranties to the Company regarding, among other things: (i) Genzyme's and Acquisition Corp.'s organization and qualification; (ii) Genzyme's and Acquisition Corp.'s authority to enter into and perform their respective obligations under the Purchase Agreement; (iii) the compliance of the transactions contemplated by the Purchase Agreement with Genzyme's and Acquisition Corp.'s respective charters or other governing instruments, certain agreements and applicable laws; and (iv) the accuracy and completeness of the documents filed by Genzyme and Acquisition Corp. with the Commission in connection with the Offer.

     The representations and warranties contained in the Purchase Agreement expired upon consummation of the Offer.

CONDITION OF MERGER

     The obligations of each of the Company, Acquisition Corp. and Genzyme to consummate the Merger are subject to the condition that no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would make the acquisition by Genzyme or Acquisition Corp. of the Callable Common Stock illegal or otherwise prevent the consummation of the Merger.

ACQUISITION PROPOSALS

     The Company has agreed in the Purchase Agreement that it shall not, directly or indirectly through any officer, director, employee, financial advisor, representative or agent of the Company: (i) solicit or initiate any inquiries or proposals for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company, other than the transactions contemplated by the Purchase Agreement (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"); (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal; or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in the Purchase Agreement shall prevent the Company, the Company's directors or the Special Committee (through any officer, director, employee, financial advisor, representative or agent) from (A) engaging in negotiations or discussions in response to an inquiry that was not solicited after September 20, 1996; (B) furnishing non-public information to any person or entity in connection with an unsolicited written Acquisition Proposal by such person or entity or recommending an unsolicited written Acquisition Proposal to the Company's shareholders, if and only to the extent that (1) the Company's Board of Directors or the Special Committee, as the case may be, believe in good faith (after consultation with its financial advisor) that the party requesting such non-public information is capable of financing a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by the Purchase Agreement and the Company's Board of Directors or the Special Committee, as the case may be, determine in good faith (after consultation with outside legal counsel) that such action is necessary to comply with their fiduciary duties to Company's shareholders under applicable law and (2) prior to furnishing such non-public information to such person or entity, the Company's Board of Directors or the Special Committee, as the case may be, receive from such person or entity an executed confidentiality agreement on customary terms or (C) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     The Company has further agreed that it will notify Genzyme in writing within 24 hours after receipt by the Company (or its advisors) of any written Acquisition Proposal or any written request for non-public information pursuant to which it intends to provide non-public information.

CONDUCT OF BUSINESS

     Pursuant to the Purchase Agreement the Company has agreed that, except as otherwise expressly contemplated thereby, prior to the effective date of the Merger or such earlier time as designees of Acquisition Corp. constitute a majority of the Company's Directors (determined on the basis of the combined voting power of the Company's Class A and Class B Directors): (a) the business of the Company shall in all material respects be conducted only in, and the Company shall not take any material action except in, the ordinary course of business and consistent with past practice, and the Company shall use all reasonable efforts, consistent with past practice or the annual workplan currently in effect, to maintain and preserve its business organization, assets, and advantageous business relationships; (b) the Company shall not make any tax election or, except in the ordinary course of business and consistent with past practice, settle or compromise any federal, state, local or foreign tax liability; and (c) the Company shall not agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty of the Company in the Purchase Agreement untrue or incorrect in any material respect, or which would materially impair or prevent the occurrence of any condition to the Merger.

TERMINATION

  Termination of Purchase Agreement

     The Purchase Agreement may be terminated at any time prior to the effective date of the Merger as follows:

          (a) by the mutual written consent of the Boards of Directors of Genzyme, Acquisition Corp. and the Company, with the affirmative vote of a majority of the Independent Directors (who shall act as an independent committee of the Board of Directors of the Company for this purpose) being required, and alone being sufficient, for action by the Board of Directors of the Company for this purpose;

          (b) by the Company upon approval of the Special Committee if the effective date of the Merger shall not have occurred on or before the six-month anniversary of the execution of the Purchase Agreement due to a failure of the condition to the obligation of the Company to effect the Merger as described above under the heading "Condition of Merger."

          (c) by Genzyme or Acquisition Corp. if the effective date of the Merger shall not have occurred on or before the six-month anniversary of the date of the Purchase Agreement due to a failure of the condition to the obligations of Genzyme or Acquisition Corp. to effect the Merger as described above under the heading "Condition of Merger."

  Effect of Termination

     In the event of the termination of the Purchase Agreement, all obligations and agreements of the parties set forth therein shall forthwith terminate and be of no further force or effect, and there shall be no liability on the part of Genzyme, Acquisition Corp. or the Company thereunder except (a) as provided under the heading "Termination Fee" below and (b) that the foregoing shall not relieve any party for liability for any breach of the Purchase Agreement occurring prior to such termination.

  Termination Fee

     In the event of the termination of the Purchase Agreement by Genzyme or Acquisition Corp. in accordance with clause (c) under the heading "Termination of Purchase Agreement", if such termination is based on the failure of the Company to perform in any material respect any of its covenants or agreements contained in the Purchase Agreement, the Purchase Agreement requires that the Company pay to Genzyme a termination fee of $500,000 upon the consummation of a Superior Transaction (as defined therein).

WAIVER AND AMENDMENT

     Subject to the amendment provision described above under the heading "Designation of Directors," the Purchase Agreement may not be amended except by action of the Boards of Directors of each of the parties to the Purchase Agreement, set forth in an instrument in writing signed on behalf of each of the parties; provided, however, that the Board of Directors of the Company shall not act to amend the Purchase Agreement without the approval of the Special Committee.

     At any time prior to the effective date of the Merger, any party to the Purchase Agreement, subject to the waiver provisions described above under the heading "Designation of Directors," by action taken by its Board of Directors (and in the case of the Company, subject to the approval of the Special Committee), may (i) extend the time for the performance of any of the obligations or other acts of any other party to the Purchase Agreement or (ii) subject to the waiver provision described under the heading "Description of Directors," waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party to the Purchase Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

SOURCE AND AMOUNT OF FUNDS

     The total amount of funds required by Acquisition Corp. to purchase
          Units pursuant to the Offer and the           shares of Callable
Common Stock that are included in Units that were not purchased by Acquisition Corp. pursuant to the Offer, and to pay related fees and expenses is estimated to be approximately $109 million. Acquisition Corp. obtained such funds in connection with the Offer from Genzyme and expects to obtain the balance of such funds from Genzyme in connection with the Merger. Genzyme intends to obtain such funds from its available corporate funds. Obtaining financing is not a condition to the Merger.

FEES AND EXPENSES

     The following is an estimate of expenses to be incurred in connection with the Offer and the Merger, other than (i) the fees and expenses of Robertson, Stephens & company (see "SPECIAL FACTORS -- Reasons for the Transaction; Purpose and Structure of the Transaction; Plans for the Company After the Merger") and
(ii) the fees and expenses of Hambrecht & Quist (see "SPECIAL
FACTORS -- Recommendation of the Company's Board of Directors; Fairness of the Transaction"). The Purchase Agreement provides that all costs and expenses incurred in connection with the Offer and the Merger will be paid by the party incurring such costs and expenses, whether or not the Offer or the Merger is consummated, and no party to the Purchase Agreement may recover any such fees and expenses from another party upon termination of the Purchase Agreement, except for a termination fee payable to Genzyme as further described under "THE MERGER -- Termination."

Expenses to be paid by Genzyme and Acquisition Corp.

    Legal Fees and Expenses...................................................  $200,000
    Printing and Mailing......................................................  $100,000
    Advertising...............................................................  $ 65,000
    Filing Fees...............................................................  $ 65,000
    Depositary Fees...........................................................  $  7,500
    Information Agent Fees....................................................  $ 15,000
    Accounting Fees and Expenses..............................................  $ 50,000
    Miscellaneous.............................................................  $ 16,125
                                                                                --------
              Total...........................................................  $518,625
                                                                                ========

Expenses to be paid by the Company:

    Legal Fees and Expenses...................................................  $180,000
    Printing and Mailing......................................................  $ 25,000
    Miscellaneous.............................................................  $ 20,000
                                                                                --------
              Total...........................................................  $225,000
                                                                                ========

REGULATORY MATTERS

     Other than the filing of Articles of Merger with the BVI Registrar of Companies, the Company is not aware of any other material filing, approval or other action by any federal or state governmental or administrative authority that would be required for the Merger, including any approval required under the Hart-Scott-Rodino Act.

ACCOUNTING TREATMENT

     Genzyme will account for the purchase of the shares of Callable Common Stock pursuant to the Merger under the purchase method of accounting.

NEOZYME II SHAREHOLDER APPRAISAL RIGHTS

     If the Merger is consummated, shareholders may have certain rights under
Section 83 of the BVI Law to dissent and demand appraisal of, and to receive payment in cash of the fair value of, their shares of Callable Common Stock. Under the BVI Law, holders of shares of a BVI company are entitled to payment of fair value for their shares upon dissenting from mergers (if the BVI company is a constituent company in the merger, unless it is the surviving company and the shareholders continue to hold the same or similar shares), consolidations, certain dispositions of more than 50% of the company's assets, compulsory redemptions of shares, and certain other transactions (a "Specified Transaction"). In order to assert rights under Section 83, the following procedures must be followed:

        - A shareholder who desires to exercise dissenters' rights must give to the Company before or at the meeting of shareholders at which the Specified Transaction is submitted to a vote, a written notice of an objection to the Specified Transaction. The objection must include a statement that the shareholder proposes to demand payment for his shares if the action is taken. In the event that the shareholder does not receive notice of the meeting, or if the proposed action is authorized by written consent without a meeting, no notice of objection is required.

        - Within 20 days following the authorization of the Specified Transaction by vote or written consent, the Company must give written notice of the action to each shareholder who gave written objection or from whom written objection was not required, except those who voted for, or consented in writing to, the proposed action. A shareholder to whom the Company is required to give notice who elects to dissent must, within 20 days of notice or authorization, give to the Company a written notice of his decision to elect to dissent, stating such shareholder's name and address, the number and class or series of shares involved (which must include all shares held by such shareholder) and a demand for payment of fair value for the shares. Upon the giving of notice, the shareholder ceases to have the rights of a shareholder with the exception of the right to be paid for the fair value of his shares.

        - Within 7 days of the later to occur of: (i) the expiration of the period within which shareholders may give notice or election of dissent or (ii) the effective date of the Specified Transaction, the surviving corporation must make a written offer to each dissenting shareholder to purchase his shares at a price that the Company determines to be their fair value.

        - If within 30 days of the offer, the Company and the dissenting shareholder agree on the price to be paid for the shares, the Company will pay such amount to the shareholder upon surrender of the certificates representing the shares.

        - If the Company and the dissenting shareholder fail to agree on a price within 30 days, the following shall occur within the next 20 days:

             (i) the Company and the shareholder shall each designate an appraiser;

             (ii) the two designated appraisers shall designate a third appraiser;

             (iii) the three appraisers shall fix the fair value of the dissenting shareholders' shares as of the close of business on the day prior to the vote on the Specified Transaction, excluding any appreciation or depreciation directly or indirectly induced by the Specified Transaction, and such value shall be binding on the Company and the dissenter; and

             (iv) the Company shall pay the dissenting shareholder such amount in money upon the surrender of the certificates representing the shares.

        - The enforcement by a shareholder of dissenters' rights will exclude the enforcement by the shareholder of his other rights as a holder of shares, other than the shareholder's right to obtain relief on the ground that the action taken was illegal.

     See Exhibit C attached hereto for the full text of Section 83 of the BVI
Law.

     Failure to follow the steps required by Section 83 of the BVI Law for perfecting appraisal rights may result in the loss of such rights.

     ANY SHAREHOLDER WHO DESIRES TO EXERCISE APPRAISAL RIGHTS SHOULD REVIEW CAREFULLY SECTION 83 OF THE BVI LAW AND CONSULT HIS OR HER LEGAL ADVISOR BEFORE ELECTING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the Merger to shareholders of the Company. The tax consequences of the Merger will depend in large part on the facts and circumstances applicable to each shareholder. Therefore, each shareholder is urged to consult the shareholder's own tax advisors regarding the United States federal income tax consequences to that shareholder. No information is provided with respect to state, local, or foreign tax consequences, and shareholders are urged to consult their own tax advisors with respect to such consequences.

     The discussion does not address federal income tax consequences applicable to all shareholders, some of whom may be subject to special rules (including, for example, shareholders who own, or are considered as owning pursuant to certain attribution rules, five percent or more of the outstanding Units). The discussion focuses on shareholders who are individual citizens or residents of the United States and domestic corporations and has only limited application to shareholders who are foreign corporations, regulated investment companies, insurance companies, dealers in securities, estates, trusts or nonresident aliens. Also, unless otherwise stated, the discussion assumes that each of the Units, shares of Callable Common Stock and Callable Warrants are capital assets in the hands of the shareholder at all relevant times.

     The discussion is based upon existing federal income tax law, including the Internal Revenue Code of 1986, as amended (the "Code"), income tax regulations issued by the Internal Revenue Service (the "IRS"), rulings of the IRS and court decisions. Future changes in the federal income tax laws could adversely affect a shareholder.

CONSEQUENCES OF THE MERGER

     For federal income tax purposes, the conversion of shares of Callable Common Stock pursuant to the Merger into the right to receive cash in an amount per share equal to the Merger Consideration will be treated as a taxable sale of the shares of Callable Common Stock. A shareholder whose share of Callable Common Stock is converted into the right to receive cash will recognize gain or loss in an amount equal to the difference between the Merger Consideration for the share of Callable Common Stock and the portion of the shareholder's adjusted basis in the Unit allocable to the share of Callable Common Stock. Except as otherwise described below under "Consequences of Passive Foreign Investment Company Status," this gain or loss will generally be capital gain or loss if the Unit is held as a capital asset on the effective date of the Merger and will be long-term capital gain or loss if the Unit has been held for more than one year on the effective date of the Merger.

     Shareholders should not recognize income, gain or loss upon the acceleration in the exercisability of the Callable Warrants or the separation of the Callable Warrants from the shares of Callable Common Stock as a result of the Merger.

CONSEQUENCES OF PASSIVE FOREIGN INVESTMENT COMPANY STATUS

     In each year that Neozyme II has been in existence, Neozyme II has determined that it qualified as a Passive Foreign Investment Company ("PFIC") and has sent to its shareholders the PFIC annual information statement and a form of an election statement whereby the shareholder could elect to treat Neozyme II as a qualified electing fund ("QEF") and to include annually in gross income the shareholder's pro rata share of Neozyme II's ordinary earnings and net capital gain (the "QEF inclusion").

     If a shareholder has not elected to treat Neozyme II as a QEF, any gain recognized by such non-electing shareholder as a result of the deemed sale of the shareholder's shares of Callable Common Stock pursuant to the Merger will be treated as ordinary income. The non-electing shareholder's tax liability with respect to such gain will be determined by allocating such gain in pro rata amounts to each day in the shareholder's holding period for the shares of Callable Common Stock and by multiplying the gain allocated to each taxable year of the shareholder other than the current taxable year by the highest rate of tax in effect for the shareholder in that year, without regard to the actual rate that applied to the shareholder's income in that year. The non-electing shareholder will be subject to an interest charge on the taxes so determined at the rates and using the methods in Section 6621 of the Code for underpayments of tax, as if the shareholder had recognized the gain allocated to each prior taxable year in that prior taxable year.

     If a shareholder elected to treat Neozyme II as a QEF in the first taxable year that the shareholder held shares of Callable Common Stock or later made the election and also either (i) elected to treat the shares of Callable Common Stock generally as if they were sold on the first day of the taxable year for which the election was made or (ii) elected to include in the shareholder's gross income the earnings and profits attributable to the shares of Callable Common Stock as of the first day of the taxable year for which the election was made, any gain recognized by such electing shareholder as a result of the deemed sale of the shareholder's shares of Callable Common Stock pursuant to the Merger will generally be capital gain if the stock is held as a capital asset on the disposition date.

     If for any taxable year an electing shareholder elected under Section 1294 of the Code to extend the time for the payment of the tax on a QEF inclusion and that extension has not expired, the deemed sale of the shareholder's shares of Callable Common Stock pursuant to the Merger will cause the extension to expire. The extension will expire on the due date (without regard to extensions) of the shareholder's tax return for the taxable year in which the disposition occurs.

     Following the consummation of the Merger, Genzyme may make an election pursuant to Section 338 of the Code. Such an election may cause an electing shareholder to recognize a substantially increased QEF inclusion. However, the basis of the electing shareholder's shares of Callable Common Stock should be increased by the amount of the QEF inclusion. Any additional amounts of net capital gain QEF inclusion resulting from the Section 338 election should thus be offset by a reduced amount of capital gain or a capital loss in respect of the electing shareholder's sale of the shares of Callable Common Stock. However, any additional amounts of ordinary earnings QEF inclusion resulting from the
Section 338 election could not generally be offset by a capital loss (except possibly for certain relatively small amounts in the case of individuals).

OTHER CONSIDERATIONS

     Uncertainty exists as to the treatment of the initial grant to Genzyme of the Purchase Option. The IRS might take the position that the Warrants received as part of a Unit in the initial Unit Offering in April 1992 were issued by Genzyme in exchange for the separate grant of the Purchase Option by the initial purchasers of the Units and that the full purchase price of the Units was paid in exchange for the shares of Callable Common Stock. In that event, upon the lapse or termination of the Purchase Option, a shareholder might recognize a short-term capital gain in an amount equal to the value of the Warrants on the closing date of the initial Unit Offering, less the shareholder's tax basis in the Warrants.

     If a shareholder were treated as having paid the full purchase price for the Unit in exchange for a share of Callable Common Stock and as then having granted the Purchase Option to Genzyme in exchange for the Warrants, the shareholder would have an increased tax basis in the share of Callable Common Stock which would reduce the amount of gain (or increase the amount of loss) realized upon the deemed sale of the share of Callable Common Stock pursuant to the Merger. Any such loss would be available to offset any gain taken into account from a lapse of the Purchase Option.

UNITED STATES TAXATION OF NON-U.S. SHAREHOLDERS

     The following is a general discussion of certain anticipated United States federal income tax consequences of the Merger to a shareholder who, for United States federal income tax purposes, (1) is not a "United States person", (2) is not, and has not been, engaged in a United States trade or business and (3) in the case of an individual, will not be present in the United States for 183 days or more during the taxable year of the shareholder that includes the effective date of the Merger (a "Non-U.S. Shareholder"). A "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or an estate or trust, the income of which is subject to United States federal income tax regardless of its sources. The following discussion does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Shareholder's tax position. Specifically, this discussion does not address the United States tax consequences to any person who might own, or be considered as owning pursuant to certain attribution rules, 5% or more of the outstanding shares of Callable Common Stock. Furthermore, the following discussion is based on current provisions of the Code and on administrative and judicial interpretations as of the date hereof, all of which are subject to change. Each Non-U.S. Shareholder, as well as each non-United States person who is or has been engaged in a United States trade or business or who is an individual who has been present in the United States for 183 days or more during a taxable year, or who may be eligible for special treatment under an applicable income tax treaty is urged to consult a tax advisor with respect to the United States federal tax consequences of the Merger, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

     A Non-U.S. Shareholder will not be subject to United States federal income tax (and no tax will generally be withheld) with respect to gain recognized on the deemed sale of a share of Callable Common Stock pursuant to the Merger. Backup withholding requirements may apply to the gross proceeds paid to a Non-U.S. Shareholder upon the deemed sale of the share, unless the holder certifies its foreign status or otherwise establishes an exemption. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

                           NEOZYME II SHARE OWNERSHIP

     None of the Company's executive officers or directors owns any shares of Callable Common Stock. The following table and footnotes set forth certain information regarding the beneficial ownership of Neozyme II's Callable Common Stock as of the Record Date by persons known by the Company to be beneficial owners of more than 5% of its Callable Common Stock:

                                                                          SHARES OF CALLABLE
                                                                                COMMON
                                                                          STOCK BENEFICIALLY
                                                                               OWNED(1)
                                                                        -----------------------
                           BENEFICIAL OWNER                              SHARES         PERCENT
----------------------------------------------------------------------  ---------       -------
Genzyme Corporation...................................................  2,415,000(2)      100.0%
  One Kendall Square
  Cambridge, MA 02139
Neozyme II Acquisition Corp...........................................                         %
  Craigmuir Chambers
  Road Town
  Tortola, British Virgin Islands
The Goldman Sachs Group, L.P..........................................    470,800(3)       19.5%
Goldman, Sachs & Co.
  85 Broad Street
  New York, NY 10004
Lehman Brothers Inc...................................................    428,226(4)       17.7%
  3 World Financial Center
  New York, NY 10285
Kingdon Capital Management Corporation................................    325,000(5)       13.5%
  152 West 57th Street
  New York, NY 10019
William Harris Investors, Inc.........................................    191,500(6)        7.9%
  2 North LaSalle Street, Suite 505
  Chicago, IL 60602
Dawson-Samberg Capital Management.....................................    142,100(7)        5.9%
  354 Pequot Avenue
  Southport, CT 06490
Merrill Lynch & Co., Inc..............................................    142,000(8)        5.9%
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10281
Chancellor Capital Management Inc.....................................    132,230(9)        5.5%
  1166 Avenue of the Americas
  New York, NY 10036

---------------
 (1) Unless otherwise indicated in these footnotes, each shareholder has sole voting and investment power with respect to the shares listed in the table.

 (2) Represents shares subject to an option granted to Genzyme. See "SPECIAL FACTORS -- Agreements and Relationships Between Genzyme and Neozyme
     II -- Purchase Option Agreement."

 (3) Represents shares with respect to which The Goldman Sachs Group, L.P. shares voting and investment power with Goldman, Sachs & Co. The foregoing information is based on the Form 13F for the quarter ending June 30, 1996 and the Schedule 13G dated February 13, 1996 filed jointly with the Securities and Exchange Commission by The Goldman Sachs Group, L.P. and Goldman, Sachs & Co.

 (4) Represents shares held by Lehman Brothers Holdings Inc. for the benefit of its subsidiary, Lehman Brothers Inc. The foregoing information is based on the Form 13F for the quarter ending June 30, 1996 and the Schedule 13G dated December 31, 1995 filed with the Securities and Exchange Commission by Lehman Brothers Holdings, Inc.

 (5) Represents shares held by entities or managed accounts over which Kingdon Capital Management Corporation has investment discretion. The foregoing information is based on the Form 13F for the quarter ended June 30, 1996 filed with the Securities and Exchange Commission by Kingdon Capital Management Corporation.

 (6) Based on the Form 13F for the quarter ending June 30, 1996 filed with the Securities and Exchange Commission by William Harris Investors, Inc.

 (7) Based on the Form 13F for the quarter ending June 30, 1996 filed with the Securities and Exchange Commission by Dawson-Samberg Capital Management.

 (8) Represents shares with respect to which Merrill Lynch & Co., Inc. shares voting and investment power with Merrill Lynch, Pierce, Fenner & Smith Inc. Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Inc. disclaim beneficial ownership of these shares. The foregoing information is based on the Form 13F for the quarter ending June 30, 1996 and the amended Schedule 13G dated February 14, 1996 filed jointly with the Securities and Exchange Commission by Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc.

 (9) Based on the Form 13F for the quarter ending June 30, 1996 filed with the Securities and Exchange Commission by Chancellor Capital Management Inc.

             CERTAIN INFORMATION CONCERNING THE COMPANY AND GENZYME

CERTAIN INFORMATION CONCERNING THE COMPANY

     During the course of discussions between representatives of Genzyme and the Special Committee that led to the execution of the Purchase Agreement, certain non-public business and financial information about the Company was reviewed. The Company does not as a matter of course make public any forecasts or projections as to future performance or earnings, and the information set forth below is included in this Information Statement only because such information was received by representatives of the parties. The forecasted and projected financial information set forth below was not prepared with a view to public disclosure or compliance with published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts. None of Genzyme, Acquisition Corp. or the Company, nor any of their respective financial advisors, assumes any responsibility for the accuracy of this information. While presented with numerical specificity, this information is based upon a variety of assumptions relating to the business of the Company which may not be realized and is subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. There can be no assurance that the projected or forecasted results will be realized, and actual results may vary materially and adversely from those shown. The projections were based on certain assumptions regarding patient growth, market penetration, royalty income and other factors. The projections forecast base case net losses of approximately $8 million to $11 million in each of 1996 through 2002, base case revenue for 2003, 2004 and 2005 of approximately $26 million, $165 million and $293 million, respectively, and base case net income for 2003, 2004 and 2005 of approximately $300,000, $42 million and $76 million, respectively.

CERTAIN INFORMATION CONCERNING GENZYME

     Genzyme's common stock is divided into two classes, General Division Common Stock and Tissue Repair Division Common Stock, each of which is traded in the over-the-counter market and is included on the NNM under the symbol "GENZ" and "GENZL," respectively.

     Genzyme is subject to the disclosure requirements of the Exchange Act and in accordance therewith is required to file reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Such reports, proxy statements and other information are available for inspection and copying at prescribed rates at the offices of the Commission as set forth in "AVAILABLE INFORMATION."

     In addition to the Offer described herein, Genzyme has engaged in the following transactions or negotiations with its affiliates in the last fiscal year:

          (i) IG Laboratories, Inc. In October 1994, Genzyme management began consulting with its investment bankers regarding the potential acquisition of all of the shares of the common stock of IG Laboratories, Inc., a majority owned subsidiary of Genzyme ("IG"), not then owned by Genzyme. At the same time, the IG Board established a committee (the "IG Independent Committee") consisting of the directors of IG who were not affiliated with Genzyme. The IG Independent Committee was charged with investigating and considering the options available to IG for the further development of its business or for a business combination with a third party, including Genzyme. Between October 1994 and February 1995, the IG Independent Committee consulted independent financial and legal advisors. Such advisors began meeting with representatives of Genzyme in January 1995.

          On February 15, 1995, Genzyme sent a proposal to the IG Independent Committee to acquire all outstanding shares of IG's common stock not owned by Genzyme through a merger of IG and Genzyme in which IG stockholders other than Genzyme would receive shares of Genzyme General Division Common Stock in exchange for their shares of IG Common Stock. On May 18, 1995, Genzyme and the IG Independent Committee executed a letter of intent pursuant to which the IG Independent Committee recommended to the full IG Board of Directors the acquisition by Genzyme of all the outstanding shares of IG's Common Stock. Genzyme and IG entered into an Agreement and Plan of Merger dated as of June 10, 1995 providing, among other things, for the merger of IG with and into Genzyme and for the exchange of all outstanding shares of IG Common Stock (other than shares held by IG as treasury stock or by Genzyme or subsidiaries of IG or Genzyme) for a number of shares of Genzyme General Division Common Stock determined by dividing $7.00 by the average of the closing prices reported by the Nasdaq National Market for Genzyme General Division Common Stock during the ten trading days ending on the second trading day prior to the closing date. The merger was approved by a majority of the IG stockholders on September 29, 1995 and was consummated on October 2, 1995, and each outstanding share of IG Common Stock (other than as indicated above) was converted into .1201 share of Genzyme General Division Common Stock in accordance with the Merger Agreement.

          (ii) Surgical Aids Partnership. On January 30, 1996, Genzyme made a proposal to a special committee (the "Special Committee") of the Board of Directors of the general partner of the Genzyme Development Partners, L.P. (the "Partnership") offering to purchase substantially all of the assets of the Partnership for approximately $93 million payable in shares of Genzyme General Division Common Stock. The parties were unable to agree upon the purchase price and negotiations have been terminated.

                              CERTAIN TRANSACTIONS

     On October 28, 1996, Acquisition Corp. purchased Units at $45.00 per unit pursuant to the Offer. Except for the Purchase Agreement and as otherwise set forth in this Information Statement, none of Genzyme, Acquisition Corp. or Merger Corp. beneficially owns or has a right to acquire, directly or indirectly, any Units and none of Genzyme, Acquisition Corp. or Merger Corp. nor, to the best knowledge of Genzyme, Acquisition Corp. and Merger Corp., any of the persons listed in Schedule I to this Information Statement, nor any associate or majority-owned subsidiary of any of the foregoing, nor any of the respective executive officers, directors or subsidiaries of any of the foregoing, has effected any transaction in the Units during the past 60 days other than pursuant to the Offer.

     Except as provided in the Purchase Agreement and as otherwise set forth in this Information Statement, none of Genzyme, Acquisition Corp. or Merger Corp. nor, to the best knowledge of Genzyme, Acquisition Corp. and Merger Corp., any of the persons listed on Schedule I hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any Units or other securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of any such Units or other securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies.

     Except as set forth in this Information Statement (particularly the sections entitled "SPECIAL FACTORS -- Agreements and Relationships Between the Company and Genzyme" and "-- Background of the Transaction"), since January 1, 1993, there have been no contacts, negotiations or transactions between any of Genzyme, Acquisition Corp., Merger Corp., any subsidiary of Genzyme, Acquisition Corp. or Merger Corp. or, to the best knowledge of Genzyme, Acquisition Corp. and Merger Corp., any of the persons listed on Schedule I hereto, on the one hand, and the Company or any of its officers, directors or affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets.

     Except as set forth in this Information Statement none of Genzyme, Acquisition Corp. or Merger Corp. nor, to the best knowledge of Genzyme, Acquisition Corp. and Merger Corp., any of the persons listed on Schedule I hereto, has, since January 1, 1993, had any business relationships or transactions with the Company or any of its executive officers, directors or affiliates that would require disclosure herein under the rules and regulations of the Commission applicable to the Offer.

                        INFORMATION CONCERNING AUDITORS

     The balance sheets of Neozyme II as of December 31, 1993, 1994 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 included in the Neozyme II's Annual Report on Form 10-K for the year ended December 31, 1995, and the financial statement schedules appearing therein, have been incorporated by reference into this Information Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     In the event that the Merger is not consummated for any reason, in order for a shareholder proposal to be considered for inclusion in the Company's proxy materials for the 1997 annual meeting, it must be received by the Company at Todman Building, Main Street, Road Town, Tortola, British Virgin Islands, no later than December 27, 1996.

                             AVAILABLE INFORMATION

     Neozyme II is subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information with the Commission. Genzyme has filed a Schedule 14D-1 with the Commission with respect to the Offer and Neozyme II has filed a statement on Schedule 14D-9 regarding its recommendation to its securityholders with respect to the Offer. In addition, Genzyme, Neozyme II and Acquisition Corp. have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 in connection with the Offer and the Merger and Acquisition Corp. has filed a Issuer Tender Offer Statement on
Schedule 13E-4 in connection with the Offer. Such reports, proxy statements, Schedules 13E-3, 13E-4, 14D-1 and 14D-9 and other information are available for inspection at the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and should also be available for inspection at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information can also be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's Web site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by Neozyme II (File No. 0-19918) with the Commission under the Exchange Act are incorporated herein by reference, except as superseded or modified herein: (i) Neozyme

II's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on April 1, 1996; (ii) Neozyme II's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996, filed with the Commission on May 15, 1996 and August 14, 1996, respectively; and
(iii) Neozyme II's Current Report on Form 8-K dated September 23, 1996, filed with the Commission on September 24, 1996.

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

     THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS THAT RELATE TO NEOZYME II (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM SUSAN COGSWELL, DIRECTOR, INVESTOR RELATIONS, AT THE EXECUTIVE OFFICES OF GENZYME, ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (TELEPHONE: (617) 252-7526). IN ORDER TO ENSURE TIMELY DELIVERY OF THESE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER      , 1996.

                        ACCOMPANYING NEOZYME II REPORTS

     A copy of Neozyme II's Annual Report on Form 10-K for the year ended December 31, 1995, and a copy of the Neozyme II Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 are being delivered to Neozyme II shareholders with this Information Statement.

                                 MISCELLANEOUS

     Neozyme II knows of no other business that will be presented for action by shareholders in connection with the Merger.

     The Company, Acquisition Corp. and Genzyme have filed with the Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3, as amended, together with exhibits, pursuant to Rule 13e-3 promulgated by the Commission under the Exchange Act, furnishing certain additional information with respect to the Offer and the Merger. Such Schedule 13E-3 and any amendments thereto, including exhibits, may be examined and copies may be obtained at the same places and in the same manner as set forth with respect to information about the Company in "AVAILABLE INFORMATION" (except that such Schedule 13E-3 and amendments may not be available in the regional offices of the Commission).

     All information contained in this Information Statement relating to the Company has been supplied by the Company, and all information relating to Genzyme, Acquisition Corp. and Merger Corp. has been supplied by Genzyme, Acquisition Corp. and Merger Corp., respectively. None of the parties are responsible for the information provided by the other parties.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS INFORMATION STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, GENZYME, ACQUISITION CORP. OR MERGER CORP. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                   SCHEDULE I

                     MEMBERS OF THE BOARDS OF DIRECTORS AND
       EXECUTIVE OFFICERS OF GENZYME, ACQUISITION CORP. AND MERGER CORP.

     1. Directors and Executive Officers of Genzyme. The name, business address and position with Genzyme, present principal occupation or employment and five year employment history of each of the directors and executive officers of Genzyme, together with the names, principal businesses and addresses of any corporations or other organizations in which such principal occupations are conducted are set forth below. Unless otherwise indicated, each occupation set forth refers to Genzyme, each individual is a United States citizen and each individual's business address is One Kendall Square, Cambridge, MA 02139. Unless otherwise indicated, no director or executive officer of Genzyme beneficially owns any Units (or rights to acquire Units).

                    NAME                                   POSITION WITH GENZYME
---------------------------------------------  ---------------------------------------------
Henri A. Termeer.............................  Chairman of the Board; President; Chief
                                               Executive Officer
Geoffrey F. Cox..............................  Executive Vice President
David D. Fleming.............................  Group Senior Vice President, Diagnostics
John V. Heffernan............................  Senior Vice President, Human Resources
Elliott D. Hillback, Jr......................  Senior Vice President, Genomics
Mark A. Hofer................................  Senior Vice President; Chief Patent Counsel
David J. McLachlan...........................  Executive Vice President, Finance; Chief
                                               Financial Officer
Gregory D. Phelps............................  Executive Vice President
James R. Rasmussen...........................  Senior Vice President, Research
Alan E. Smith................................  Senior Vice President, Research; Chief
                                               Scientific Officer
Peter Wirth..................................  Executive Vice President, Legal Affairs;
                                               Chief Legal Counsel
Evan M. Lebson...............................  Vice President and Treasurer
John M. McPherson............................  Senior Vice President, Protein Development
Richard A. Moscicki..........................  Senior Vice President, Clinical, Medical and
                                               Regulatory Affairs; Chief Medical Officer
G. Jan van Heek..............................  Group Senior Vice President, Therapeutics
Constantine E. Anagnostopoulos...............  Director
Douglas A. Berthiaume........................  Director
Henry E. Blair...............................  Director
Charles L. Cooney............................  Director
Robert J. Carpenter..........................  Director
Henry R. Lewis...............................  Director

     Mr. Termeer has served as President and a director of Genzyme since October 1983, as Chief Executive Officer since December 1985 and as Chairman of the Board since May 1988. For ten years prior to joining Genzyme, Mr. Termeer worked for Baxter Travenol Laboratories, Inc., a manufacturer of human health care products. Mr. Termeer is Chairman of the Boards of Genzyme Transgenics Corporation (an affiliate of Genzyme) and Neozyme II. Mr. Termeer is also a director of Abiomed, Inc., AutoImmune Inc., GelTex Pharmaceuticals, Inc. and Xenova Ltd. and a trustee of Hambrecht & Quist Healthcare Investors and Hambrecht & Quist Life Sciences Investors. Mr. Termeer is a citizen of The Netherlands.

     Dr. Cox joined Genzyme in June 1984 and served as Senior Vice President, Operations of Genzyme from May 1988 until September 1996, when he became an Executive Vice President. For 14 years prior to joining Genzyme, Dr. Cox worked for the manufacturing division of British Fermentation Products, Ltd., a division of Gist-Brocades N.V. Mr. Cox is a citizen of the United Kingdom.

     Mr. Fleming joined Genzyme in April 1984. He has served as President of Genzyme Diagnostics Division since January 1989 and a Senior Vice President of Genzyme from August 1989 until September 1996. He was named Group Senior Vice President, Diagnostics in September 1996. For 11 years prior to joining Genzyme, he worked for Baxter Travenol Laboratories, Inc.

     Mr. Heffernan joined Genzyme as Vice President, Human Resources in October 1989 and has served as Senior Vice President, Human Resources since May 1992. Prior to joining Genzyme, he served for more than five years as Vice President, Human Resources Corporate Staff of GTE Corporation, a diversified communications and electronics company.

     Mr. Hillback became Senior Vice President, Genomics in September 1996. He served as Senior Vice President and as President of Integrated Genetics (formerly IG Laboratories, Inc., a majority-owned subsidiary merged into Genzyme in October 1995) from July 1990 until September 1996. For one year before joining Genzyme, he was President and Chief Executive Officer of Cellcor Therapies, Inc., a biotechnology company. Prior to that, Mr. Hillback was employed for six years in the human health care products business of The BOC Group, Inc., most recently as President of its Glasrock Home Health Care subsidiary. For 11 years prior to joining The BOC Group, Inc., he served in varying capacities at Baxter Travenol Laboratories, Inc. Mr. Hillback is also a director of IntegraMed America, Inc., an in vitro fertilization services company in which Genzyme holds a minority interest.

     Mr. Hofer joined Genzyme in August 1989 as Vice President and General Counsel, served as Senior Vice President and General Counsel from May 1992 until December 1995 and has been Senior Vice President and Chief Patent Counsel since January 1996. Prior to joining Genzyme, he served as Chief Patent Counsel for Integrated Genetics, Inc., a biotechnology company, from July 1987 until its acquisition by Genzyme in August 1989. From March 1981 until July 1987, he served as Patent Counsel for Johnson & Johnson specializing in biotechnology.

     Mr. McLachlan joined Genzyme in December 1989 and served as Senior Vice President, Finance until September 1996, when he became Executive Vice President, Finance. He has served as Chief Financial Officer since joining Genzyme. Prior to joining Genzyme, he served for more than five years as Vice President of Finance for Adams-Russell Electronics Inc., a defense electronics manufacturer, and Adams-Russell Co., Inc., a cable television company. Mr. McLachlan is also a director of HearX, Ltd.

     Mr. Phelps joined Genzyme as Senior Vice President in November 1991 and was named Executive Vice President in September 1996. Prior to joining Genzyme, Mr. Phelps served as President and Chief Executive Officer of Viagene, Inc., a biotechnology company, from October 1988 to June 1990, and of ZymoGenetics, Inc., a biotechnology company, from May 1986 to August 1988, and held various positions at Baxter Travenol Laboratories, Inc., a manufacturer of human health care products, from 1975 to 1986. Mr. Phelps is also a director of Neozyme II and Oxtex International Inc.

     Dr. Rasmussen joined Genzyme in June 1984 and has served as Senior Vice President, Research since August 1989. Prior to joining Genzyme, he was an Assistant Professor of Chemistry at Cornell University.

     Dr. Smith joined Genzyme in August 1989 as Senior Vice President, Research. He also became Genzyme's Chief Scientific Officer in September 1996. Prior to joining Genzyme, he served as Vice President-Scientific Director of Integrated Genetics, Inc., from November 1984 until its acquisition by Genzyme in August 1989. From October 1980 to October 1984, Dr. Smith was head of the Biochemistry Division of the National Institute for Medical Research, Mill Hill, London, England. Dr. Smith also serves as a director of Genzyme Transgenics Corporation. Dr. Smith is a citizen of the United Kingdom.

     Mr. Wirth joined Genzyme in January 1996 as Senior Vice President and General Counsel and became Executive Vice President, Legal Affairs and Chief Legal Officer in September 1996. He was a partner of

Palmer & Dodge LLP, a Boston, Massachusetts law firm, a position he held from 1982 until September 30, 1996, at which time he became of Counsel. Palmer & Dodge LLP is counsel to Genzyme, Acquistion Corp., Merger Corp. and the Company.

     Mr. Lebson joined Genzyme in August 1989 as Executive Assistant to the President and served as Vice President, Financial Operations from April 1990 to August 1991 and as Vice President and Treasurer since August 1991. Prior to joining Genzyme, he served as Treasurer and Chief Financial Officer of Integrated Genetics, Inc. from 1983 until its acquisition by Genzyme in August 1989. Mr. Lebson is also Vice President and Treasurer of Genzyme Transgenics Corporation.

     Dr. McPherson joined Genzyme in August 1989 and served as Vice President, Therapeutic Protein Development from November 1989 to May 1993 and as Vice President, Biotherapeutic Product Development until September 1996, when he was promoted to Senior Vice President, Protein Development. He was also appointed Vice President, Research and Development of Genzyme Tissue Repair Division in December 1994. Prior to joining Genzyme, he was, since April 1988, Director, Protein Chemistry of Integrated Genetics, Inc.

     Dr. Moscicki joined Genzyme in March 1992 as Medical Director, became Vice President, Medical Affairs in early 1993 and was named Vice President, Clinical, Medical and Regulatory Affairs in December 1993. In September 1996, he became Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer. Since 1979, he has also been a physician staff member at the Massachusetts General Hospital and a faculty member at the Harvard Medical School.

     Mr. van Heek joined Genzyme in September 1991 as General Manager of its wholly-owned subsidiary, Genzyme, B.V., and became a Genzyme Vice President and the President of Genzyme Therapeutics Division in December 1993. In September 1996 he was named Group Senior Vice President, Therapeutics. Prior to joining Genzyme, he was, since 1988, Vice President/General Manager of the Fenwal Division of Baxter Healthcare Corporation. Mr. van Heek also has served as President and Treasurer of Neozyme II from March 1992 to January 1996. Mr. van Heek is a citizen of The Netherlands.

     Dr. Anagnostopoulos is Managing General Partner of Gateway Associates, which is the general partner of Gateway Venture Partners III, L.P., a venture capital partnership. From January 1986 to April 1987, Dr. Anagnostopoulos was a consultant to Monsanto Company, a producer of pharmaceuticals, chemicals, plastics and textiles, and to Alafi Capital, a venture capital firm. From 1982 through 1985, he served as Corporate Vice President of Monsanto Company. His principal business address is Gateway Associates, 800 Maryland Avenue, Suite 1190, St. Louis, MO 63105.

     Mr. Berthiaume is Chairman, President and Chief Executive Officer of Waters Corporation, a high technology manufacturer of products used for analysis and purification, formerly a division of Millipore Corporation. From May 1991 to August 1994, he was President of the Waters Division of Millipore Corporation, and from 1988 to 1991, he was Chief Financial Officer of Millipore Corporation. His principal business address is Waters Corporation, 34 Maple Street, Milford, MA 01757.

     Mr. Blair is a consultant to several companies, including Genzyme. Prior to January 1990, Mr. Blair was Senior Vice President, Scientific Affairs of Genzyme. Before joining Genzyme in 1981, he was Associate Director of the New England Enzyme Center at Tufts University School of Medicine. Mr. Blair is also a director of Genzyme Transgenics Corporation, Dynagen, Inc. and Celtrix Pharmaceuticals, Inc. His principal business address is P.O. Box 648, 275 Mill Way, Barnstable, MA 02630.

     Mr. Carpenter is President and Chief Executive Officer of VacTex, Inc., a privately held biotechnology company which he co-founded in November 1995, and Chairman of GelTex Pharmaceuticals, Inc., a publicly held pharmaceutical development company which he co-founded in November 1991 and where he served as President and Chief Executive Officer until May 1993. Mr. Carpenter was Chairman of the Board, President and Chief Executive Officer of Integrated Genetics, Inc., a biotechnology company that merged with Genzyme in 1989. Following the merger and until 1991, Mr. Carpenter was Executive Vice President of Genzyme, and Chief Executive Officer and Chairman of the Board of IG Laboratories, Inc. Mr. Carpenter is also a director of Apex Biosciences, Inc. and Neozyme II. His principal business address is VacTex, Inc., 70 Walnut Street, Wellesley, MA 02181.

     Dr. Cooney is a Professor of Chemical and Biochemical Engineering and Co-Director of the Program on the Pharmaceutical Industry at Massachusetts Institute of Technology ("MIT"). Dr. Cooney joined the MIT faculty as an Assistant Professor in 1970 and became a Professor in 1982. Dr. Cooney is also a principal of BioInformation Associates, Inc., a consulting company. His principal business address is Massachusetts Institute of Technology, 25 Ames Street, Building 66, Room 472, Cambridge, MA 02139.

     Mr. Lewis is a consultant to several companies and Chairman of the Board of Delphax Systems, a manufacturer of high speed non-impact printers, and a member of the Board of Dyax Corp., a bioseparation, pharmaceutical discovery and development company. From 1986 to February 1991, Mr. Lewis was the Vice Chairman of the Board of Dennison Manufacturing Company, a manufacturer and distributor of products for the stationery, technical paper, and industrial and retail systems markets. From 1982 to 1986, Mr. Lewis was a Senior Vice President of Dennison Manufacturing Company. His principal business address is Protein Engineering Corporation, 35 Clover Street, Belmont, MA 02178.

     2. Sole Director and Executive Officers of Acquisition Corp. The name, business address and position with Acquisition Corp., present principal occupation or employment and five year employment history of the sole director and the executive officers of Acquisition Corp., together with the names, principal businesses and addresses of any corporations or other organizations in which such principal occupations are conducted are set forth below. Unless otherwise indicated, each individual is a United States citizen, and no director or executive officer of Acquisition Corp. beneficially owns any Units (or rights to acquire Units).

                    NAME                              POSITION WITH ACQUISITION CORP.
---------------------------------------------  ---------------------------------------------
David J. McLachlan...........................  Director, President and Treasurer
Peter Wirth..................................  Secretary

     See Section 1 of this Schedule I for information concerning Messrs. McLachlan and Wirth.

     3. Sole Director and Executive Officers of Merger Corp. The name, business address and position with Merger Corp., present principal occupation or employment and five year employment history of the sole director and the executive officers of Merger Corp., together with the names, principal business and addresses of any corporations or other organizations in which such principal occupations are conducted are set forth below. Unless otherwise indicated, each individual is a United States citizen, and no director or executive officer of Merger Corp. beneficially owns any Units (or rights to acquire Units).

                    NAME                                POSITION WITH MERGER CORP.
---------------------------------------------  ---------------------------------------------
David J. McLachlan...........................  Director, President and Treasurer
Peter Wirth..................................  Secretary

     See Section 1 of this Schedule I for information concerning Messrs. McLachlan and Wirth.

                                  SCHEDULE II

                     MEMBERS OF THE BOARD OF DIRECTORS AND
                        EXECUTIVE OFFICERS OF NEOZYME II

     The name, business address and position with Neozyme II, present principal occupation or employment and five year employment history of each of the directors and executive officers of Neozyme II, together with the names, principal businesses and addresses of any corporations or other organizations in which such principal occupations are conducted are set forth below. Unless otherwise indicated, each individual is a United States citizen and each individual's business address is One Kendall Square, Cambridge, MA 02139. Unless otherwise indicated, no director or executive officer of Neozyme II beneficially owns any Units (or rights to acquire Units).

                               NAME                                    POSITION WITH NEOZYME II
-------------------------------------------------------------------    ------------------------
Paul M. Edwards....................................................    President and Treasurer
Kennett F. Burnes..................................................    Director
Robert J. Carpenter................................................    Director
Robert E. Flynn....................................................    Director
Gregory D. Phelps..................................................    Director
Henri A. Termeer...................................................    Director

     Mr. Edwards became President and Treasurer of Neozyme II in January 1996. Mr. Edwards also serves as Vice President and General Manager -- UK Operations for Genzyme, a position he has held since April 1993. He joined Genzyme Limited, a Genzyme Subsidiary in the UK, in 1986 as a Production Manager and became its Director, Manufacturing Operations in 1990. Prior to joining Genzyme Limited, Mr. Edwards was employed by Beecham Pharmaceuticals from September 1979 in varying capacities. Mr. Edwards is a citizen of the United Kingdom.

     Mr. Burnes is President and Chief Operating Officer of Cabot Corporation, a specialty chemicals and materials and energy company, a position he has held since February 1995. From August 1988 through February 1995, he was Executive Vice President of Cabot Corporation, and from November 1987 through August 1988, he was Vice President and General Counsel of Cabot Corporation. Prior to joining Cabot Corporation, Mr. Burnes was a partner at the Boston, Massachusetts law firm of Choate, Hall & Stewart. Mr. Burnes is also a director of Cabot Corporation. His principal business address is Cabot Corporation, 75 State Street, Boston, MA 02109.

     Mr. Carpenter is President and Chief Executive Officer of VacTex, Inc., a privately held biotechnology company which he co-founded in November 1995, and Chairman of GelTex Pharmaceuticals, Inc., a publicly held pharmaceutical development company which he co-founded in November 1991 and where he served as President and Chief Executive Officer until May 1993. Mr. Carpenter was Chairman of the Board, President and Chief Executive Officer of Integrated Genetics, Inc., a biotechnology company that merged with Genzyme in 1989. Following the merger and until 1991, Mr. Carpenter was Executive Vice President of Genzyme, and Chief Executive Officer and Chairman of the Board of IG Laboratories, Inc. Mr. Carpenter is also a director of Apex Biosciences, Inc. and Genzyme. His principal business address is VacTex, Inc., 70 Walnut Street, Wellesley, MA 02181.

     Mr. Flynn has been President of Houghton & Richards, Inc., a privately held tool steel sales company, since 1976. He is also a director of the Massachusetts Cystic Fibrosis Foundation and a trustee of the national Cystic Fibrosis Foundation. His principal business address is Houghton & Richards Corporation, P.O. Box 509, Marlborough, MA 01752.

     Mr. Phelps joined Genzyme as Senior Vice President in November 1991 and was named Executive Vice President in September 1996. Prior to joining Genzyme, Mr. Phelps served as President and Chief Executive Officer of Viagene, Inc., a biotechnology company, from October 1988 to June 1990, and of ZymoGenetics, Inc., a biotechnology company, from May 1986 to August 1988, and held various positions at Baxter Travenol

Laboratories, Inc., a manufacturer of human health care products, from 1975 to 1986. Mr. Phelps is also a director of Oxtex International Inc.

     Mr. Termeer has served as President and a Director of Genzyme since October 1983, as Chief Executive Officer since December 1985 and as Chairman of the Board since May 1988. For ten years prior to joining Genzyme, Mr. Termeer worked for Baxter Travenol Laboratories, Inc., a manufacturer of human health care products. Mr. Termeer is Chairman of the Boards of Genzyme Transgenics Corporation. Mr. Termeer is also a director of Abiomed, Inc., AutomImmune Inc., GelTex Pharmaceuticals, Inc. and Xenova Ltd. and a trustee of Hambrecht & Quist Healthcare Investors and Hambrecht & Quist Life Sciences Investors. Mr. Termeer is a citizen of The Netherlands.

                                   EXHIBIT A

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (this "Agreement") dated as of September 20, 1996 is among Genzyme Corporation ("Genzyme"), a Massachusetts corporation, Neozyme II Acquisition Corp. (the "Purchaser"), a British Virgin Islands ("BVI") international business company and a wholly-owned subsidiary of Genzyme, and Neozyme II Corporation (the "Company"), a BVI international business company.

                                   BACKGROUND

     A. The respective Boards of Directors of Genzyme, the Purchaser and the Company have duly approved the acquisition of the Company pursuant to the terms of this Agreement.

     B. In furtherance of such acquisition, it is proposed that the Purchaser will make a tender offer (the "Offer") to purchase all of the outstanding units (the "Units"), each of which consists of one share of Callable Common Stock, par value $1.00 per share, of the Company (individually, a "Share" and, collectively, the "Shares") and Callable Warrants (the "Callable Warrants") to purchase two shares of General Division Common Stock of Genzyme and .135 shares of Tissue Repair Division Common Stock of Genzyme. The Shares included in the Units represent all of the issued and outstanding capital stock of the Company. The Offer will be at a price of $45.00 per Unit in cash and will be subject to the Minimum Condition (as defined in ANNEX I hereto), and on the terms and subject to the other conditions set forth in the Offer Documents (as defined in Section 1.1(b)).

     C. If the Offer is consummated, but not all of the Units are tendered and accepted, Genzyme has agreed to effect a transaction (as more fully described in Section 2.1) in which Genzyme will acquire, directly or indirectly, all of the remaining Shares of the Company in exchange for cash in an amount per Share equal to $29.00 (the "Second Step Consideration"). The Callable Warrants associated with each such Share shall remain outstanding following consummation of the Second Step Transaction (as defined in Section 2.1). In order to effect the Second Step Transaction as promptly as practicable following completion of the Offer, the Board of Directors of the Company has duly authorized a merger (the "Merger") of the Company with a wholly-owned subsidiary of the Purchaser on the terms and subject to the conditions of this Agreement and pursuant to the plan of merger set forth as ANNEX II hereto (the "Merger Plan") in accordance with the applicable provisions of the BVI International Business Companies Ordinance, 1984 (the "BVI Law"). At the request of Genzyme in accordance with the terms of this Agreement, the Company will solicit the written consents of its shareholders for the approval of the Merger Plan. At Genzyme's option and subject to compliance with applicable laws, such solicitation may occur while the Offer is pending or following its consummation.

     D. If the Offer is terminated because the Minimum Condition has not been satisfied, upon the election and at the request of Genzyme in accordance with
Section 1.1(b)(ii) of this Agreement, the Company shall take all action (coordinating the timing thereof with Genzyme and the Purchaser) necessary, in accordance with applicable law and the Company's Memorandum of Association and Articles of Association, to convene a meeting of its shareholders to consider and vote upon the approval of the Merger Plan, or to solicit the written consent of its shareholders to approve the Merger Plan.

     E. The Board of Directors of the Company, on the recommendation of a special committee of the Board of Directors consisting of all of the directors of the Company who are not officers or directors of Genzyme (the "Special Committee"), has determined that the Offer and the Second Step Transaction are fair to, and in the best interests of the holders of the Units and has duly approved the Offer and the Second Step Transaction and resolved to recommend acceptance of the Offer by the holders of the Units.

     Accordingly, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

1.  THE OFFER

     1.1.  The Offer.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof and nothing shall have occurred and be continuing that would result in a failure to satisfy any of the conditions set forth in ANNEX I hereto, the Purchaser shall, as soon as practicable after the date hereof, and in any event within five business days of the day on which the Purchaser's intention to make the Offer is publicly announced, which announcement will be made promptly following the execution of this Agreement, commence (within the meaning of Rule 14d-2(a) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer for all Units, subject to the Minimum Condition (as defined in ANNEX I hereto), at a price of $45.00 per Unit, net to the seller in cash, without interest thereon. The Purchaser shall conduct the Offer in compliance in all material respects with applicable laws and consummate the Offer, on the terms and subject to the conditions thereof. Genzyme represents that it has, and will provide to the Purchaser on a timely basis, the funds necessary to purchase the Units pursuant to the Offer and to consummate the Second Step Transaction.

     (b) The Offer shall be made by means of the Offer Documents (as defined below), which shall not contain any condition not set forth in ANNEX I hereto and shall be open for a period of 21 business days (such 21st business day being referred to herein as the "Initial Expiration Date"). Without the consent of the Company, as approved by the Special Committee, the Purchaser shall not amend or waive the Minimum Condition (as defined in ANNEX I hereto) or the Majority Consent Condition (as defined below), extend the Offer, reduce the maximum number of Units to be purchased, reduce the price to be paid per Unit pursuant to the Offer or amend any other material term of the Offer in a manner adverse to the holders of the Units; provided, however, that if, on the Initial Expiration Date, the Minimum Condition has not been satisfied, the Purchaser may, not later than 9:00 a.m., eastern time, on the next business day following the Initial Expiration Date, elect either (x) to amend the Offer and, subject to compliance with applicable laws, proceed in accordance with subsection (i) below or (y) to terminate the Offer and, subject to compliance with applicable laws, proceed in accordance with subsection (ii) below. If, on the Initial Expiration Date, the Minimum Condition has not been satisfied and the Purchaser does not elect to proceed pursuant to subsection (i) or (ii) below within the time period and as described in the preceding sentence, then the Company shall have the right to terminate this Agreement in accordance with Section 8.1(b)(i) and Genzyme and the Purchaser shall have the right to terminate this Agreement in accordance with Section 8.1(c)(i).

          (i) If the Purchaser elects to amend the Offer and proceed under this subsection 1.1(b)(i), the Purchaser will (a) extend the Offer for a period not to exceed sixty days, (b) amend the Offer to delete the Minimum Condition, (c) amend the Offer to add the Majority Consent Condition (as defined below), and (d) amend the Offer Documents to reflect the foregoing and cause the dissemination of such revised documents in accordance with applicable laws. In such event, the Company shall promptly commence (coordinating the timing thereof with Genzyme and the Purchaser) to convene a meeting of its shareholders or solicit the written consent of its shareholders for approval of the Merger Plan, such solicitation or meeting to be conducted in accordance with applicable laws and the terms of this Agreement. The Majority Consent Condition shall mean that the sum of (a) the Shares included in the Units tendered and not withdrawn as of the new expiration date of the Offer (provided such Shares may be voted in favor of the Merger Plan at the meeting or pursuant to the consent solicitation by the Purchaser immediately after the purchase of the Units which include such Shares in the Offer by the Purchaser) plus (b) the number of Shares held by holders who have voted in favor of the Merger Plan at the meeting or pursuant to the consent solicitation as of the new expiration date of the Offer (but excluding any such Shares that would result in double counting with (a) above) represents not less than a majority of the Shares outstanding.

          (ii) If the Purchaser elects to terminate the Offer and proceed under this subsection 1.1(b)(ii), the Purchaser will promptly return all tendered Units. In such event, the Company shall promptly commence (coordinating the timing thereof with Genzyme and the Purchaser) to convene a meeting of its shareholders or solicit the written consent of its shareholders for approval of the Merger Plan, such solicitation or meeting to be conducted in accordance with applicable laws and the terms of this Agreement.

     (c) As soon as practicable on the date of commencement of the Offer, the Purchaser shall file with the Securities and Exchange Commission (the "Commission") with respect to the Offer (i) a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1"), (ii) a Rule 13E-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3") and (iii) an Issuer Tender Offer Statement on Schedule 13E-4 (together with all amendments and supplements thereto, the "Schedule 13E-4"), which will contain an offer to purchase and forms of the related letters of transmittal and summary advertisement (the Schedule 14D-1, the Schedule 13E-3, the Schedule 13E-4, the offer to purchase and such other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"), all of which Offer Documents will be subject to review by the Company prior to filing. Genzyme and the Purchaser shall provide the Company and its counsel with a copy of any written comments or telephonic notification of any verbal comments Genzyme or the Purchaser may receive from the Commission or its staff with respect to the Offer Documents promptly after the receipt thereof and shall provide the Company and its counsel with a copy of any written responses thereto and telephonic notification of any verbal responses thereto of Genzyme or the Purchaser or their counsel.

     1.2.  Company Action.

     (a) In connection with the Offer, the Company will comply with the requirements of Rule 14d-5(b) of the Exchange Act and will, or will cause its agent to, mail, via first class mail, postage prepaid the Offer Documents and, if applicable, the Proxy Statement (as defined in 1.2(c)) to the record holders of the Units in accordance with Rule 14d-5(b). The Company will cooperate with the Purchaser to the end that any additional Offer Documents furnished to it (or its agent) are mailed as soon as practicable. The Purchaser shall pay all costs and expenses of such mailing.

     (b) The Company represents and warrants that the Board of Directors of the Company (the "Company's Directors"), on the recommendation of the Special Committee, (i) has duly adopted and approved the Offer, the Second Step Transaction, this Agreement and the transactions contemplated hereby and thereby, (ii) has determined that the Offer and the Second Step Transaction are fair to and in the best interests of the shareholders of the Company and (iii) after consideration of its fiduciary duties under applicable laws, has resolved to recommend acceptance of the Offer by holders of Units. The Company agrees to file with the Commission as soon as reasonably practicable on the date of the commencement of the Offer a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") and to disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 under the Exchange Act and any other applicable U.S. federal securities laws. Subject to the fiduciary duties of the Company's Directors, as advised by counsel, the Offer Documents and the Schedule 14D-9 shall contain the recommendation of the Company's Directors that the holders of Units accept the Offer, and the Company hereby consents to the inclusion in the Offer Documents of such recommendation. The Company shall provide Genzyme and its counsel with a copy of any written comments or telephonic notification of any verbal comments the Company may receive from the Commission or its staff with respect to the
Schedule 14D-9 promptly after the receipt thereof and shall provide Genzyme and its counsel with a copy of any written responses thereto and telephonic notification of any verbal responses thereto of the Company or its counsel.

     (c) At the request of Genzyme, the Company shall take all action (coordinating the timing thereof with Genzyme and the Purchaser) necessary, in accordance with applicable law and the Company's Memorandum of Association and Articles of Association, to convene a meeting of its shareholders (the "Shareholders' Meeting"), as promptly as practicable after the purchase of Units pursuant to the Offer to consider and vote upon the approval of the Merger Plan, or to solicit the written consent of its shareholders to approve the

Merger Plan (the "Consent Solicitation") promptly after such purchase or, promptly after the request of Genzyme, after the commencement of the Offer and while it is pending or following the termination of the Offer upon the election of Genzyme pursuant to Section 1.1(b)(ii). If required by applicable law, the Company shall promptly prepare and file with the Commission, and use its reasonable best efforts to have cleared by the Commission, a proxy, consent solicitation or information statement relating to the Second Step Transaction (the "Proxy Statement") in compliance with applicable law. Subject to the fiduciary duties of the Company's Directors, as advised by counsel, the Proxy Statement shall contain a statement as to the approval of the Merger Plan by the Company's Board of Directors and the determination by the Company's Board of Directors that the Second Step Transaction is fair to and in the best interests of the holders of the Shares, and the Company hereby consents to the inclusion in the proxy, consent solicitation or information statement of such statement.

     (d) The Special Committee and the Company's Directors have received the written opinion of Hambrecht & Quist LLC (the "Financial Adviser") that, on the basis of and subject to the matters set forth therein, the cash consideration of $45.00 per Unit to be received by holders of the Units pursuant to the Offer is fair to the holders of the Units from a financial point of view and the Second Step Consideration to be received by the holders of the Shares pursuant to the Second Step Transaction is fair to the holders of the Shares from a financial point of view (the "Fairness Opinion"). The Company has provided Genzyme and the Purchaser with a copy of the Fairness Opinion for inclusion in the Offer Documents.

     1.3.  Directors.

     (a) Promptly upon the acceptance for payment of and payment by the Purchaser for any Units pursuant to the Offer, and from time to time thereafter as Units are accepted for payment and paid for by the Purchaser, subject to compliance with Section 14(f) of the Exchange Act, the Purchaser shall be entitled to designate such number of the Company's Class A Directors, rounded to the nearest whole number, as will give the Purchaser representation on the Company's Board of Directors equal to at least that number of directors which equals the product of the total number of the Company's Directors (after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that such number of Units so accepted for payment and paid for by the Purchaser bears to the number of Units outstanding, and the Company shall, promptly following any such designation by the Purchaser, take such actions as are necessary to cause the Purchaser's designees to be so elected, including increasing the size of the Board of Directors or securing the resignations of incumbent directors or both; provided, however, that notwithstanding the Purchaser's right to designate certain of the Company's Directors, until the Effective Date (as defined in Section 2.3 hereof), the Company's Class A Directors shall include at least two directors who are directors on the date hereof and who are not officers or directors of Genzyme or the Purchaser (the "Independent Directors"); provided further that, if the number of Independent Directors shall be reduced below two for any reason whatsoever, any remaining Independent Director shall be entitled to designate a person who is not an officer or director of Genzyme or the Purchaser to fill such vacancy and such person shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be designees, shareholders, directors, officers or affiliates of Genzyme or the Purchaser, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall take all action necessary to effect the election of directors as provided in this Section 1.3(a), including mailing to its shareholders the information required by
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Genzyme and the Purchaser shall supply to the Company and be solely responsible for any information with respect to them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (b) Notwithstanding anything in this Agreement to the contrary, subject to the terms of the Company's Memorandum of Association and Articles of Association, in the event that the Purchaser's designees are appointed or elected as Company Directors, after the acceptance for payment of Units pursuant to the Offer and prior to the Effective Date, the affirmative vote of a majority (or, if there are only one or two Independent Directors, the single or unanimous vote, as the case may be) of the Independent Directors (who shall act as an independent committee of the Board of Directors for this purpose) shall be required, and alone shall be sufficient, to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the

Company's rights or remedies hereunder, (iii) extend the time for performance of Genzyme's and the Purchaser's respective obligations hereunder, or (iv) approve any other action by the Company that the Independent Directors determine could adversely affect the interests of the shareholders of the Company (other than Genzyme, the Purchaser and their affiliates) with respect to the transactions contemplated hereby.

2.  THE SECOND STEP TRANSACTION

     2.1.  Consummation of the Second Step Transaction.

     (a) If the Offer is consummated and 90% or more of the Units are tendered and accepted, the Purchaser will, as soon as practicable following satisfaction or waiver of the conditions set forth in Section 7.1 hereof, either (i) effect a merger of the Company into the Purchaser pursuant to Section 77 of the BVI Law (the "Short Form Merger") or (ii) cause the Company to redeem all Shares not held by the Purchaser pursuant to Section 81 of the BVI Law (the "Redemption").

     (b) If the Offer is consummated and less than 90% but more that 50% of the Units are tendered and accepted, the Purchaser will own a majority of the Shares and will vote those shares in favor of and will effect, as soon as practicable following satisfaction or waiver of the conditions set forth in Section 7.1 hereof, the Merger.

     (c) If the Offer is not consummated on the Initial Expiration Date because the Minimum Condition is not met and the Purchaser elects to proceed as described in Section 1.1(b)(i), the Company, the Purchaser and Genzyme shall take the actions set forth in Section 1.1(b)(i). As soon as practicable following satisfaction of the Majority Consent Condition and satisfaction or waiver of the conditions set forth in Annex I (other than the Minimum Condition) and Section 7.1, the Purchaser will purchase all Units validly tendered and not withdrawn, vote the Shares thus acquired in favor of the Merger Plan and effect the Merger.

     (d) If the Offer is not consummated because the Minimum Condition is not met and the Purchaser elects to proceed as described in Section 1.1(b)(ii), the Company, the Purchaser and Genzyme shall take the actions set forth in Section 1.1(b)(ii). As soon as practicable following satisfaction or waiver of the conditions set forth in Article 7 hereof, the Purchaser will effect the Merger.

     (e) The Short Form Merger, the Redemption and the Merger referred to in subsections (a)-(d) above are referred to herein as the "Second Step Transaction." The date of consummation of the Second Step Transaction is referred to herein as the "Effective Date."

     2.2.  Second Step Consideration.

     (a) On the Effective Date, as a result of the Short Form Merger, if applicable. the Company will be merged with and into the Purchaser, with the Purchaser as the surviving corporation and:

          (i) The holder of each Share issued and outstanding immediately prior to the Effective Date (other than Shares owned by Genzyme, the Purchaser, the Company or any direct or indirect subsidiary of any of them and any Dissenting Shares (as defined in subsection (d) below)) shall be entitled to receive an amount in cash per Share equal to the Second Step Consideration.

          (ii) Shares owned by Genzyme, the Purchaser or the Company or any direct or indirect subsidiary of any of them shall be cancelled.

     (b) On the Effective Date, as a result of the Redemption, if applicable, the holder of each Share issued and outstanding immediately prior to the Effective Date (other than Shares owned by the Purchaser and any Dissenting Shares) shall be entitled to receive an amount in cash per Share equal to the Second Step Consideration.

     (c) On the Effective Date, as a result of the Merger pursuant to Sections 2.1(b)-(d), if applicable, a wholly-owned subsidiary of the Purchaser will be merged with and into the Company, with the Company as the surviving corporation and:

          (i) The holder of each Share issued and outstanding immediately prior to the Effective Date (other than Shares owned by Genzyme, the Purchaser, the Company or any direct or indirect subsidiary of any of them and any Dissenting Shares) shall be entitled to receive an amount in cash per Share equal to the Second Step Consideration.

          (ii) Shares owned by Genzyme, the Purchaser or the Company or any direct or indirect subsidiary of any of them shall be cancelled.

          (iii) Each issued and outstanding share of capital stock of the subsidiary of the Purchaser that is a party to the Merger Plan shall be converted into one fully paid and nonassessable share of common stock of the surviving corporation.

     (d) (i) In the case of the Short Form Merger, the Redemption or the Merger, shares of capital stock of the Company held by a shareholder who has properly exercised dissenters rights with respect thereto in accordance with Section 83 of the BVI Law (collectively, the "Dissenting Shares") shall not be converted into the Second Step Consideration. From and after the Effective Date, a shareholder who has properly exercised such dissenters' rights shall no longer retain any rights of a shareholder of the Company, except those provided under the BVI Law. If after the Effective Date such holder withdraws or loses his right to demand payment for his Shares, such Shares shall be treated as if they had been converted as of the Effective Date into the right to receive the Second Step Consideration payable in respect of such Shares pursuant to Section 2.2(a)(i).

     (ii) The Company shall give Genzyme (i) prompt notice of any demands for payment, or notices of intent to demand payment, with respect to any shares of capital stock of the Company, any withdrawal of any such demands and any other instruments served pursuant to the BVI Law and received by the Company and (ii) the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall cooperate with Genzyme concerning, and shall not, except with the prior written consent of Genzyme, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

     2.3.  Exchange of Certificates.

     (a) Genzyme shall authorize one or more persons to act as Payment Agent for the Second Step Consideration (the "Payment Agent"). Genzyme shall deposit with the Payment Agent in trust for the benefit of the holders of certificates representing Shares converted pursuant to Section 2.2(a)(i), on or prior to the Effective Time, immediately available funds in an amount equal to the product of the Second Step Consideration multiplied by the number of Shares entitled to payment pursuant to Section 2.2(a)(i). As soon as practicable after the Effective Time, Genzyme shall cause the Payment Agent to mail to all former holders of record of Shares instructions for surrendering their certificates representing Shares in exchange for the Second Step Consideration. Upon surrender of a Share certificate for cancellation to the Payment Agent, the Payment Agent shall pay to the holder of such certificate the Second Step Consideration multiplied by the number of Shares represented by such certificate, and the certificate so surrendered shall forthwith be canceled. Notwithstanding the foregoing, if delivery of the Second Step Consideration is to be made to any person other than the person in whose name the certificate surrendered is registered, it shall be a condition of such delivery that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery or establish to the satisfaction of Genzyme that such tax has been paid or is not applicable. Furthermore, neither Genzyme nor any affiliate of Genzyme shall be liable to a holder of Shares for any Second Step Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. After the Effective Time, there shall be no transfers of the Shares on the stock transfer books of the Company.

     (b) The Payment Agent shall make the payments referred to in Section 2.2(a)(i) out of the funds supplied by Genzyme. Promptly following the date that is six months after the Effective Date, the Payment

Agent shall, upon request by Genzyme, deliver to Genzyme all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Payment Agent's duties shall terminate. Thereafter, each holder of a certificate formerly representing a Share may surrender such certificate to Genzyme and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Second Step Consideration, without any interest thereon but shall have no greater rights against Genzyme than may be accorded to general creditors of Genzyme under applicable law.

     (c) From and after the Effective Date, holders of certificates theretofore evidencing Shares shall cease to have any rights as shareholders of the Company, except as provided herein or by law. Until surrendered in accordance with the provisions of this Section, each Share certificate (other than for Dissenting Shares) shall represent for all purposes only the right to receive the Second Step Consideration multiplied by the number of Shares represented by such certificate.

     2.4. Callable Warrants. On the Effective Date, the Callable Warrants associated with the Shares converted into the right to receive the Second Step Consideration will become exercisable in accordance with its terms and at the exercise price computed as stated therein. On the day following the Effective Date, such Callable Warrants will separate and be transferable separately from the right to receive the Second Step Consideration on account of the Shares.

3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND GENZYME

     The Purchaser and Genzyme represent and warrant to the Company as follows:

     3.1. Organization. Each of Genzyme and the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; and (ii) has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its respective obligations hereunder.

     3.2. Authority. The execution and delivery of this Agreement have been duly authorized by the Board of Directors of each of Genzyme and the Purchaser. No other corporate action on the part of Genzyme or the Purchaser is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Genzyme and the Purchaser and constitutes a valid and binding obligation of each, enforceable in accordance with its terms.

     3.3.  Compliance.

     (a) Neither the execution, delivery and performance by Genzyme and the Purchaser of this Agreement, nor the consummation by Genzyme and the Purchaser of the transactions contemplated hereby, will (a) violate, conflict with, or result in a breach of, any provision of the charter or bylaws of Genzyme or the Purchaser, (b) violate, conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, agreement or other instrument or obligation to which Genzyme or the Purchaser is a party, or by which its properties or assets may be bound or (c) subject to compliance with the laws referred to in the next paragraph, violate any law or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Genzyme or the Purchaser or by which any of their assets or properties is bound, except, in each case, for such violations, breaches or defaults that, in the aggregate, would not materially impair the ability of the Purchaser or Genzyme to perform its obligations hereunder.

     (b) Other than in connection with or in compliance with the provisions of the BVI Law, the U.S. Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the "takeover" or "blue sky" laws of various states of the United States, (and assuming that the Company will, prior to consummation of the Offer, have total assets of less than $10 million as shown on its last regularly prepared balance sheet prior to such date) no notice to, filing with or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the consummation by the Purchaser and Genzyme of the transactions contemplated by this Agreement, except for such notices, filings, authorizations, consents or approvals the absence of which would not, in the aggregate, materially impair the ability of the Purchaser or Genzyme to perform its obligations hereunder.

     3.4. Commission Filings. The Offer Documents, and any information provided in writing by or on behalf of the Purchaser or Genzyme which is included in the Schedule 14D-9, on the date the Offer Documents or Schedule 14D-9, as the case may be, are filed with the Commission or first published, sent or given to security holders, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made with respect to any information provided in writing by or on behalf of the Company and included in the Offer Documents. The information supplied by the Purchaser or Genzyme for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company, at the time of the Shareholders' Meeting, if any, and on the Effective Date, contain any statement which at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of consents or proxies for the Shareholders' Meeting which shall have become false or misleading. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. Genzyme and the Purchaser agree to correct the Offer Documents promptly if and to the extent that any of them shall have become false or misleading (provided that, with respect to any false or misleading information provided by or on behalf of the Company and included in the Offer Documents, the Company shall have provided Genzyme and the Purchaser with correct information) and Genzyme and the Purchaser shall take all steps necessary to cause the Offer Documents as so corrected to be filed with the Commission and to be disseminated to the holders of the Units, in each case as and to the extent required by applicable U.S. federal securities laws.

4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser and Genzyme as follows:

     4.1. Organization. The Company is an international business company duly organized, validly existing and in good standing under the laws of the BVI and has the requisite corporate power and authority to enter into, execute and deliver this Agreement and, subject to the approval of the Second Step Transaction by the Company's shareholders (if required under the BVI law), to perform fully its obligations hereunder.

     4.2. Authority. The execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company. No other corporate action on the part of the Company is necessary to consummate the transactions contemplated hereby (other than approval of the Merger Plan by the shareholders of the Company to the extent required by the BVI law). This Agreement has been duly executed and delivered by the Company and, subject to the foregoing, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

     4.3.  Compliance.

     (a) Neither the execution, delivery and performance by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) violate, conflict with, or result in a breach of, any provision of the Memorandum of Association or Articles of Association of the Company, (b) violate, conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, agreement or other instrument or obligation to which the Company is a party, or by which its properties or assets may be bound or (c) subject to compliance with the laws referred to in the next paragraph, violate any law or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to the Company or by which any of its assets or properties is bound, except, in each case, for such violations, breaches or defaults that, in the aggregate, would not have a material adverse effect on the financial condition, business or operations of the Company (a

"Material Adverse Effect"), or materially impair the ability of the Company to perform its obligations hereunder.

     (b) Other than in connection with or in compliance with the provisions of the BVI Law, the Securities Act, the Exchange Act, the "takeover" or "blue sky" laws of various states of the United States, (and assuming that the Company will, prior to consummation of the Offer, have total assets of less than $10 million as shown on its last regularly prepared balance sheet prior to such date) no notice to, filing with or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such notices, filings, authorizations, consents or approvals the absence of which would not, in the aggregate materially impair the ability of the Company to perform its obligations hereunder.

     4.4. Capitalization. The authorized capital stock of the Company consists of 9,000,000 shares of Callable Common Stock, par value $1.00 per share. As of the date of this Agreement, 2,415,000 Shares were validly issued and outstanding, fully paid and nonassessable (all of which are included in the Units); and no Shares were held in the treasury of the Company. Except as set forth above in this Section 4.4 and the Purchase Option Agreement, there are no other shares of capital stock or other securities of the Company outstanding and no other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company is a party or may be bound requiring the issuance, transfer or sale of any shares of capital stock or other securities of the Company or any securities or rights convertible into or exchangeable or exercisable for any such shares or securities, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable or exercisable for any such shares.

     4.5. Commission Filings. The Schedule 14D-9 and any information provided in writing by or on behalf of the Company which is included in the Offer Documents, on the date the Schedule 14D-9 or the Offer Documents, as the case may be, are filed with the Commission or first published, sent or given to security holders, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made with respect to any information provided in writing by or on behalf of Genzyme or the Purchaser and included in the Schedule 14D-9. The Proxy Statement will not, on the date it (or any amendment or supplement thereto) is first mailed to shareholders of the Company, at the time of the Shareholders' Meeting, if any, and on the Effective Date, contain any statement which at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of consents or proxies for the Shareholders' Meeting which shall have become false or misleading; provided that no representation or warranty is made with respect to any information provided in writing by or on behalf of Genzyme or the Purchaser and included in the Proxy Statement. The Schedule 14D-9 and the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. The Company agrees promptly to correct the Schedule 14D-9 and the Proxy Statement if and to the extent that either shall have become false or misleading (provided that, with respect to any false or misleading information provided by or on behalf of Genzyme or the Purchaser and included in the Schedule 14D-9 or the Proxy Statement, Genzyme or the Purchaser shall have provided the Company with correct information) and the Company shall take all steps necessary to cause the
Schedule 14D-9 or the Proxy Statement as so corrected to be filed with the Commission and to be disseminated to the holders of the Units and to the Company's shareholders, as the case may be, as and to the extent required by applicable U.S. federal securities laws.

5.  CONDUCT OF BUSINESS

     5.1. Conduct prior to Effective Date. Except as otherwise expressly contemplated hereby, the Company covenants and agrees that, unless Genzyme shall otherwise agree in writing, prior to the Effective Date or such earlier time as designees of the Purchaser constitute a majority of the Company's Directors (determined on the basis of combined voting power of the Company's Class A and Class B directors):

          (a) The business of the Company shall in all material respects be conducted only in, and the Company shall not take any material action except in, the ordinary course of business and consistent with past practice, and the Company shall use all reasonable efforts, consistent with past practice or the annual workplan currently in effect, to maintain and preserve its business organization, assets and advantageous business relationships;

          (b) The Company shall not make any tax election or, except in the ordinary course of business and consistent with past practice, settle or compromise any federal, state, local or foreign tax liability; and

          (c) The Company shall not agree in writing or otherwise, to take any of the foregoing actions or any action that would make any representation or warranty in Article 1 or Article 4 hereof untrue or incorrect in any material respect or that would materially impair or prevent the occurrence of any condition in ANNEX I prior to consummation of the Offer and, thereafter, Article 7 hereof.

     5.2. Commission Filings and Other Matters. The Company shall promptly provide Genzyme (or its counsel) with copies of all filings made by the Company with the Commission or any other state or federal governmental entity in connection with this Agreement and the transactions contemplated hereby.

     5.3. Conduct of Business after the Initial Expiration Date. Notwithstanding any other provision contained herein, if the Minimum Condition has not been satisfied on the Initial Expiration Date and the Purchaser elects to amend the Offer in accordance with Section 1.1(b)(i) or to terminate the Offer in accordance with Section 1.1(b)(ii), then until the earlier of the Effective Date or the termination of this Agreement, the Special Committee shall be authorized to take such actions as it may deem appropriate to reduce or eliminate any discretionary spending by the Company or by Genzyme on behalf of the Company not contractually committed to with a person or entity that is not a party to this Agreement; provided that, Genzyme may elect to continue such spending on its own account and to the extent it elects to do so, the Company will, if the Merger is effected, reimburse Genzyme for such expenditures immediately prior to the Effective Date.

6.  ADDITIONAL AGREEMENTS

     6.1. Preparation of Proxy Statement. Genzyme, the Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement (if required), and the Company shall notify Genzyme of the receipt of any comments of the Commission with respect to the Proxy Statement and of any requests by the Commission for any amendment or supplement thereto or for additional information and shall provide to Genzyme promptly copies of all correspondence between the Company or any representative of the Company and the Commission. The Company shall give Genzyme and its counsel the opportunity to review the Proxy Statement prior to its being filed with the Commission and shall give Genzyme and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the Commission. Each of the Company, Genzyme and the Purchaser agrees to use its reasonable best efforts, after consultation with the others, to respond promptly to all such comments of and requests by the Commission and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote upon the approval of the Second Step Transaction at the earliest practicable time.

     6.2. Fees and Expenses. Each party shall bear all fees and expenses incurred by it in connection with the negotiation and performance of this Agreement and no party may recover any such fees and expenses from any other party upon any termination of this Agreement except as provided in Article 8.

     6.3. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to consummate and make effective as promptly as practicable the transactions contemplated by the Offer and this Agreement, and to cooperate with each of the other parties hereto in connection with the foregoing, including using all reasonable efforts (which shall not be construed to require the payment of any money to a third party or the divestiture of any business or assets): (A) to obtain all necessary waivers, consents and approvals from other parties to agreements; (B) to obtain all necessary consents, approvals and authorizations as are required by law; (C) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (D) to effect all necessary registrations and filings and submissions of information requested by governmental authorities; and (E) to fulfill all conditions to this Agreement. Each of the Company, Genzyme and the Purchaser further covenants and agrees that, prior to the exercise by Genzyme or the Purchaser of its right to terminate the Offer under paragraphs (b) or (c) of ANNEX I hereto, each of the Company, Genzyme and the Purchaser shall use their respective reasonable best efforts (which shall not be construed to require the payment of any money to a third party or the divestiture of any business or assets) to prevent the entry of an injunction or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby .

     6.4.  No Solicitation.

     (a) The Company shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of the Company,
(i) solicit or initiate any inquiries or proposals regarding a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company, the Company's Directors or the Special Committee (through any officer, director, employee, financial advisor, representative or agent) from (A) engaging in negotiations or discussions in response to an inquiry that was not solicited after the date hereof; (B) furnishing non-public information to any person or entity in connection with an unsolicited written Acquisition Proposal by such person or entity or recommending an unsolicited written Acquisition Proposal to the shareholders of the Company, if and only to the extent that (1) the Company's Directors or the Special Committee, as the case may be, believe in good faith after consultation with its financial advisor that the party requesting such non-public information or making such Acquisition Proposal is capable of financing a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement and the Company's Directors or the Special Committee, as the case may be, determine in good faith after consultation with outside legal counsel that such action is necessary to comply with their fiduciary duties to shareholders under applicable law and (2) prior to furnishing such non-public information to such person or entity, the Company's Directors or the Special Committee, as the case may be, receive from such person or entity an executed confidentiality agreement on customary terms; or (C) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     (b) The Company shall notify Genzyme in writing in reasonable detail within 24 hours after receipt by the Company (or its advisors) of any written Acquisition Proposal or any written request for non-public information to which the Company intends to affirmatively respond.

     (c) Genzyme and the Company acknowledge and confirm that neither (x)
Section 2.3 ("Restrictions Upon Use of Licensed Technology") of the Technology License Agreement dated April 28, 1992 between them, nor (y) Section 12 of the Company's Memorandum of Association, is intended or shall be deemed, to prohibit or restrict any discussions, negotiations or other activity by the Company permitted by subsection (a) above.

     6.5. Notification of Breach. The Company shall give prompt notice to Genzyme, and Genzyme and the Purchaser shall give prompt notice to the Company, of the occurrence or failure to occur of any event which occurrence or failure to occur causes (x) any representation or warranty made by it in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the date of purchase of, and payment for, Units pursuant to the Offer, or (y) any material failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to cure any breach or otherwise affect the representations or warranties of such party or the conditions to the obligations of the parties hereunder.

     6.6. Access to Information. Except as prohibited by BVI law, the Company shall afford to Genzyme and to the officers, employees and agents of Genzyme reasonable access during regular business hours, from the date hereof to the Effective Date, to the Company's officers, employees, agents, properties, books, records and contracts, and shall furnish Genzyme all financial, operating and other data and information as Genzyme, through its officers, employees or agents, may reasonably request; provided, however, that such access shall not unreasonably interfere with any of the operations of the Company.

     6.7.  Directors' and Officers' Indemnification and Insurance.

     (a) As of the Effective Date, proper provision will be made so that any affiliate of Genzyme that succeeds to the assets and liabilities of the Company, or at Genzyme's option, Genzyme, shall assume all of the obligations of the Company under the indemnification agreements between the Company and the Independent Directors as in effect on the date of this Agreement and, if amended prior to the Effective Date, on the Effective Date. In the event of a transfer by such successor entity of all or substantially all of its assets or a merger or consolidation in which such entity is not the surviving entity, proper provision will also be made so that the successors and assigns of such entity, or at Genzyme's option, Genzyme, shall assume the obligations of the Company under such agreements. In addition, the Company and, from and after consummation of the Offer or, if the Purchaser elects to proceed under Section 1.1(b)(ii), the Merger, Genzyme shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each present and former director or officer of the Company (collectively, "Indemnified Parties") against all costs and expenses (including attorneys' fees) judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the consummation of the Offer) arising out of any act or omission in their capacity as officer, director or employee of the Company (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted by law). If indemnification is sought hereunder by any Indemnified Party, then such Indemnified Party shall promptly notify Genzyme in writing of the claim for which indemnification is sought; provided, however, that the failure to so notify Genzyme shall not relieve Genzyme from any liability unless and to the extent that such failure results in a forfeiture by the Indemnified Party of substantive rights or defenses. Following such notification, Genzyme may elect to assume the defense of such claim, and, upon such election, Genzyme shall not be liable for any legal costs subsequently incurred by such Indemnified Party (other than reasonable costs of investigation) in connection therewith, unless Genzyme has failed to provide counsel reasonably satisfactory to such Indemnified Party in a timely manner or counsel that has been provided by Genzyme reasonably determines that its representation of such Indemnified Party would present it with a conflict of interest. The Indemnified Party will cooperate with Genzyme in the investigation and defense of any claim and shall not settle any claim without Genzyme's prior written consent.

     (b) Genzyme shall maintain in effect for three years from the Effective Date, if available, directors' and officers' liability insurance policies covering the directors and officers of the Company, with coverages and other terms at least as favorable as is currently in effect; provided, however, that Genzyme shall not be required to spend more than an amount per year equal to 150% of the current annual premium paid by the Company for such insurance. Following such three year period, and until the sixth anniversary of the Effective Date, Genzyme will assume the indemnification obligations of the Company under the indemnification agreements referred to in subsection (a) above to the extent it has not already done so.

     6.8. Genzyme's Guaranty. Genzyme unconditionally guarantees the Purchaser's obligations (and the obligations of any other affiliate of Genzyme that is a party to the Merger Plan) under this Agreement and agrees to be primarily liable for any breach of this Agreement by the Purchaser (or such other affiliate of Genzyme).

7.  CONDITIONS

     7.1. Conditions to Obligation of each party to effect the Second Step Transaction. The respective obligations of each party to effect the Second Step Transaction shall be subject to the fulfillment at or prior to the Effective Date of each of the following conditions:

          (a) the Purchaser shall have made the Offer on the terms and conditions set forth therein and shall have purchased, or caused to be purchased, all Units validly tendered and not withdrawn pursuant to the Offer; provided, however, this condition shall not be applicable to the obligations of Genzyme or the Purchaser if, in breach of this Agreement or the terms of the Offer, the Purchaser fails to purchase any Units validly tendered and not withdrawn pursuant to the Offer and provided further than this condition shall not be applicable if the Purchaser has exercised its option described in Section 1.1(b)(ii);

          (b) the Merger Plan shall have been approved and adopted by the requisite vote or consent, if any, of the shareholders of the Company required by the BVI Law and the Company's Memorandum of Association and Articles of Association; and

          (c) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental or regulatory body nor any statute, rule, regulation or order promulgated or enacted by any governmental body shall be in effect, which would make the acquisition by Genzyme or the Purchaser of the Shares illegal or otherwise prevent the consummation of the Second Step Transaction.

     7.2. Conditions to Obligation of the Purchaser to effect a Merger Pursuant to Section 1.1(b)(ii). In addition to the fulfillment of the condition set forth in subsection 7.1(b), the Purchaser shall not be obligated to effect a Merger pursuant to Section 1.1(b)(ii) if on or before the Effective Date any of the following shall occur or shall be determined by the Purchaser to have occurred and remain in effect:

          (a) except for matters which affect generally the economy or the industry in which the Company is engaged and except for continued losses incurred by the Company as a result of its operations and continued depletion of its cash resources in the ordinary course of business or consistent with the annual workplan currently in effect, any change shall have occurred in the business, properties, assets, liabilities, capitalization, stockholders equity, financial condition, operations, licenses or franchises or results of operations of the Company which has a Material Adverse Effect; or

          (b) there shall have been instituted or be pending any action, proceeding, application or counterclaim before any court or governmental or regulatory body which (i) challenges the validity of or seeks to restrain the consummation of or to impose any material limitation, on any transaction contemplated by this Agreement or seeks (ii) to obtain any material amount of damages in connection with such transactions; or

          (c) any statute, regulation, order or injunction shall have been enacted, entered, enforced or deemed applicable to the Merger that is reasonably likely to, directly or indirectly, result in any of the consequences referred to in subsection 7.2(b); or

          (d) the representations and warranties of the Company set forth in the Purchase Agreement shall not be true in any material respect as though made on such date, or the Company shall have failed in any material respect to perform any material obligation or covenant required in the Purchase Agreement to be performed or complied with by it; or

          (e) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle with respect to any Acquisition Proposal.

8.  TERMINATION, AMENDMENT AND WAIVER

     8.1. Termination. This Agreement may be terminated at any time prior to the Effective Date, as follows:

          (a) Subject to Section 1.3(b), by mutual written consent of the Boards of Directors of the Purchaser, Genzyme and the Company (upon the approval of the Special Committee); or

          (b) By the Company upon approval of the Special Committee:

             (i) if (A) the Purchaser shall have terminated the Offer without the purchase of any Units thereunder; or (B) the Purchaser shall not have paid for all Units validly tendered pursuant to the Offer and not withdrawn within 90 days after the commencement of the Offer, unless such termination of the Offer or failure to pay for Units shall have been caused by or resulted from (a) the failure of the Company to perform in any material respect any of its covenants or agreements contained in this Agreement, (b) the material breach by the Company of any of its representations or warranties contained in this Agreement, or
        (c) an election by the Purchaser pursuant to Section 1.1(b)(ii) of this Agreement to terminate the Offer; or

             (ii) if the Effective Date shall not have occurred on or before the six-month anniversary of the date of this Agreement due to a failure of any of the conditions to the obligation of the Company to effect the Second Step Transaction set forth in Section 7.1 or if the Purchaser has elected to proceed under Section 1.1(b)(i), if the Effective Date shall not have occurred on or before the six-month anniversary of the date of this Agreement; or

             (iii) prior to the purchase of any Units pursuant to the Offer, or the Effective Date if the Purchaser has elected to proceed under Section 1.1(b)(ii), if the Purchaser or Genzyme has materially failed to perform any of its obligations under this Agreement and such nonperformance has a material adverse effect on the Purchaser's or Genzyme's ability to consummate the Offer or the Second Step Transaction; or

             (iv) if, in the event that the Minimum Condition shall not have been satisfied on the Initial Expiration Date and the Purchaser shall have amended the Offer or terminated the Offer pursuant to the proviso in the second sentence of Section 1.1(b), the Purchaser has materially failed to perform any of its obligations under Section 1.1(b); or

             (v) if, prior to the purchase of Shares pursuant to the Offer, or the Effective Date if the Purchaser has elected to proceed under Section 1.1(b)(ii), the Special Committee shall have withdrawn or modified its approval or recommendation of the Offer or this Agreement in order to approve the execution by the Company of a definitive agreement providing for the acquisition of the Company or substantially all of its assets or a merger or other business combination or in order to approve a tender offer for all of the Shares or Units by a third party, in any case, as determined by the Special Committee, on terms more favorable to the Company's stockholders than the Offer (a "Superior Transaction"), provided, that (i) the Company shall have provided Genzyme with at least five business days' written notice of such Superior Transaction, including a copy of the proposed agreement and (ii) the Company shall not have violated Section 6.4 in connection with such Superior Transaction.

          (c) By Genzyme or the Purchaser:

             (i) if, due to an occurrence that would result in a failure to satisfy any condition set forth in ANNEX I or the Majority Consent Condition if the Purchaser has elected to proceed pursuant to Section 1.1(b)(i), the Purchaser shall have (A) failed to commence the Offer within 5 business days of the date on which the Purchaser's intention to make the Offer is publicly announced; (B) terminated the Offer without the purchase of any Units thereunder; or (C) failed to pay for all Units validly tendered pursuant to the Offer and not withdrawn within 90 days after commencement of the Offer, unless such failure or termination shall have been caused by or results from (x) the failure of Genzyme or the Purchaser to perform in any material respect any of its covenants or agreements contained in this Agreement, (y) the material breach by Genzyme or the Purchaser of any of its representations or warranties contained in this Agreement, or (z) the Purchaser's election to proceed pursuant to Section 1.1(b)(ii); or

             (ii) if the Effective Date shall not have occurred on or before the six-month anniversary of the date of this Agreement due to (i) a failure of any of the conditions to the obligations of Genzyme or the Purchaser to effect the Second Step Transaction set forth in Section 7.1, or (ii) in the event that the Purchaser has elected to proceed under Section 1.1(b)(ii), a failure of any of the conditions to the obligations of Genzyme or the Purchaser to effect the Second Step Transaction set forth in Section 7.2; or

             (iii) if, prior to the purchase of Units pursuant to the Offer, or the Effective Date if the Purchaser has elected to proceed under Section 1.1(b)(ii), the Company's Directors shall have publicly withdrawn or modified in a manner adverse to the Purchaser their approval or recommendation of the Offer or this Agreement or recommended acceptance of a Superior Transaction or shall have resolved to do any of the foregoing.

     8.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, all obligations and agreements of the parties set forth in this Agreement shall forthwith terminate and be of no further force or effect, and there shall be no liability on the part of Genzyme, the Purchaser or the Company hereunder except (a) as provided in Sections 8.3 and 8.4 and (b) that the foregoing shall not relieve any party for liability for any breach of this Agreement occurring prior to such termination.

     8.3. Ancillary Agreements. In the event of any termination of this Agreement (x) by the Company pursuant to Section 8.1(b)(v) or by Genzyme or the Purchaser pursuant to Section 8.1(c)(iii), in either case as a result of a Superior Transaction in connection with which the Company shall not have violated Section 6.4, or (y) by Genzyme or the Purchaser pursuant to Section 8.1(c)(i), unless such termination is based upon the failure of the Company to perform in any material respect of its covenants or agreements contained in this Agreement, Genzyme agrees that, effective upon consummation of a Superior Transaction, it shall, at the Company's request:

          (a) consent to the Superior Transaction in its capacity as holder of the Company's Series 1992 Note dated April 28, 1992 and pursuant to all applicable provisions of the Company's Memorandum of Association;

          (b) terminate the Purchase Option Agreement dated as of April 28, 1992 among Genzyme and the underwriters named therein, in which event the Series 1992 Note will become due and payable in accordance with its terms;

          (c) consent to the assignment by the Company of the Technology License Agreement dated as of April 28, 1992 between Genzyme and the Company;

          (d) at the option of Genzyme, terminate or consent to the assignment by the Company of each of the following agreements, each of which are dated as of April 28, 1992:

             (i) the Research and Development Agreement between Genzyme and the Company;

             (ii) the Services Agreement between Genzyme Limited (a subsidiary of Genzyme) and the Company; and

             (iii) the Administrative Agreement between Genzyme and the Company.

The termination of any of the foregoing agreements pursuant to this Section 8.3 shall not terminate any provision of such agreement which, by its terms, survives termination of such agreement.

     8.4. Termination Fee. In consideration of Genzyme's agreement set forth in Section 8.3 and its expenses incurred in connection with the transactions contemplated by this Agreement, in the event of the termination of this Agreement (A) by the Company pursuant to Section 8.1(b)(v) or (B) by Genzyme or the Purchaser pursuant to (x) Section 8.1(c)(iii) or (y) Section 8.1(c)(i) or
(ii) if such termination is based
upon the failure of the Company to perform in any material respect any of its covenants or agreements contained in this Agreement, the Company shall pay Genzyme a termination fee of $500,000 upon consummation of any Superior Transaction.

     8.5.  Amendment.  This Agreement may not be amended except, subject to
Section 1.3, by action of the Board of Directors of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that the Board of Directors of the Company shall not act to amend this Agreement without the approval of the Special Committee.

     8.6. Waiver. At any time prior to the Effective Date, whether before or after any special meeting or written action of the shareholders of the Company to approve the Second Step Transaction, any party hereto, subject to Section 1.3(b), by action taken by its Board of Directors (and, in the case of the Company, subject to the approval of the Special Committee), may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the second sentence of Section 1.1(b) and the proviso contained in Section 8.5, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

9.  GENERAL PROVISIONS

     9.1. Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Article 8, and subject to the provisions of Article 7 hereof, the closing of the Second Step Transaction pursuant to this Agreement (the "Closing") shall take place at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, as soon as practicable following consummation of the Offer or at such other place, time and date as the parties may mutually agree. The date and time of such Closing are hereinafter referred to as the "Closing Date."

     9.2.  Brokers.

     (a) The Company represents and warrants that no broker, finder or investment banker other than the Financial Adviser is entitled to any brokerage, finder's or other fee or commission in connection with the Offer or the Second Step Transaction based upon arrangements made by or on behalf of the Company. The Company has provided to Genzyme a true and complete copy of its agreement with the Financial Adviser.

     (b) Genzyme and the Purchaser represent and warrant that no broker, finder or investment banker other than Robertson, Stephens & Company LLC is entitled to any brokerage, finder's or other fee or commission in connection with the Offer or the Second Step Transaction based upon arrangements made by or on behalf of Genzyme, the Purchaser or any of their respective subsidiaries or affiliates.

     9.3. Publicity. So long as this Agreement is in effect, except as such party reasonably believes is required by applicable law or applicable requirements of the Commission or The Nasdaq Stock Market, Inc., neither the Company nor Genzyme shall, nor shall either permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party. The parties shall cooperate as to the timing and contents of any such announcement.

     9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been fully given if (i) delivered personally, (ii) sent by certified or registered mail, return receipt requested,
(iii) sent by overnight courier for delivery on the next business day or (iv) sent by confirmed telecopy, provided that a hard copy of all such telecopied materials is thereafter sent within 24 hours in the manner described in clauses (i), (ii) or (iii), to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

          (a) If to the Purchaser or Genzyme:

               Genzyme Corporation
               One Kendall Square
               Cambridge, MA 02139
               Attention: Peter Wirth
               Telecopy No.: (617) 252-7600

               with a copy to:

               Palmer & Dodge LLP
               One Beacon Street
               Boston, MA 02108
               Attention: Maureen P. Manning
               Telecopy No.: (617) 227-4420

          (b) If to the Company:

               Neozyme II Corporation
               One Kendall Square
               Cambridge, MA 02139
               Attention: President
               Telecopy No.: (617) 252-7600

               with copies to:

               The Special Committee of the Board of Directors of Neozyme II Corporation
               c/o Hambrecht & Quist LLC
               230 Park Avenue
               New York, NY 10169
               Attention: Dennis J. Purcell
               Telecopy No.: (212) 207-1519

               and

               Hale and Dorr
               60 State Street
               Boston, MA 02109
               Attention: Steven D. Singer
               Telecopy No.: (617) 526-5000

     Notices provided in accordance with this Section 9.4 shall be deemed delivered (i) on the date of personal delivery, (ii) four business days after deposit in the mail, (iii) one business day after delivery to an overnight courier, or (iv) on the date of confirmation of the telecopy transmission, as the case may be.

     9.5. Interpretation. When a reference is made in this Agreement to subsidiaries of Genzyme, the Purchaser or the Company, the word "subsidiaries" means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by Genzyme, the Purchaser or the Company, as the case may be; and the word "affiliates" shall have the meaning assigned to such term under Rule 405 of the

Securities Act. For purposes of this Agreement, the Company shall not be deemed to be an affiliate or subsidiary of Genzyme or the Purchaser.

     9.6. Representations and Warranties, ETC. The respective representations and warranties of the Company, Genzyme and the Purchaser contained herein shall expire upon consummation of the Offer. This Section 9.6 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Offer.

     9.7. Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) is not intended to confer upon any other person any rights or remedies hereunder, create any agreement of employment with any person or otherwise create any third-party beneficiary hereto, except for the provisions of Section 6.7 (which provisions are intended to be for the benefit of the persons referred to therein and may be enforced by such persons); (iii) shall not be assigned except that the Purchaser may assign its rights and obligations to Genzyme or to one or more direct or indirect wholly-owned subsidiaries of Genzyme which in a written instrument shall make all the representations and warranties of the Purchaser set forth herein and shall agree to assume all of the Purchaser's obligations hereunder and be bound by all of the terms and conditions of this Agreement; provided, however, that no such assignment shall relieve Genzyme or the Purchaser of its obligations hereunder; and (iv) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof. Only the Purchaser (or Genzyme or a direct or indirect wholly-owned subsidiary of Genzyme to which the Purchaser assigns such rights and obligations) may commence the Offer or the purchase of Shares thereunder.

     9.8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     9.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.10. Section Headings. The section headings in this Agreement are for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                          GENZYME CORPORATION

                                          By /s/  DAVID J. MCLACHLAN
                                            ------------------------------------
                                            Senior Vice President, Finance

                                          NEOZYME II ACQUISITION CORP.

                                          By /s/  DAVID J. MCLACHLAN
                                            ------------------------------------
                                            President

                                          NEOZYME II CORPORATION

                                          By /s/  PAUL M. EDWARDS
                                            ------------------------------------
                                            President

                                                                         ANNEX I

                            CONDITIONS OF THE OFFER

     Capitalized terms used in this Annex I have the meanings set forth in the attached Purchase Agreement.

     The Purchaser shall not be required to accept for payment and pay for any Units tendered pursuant to the Offer, may postpone the purchase of, and payment for, Units tendered, and may terminate or amend the Offer unless Units that would constitute not less than a majority of the Units outstanding are validly tendered prior to expiration of the Offer and not withdrawn (the "Minimum Condition") and if at or before the time of acceptance for payment of any such Units (whether or not any Units have theretofore been accepted for payment and paid for pursuant to the Offer) any of the following shall occur or shall be determined by the Purchaser to have occurred and remain in effect:

          (a) except for matters which affect generally the economy or the industry in which the Company is engaged and except for continued losses incurred by the Company as a result of its operations and continued depletion of its cash resources in the ordinary course of business or consistent with the annual workplan currently in effect, any change shall have occurred in the business, properties, assets, liabilities, capitalization, stockholders equity, financial condition, operations, licenses or franchises or results of operations of the Company which has a Material Adverse Effect; or

          (b) there shall have been instituted or be pending any action, proceeding, application or counterclaim before any court or governmental or regulatory body which (i) challenges the validity of or seeks to restrain the consummation of or to impose any material limitation, on any transaction contemplated by the Purchase Agreement or seeks (ii) to obtain any material amount of damages in connection with such transactions; or

          (c) any statute, regulation, order or injunction shall have been enacted, entered, enforced or deemed applicable to the Offer or the Second Step Transaction that is reasonably likely to, directly or indirectly, result in any of the consequences referred to in paragraph (b) above; or

          (d) the Board of Directors of the Company shall have publicly (including by amendment of its Schedule 14D-9 relating to the Offer) withdrawn or modified in a manner adverse to the Purchaser its approval or recommendation of the Offer or shall have resolved to do so; or

          (e) the representations and warranties of the Company set forth in the Purchase Agreement shall not be true in any material respect as though made on such date, or the Company shall have failed in any material respect to perform any material obligation or covenant required in the Purchase Agreement to be performed or complied with by it; or

          (f) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle with respect to any Acquisition Proposal.

The foregoing conditions are for the sole benefit of Genzyme and the Purchaser and may be waived by Genzyme or the Purchaser, in whole or in part, at any time in their sole discretion, subject to the limitations set forth in the Purchase Agreement.

                                                                        ANNEX II

                                 PLAN OF MERGER

     This Plan of Merger (the "Merger Agreement"), dated as of             ,
1996, is between Neozyme II Merger Corp. ("Merger Corp."), a BVI international business company and wholly-owned subsidiary of Neozyme II Acquisition Corp., and Neozyme II Corporation ("Neozyme"), a BVI international business company.

                             PRELIMINARY STATEMENT

     The Board of Directors of Merger Corp. and Neozyme have determined that it is advisable for Merger Corp. to merge with and into Neozyme pursuant to this Merger Agreement.

     Accordingly, Merger Corp. and Neozyme hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

SECTION 1.1  The Merger

     In accordance with the provisions of this Merger Agreement and the BVI International Business Companies Ordinance, 1984 (the "BVI Law"), Merger Corp. shall be merged with and into Neozyme (the "Merger"). Following the Merger, the separate existence of Merger Corp. shall cease, and Neozyme shall continue as the surviving corporation (the "Surviving Corporation").

SECTION 1.2  Effectiveness

     Following approval of this Merger Agreement and the Merger by the members of Merger Corp. and Neozyme in accordance with the requirements of the BVI Law,
the Merger shall become effective at 11:59 p.m. on             , 1996 or at such
other time and date that this Merger Agreement is made effective in accordance with applicable law (the date of the effectiveness of the Merger being referred to herein as the "Effective Date").

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

SECTION 2.1  Name

     The name of the Surviving Corporation upon the effectiveness of the Merger shall be Neozyme II Corporation.

SECTION 2.2  Memorandum of Association; Articles of Association

     The Memorandum of Association and Articles of Association of Merger Corp. as in effect immediately prior to the Merger shall be the Memorandum of Association and Articles of Association of the Surviving Corporation, without amendment except that Article 1 of the Memorandum of Association of the Surviving Corporation shall be amended to read as follows: "The name of the Corporation is: Neozyme II Corporation."

SECTION 2.3  Directors and Officers

     The directors, committees of directors and officers of Merger Corp. immediately prior to the effectiveness of the Merger shall be the directors, committees and officers of the Surviving Corporation each to hold office and be constituted, as appropriate, in accordance with the Articles and Memorandum of Association of the Surviving Corporation.

                                   ARTICLE 3

                         MANNER OF CONVERSION OF STOCK

SECTION 3.1  Conversion of Merger Corp. Common Stock

     (a) Immediately prior to the Effective Date, Merger Corp. has outstanding shares of Common Stock, $1.00 par value per share, which is its only class of capital stock and all of which shares are entitled to vote on the Merger as a single class.

     (b) On the Effective Date, each share of Common Stock, $1.00 par value, of Merger Corp. issued and outstanding immediately prior thereto shall, by virtue of the Merger and without the surrender of stock certificates or any other action by the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $1.00 par value, of the Surviving Corporation.

SECTION 3.2  Conversion of Neozyme Callable Common Stock

     (a) Immediately prior to the Effective Date, Neozyme has outstanding 2,415,000 shares of Callable Common Stock (the "Shares"), $1.00 par value per share, which is its only class of capital stock and all of which shares are entitled to vote on the Merger as a single class.

     (b) On the Effective Date, by virtue of the Merger and without any action on the part of Merger Corp. and Neozyme or the holder of any of the following securities:

          (i) Each Share issued and outstanding immediately prior to the Effective Date (other than Shares to be cancelled pursuant to clause (ii) below and any Dissenting Shares (as herein defined)) shall be converted into and become the right to receive an amount in cash per Share equal to $29.00 (the "Merger Consideration").

          (ii) Each Share issued and outstanding immediately prior to the Effective Date and owned by Genzyme Corporation ("Genzyme"), a Massachusetts corporation, Neozyme Acquisition Corp., a BVI international business company and the sole member of Merger Corp. or Neozyme or any direct or indirect subsidiary of such corporations, shall be canceled, and no payment shall be made with respect thereto.

          (iii) All Dissenting Shares shall be handled in accordance with
     Section 3.2(c).

     (c) Shares of capital stock of Neozyme held by a shareholder who has properly exercised dissenters rights with respect thereto in accordance with
Section 83 of the BVI Law (collectively, the "Dissenting Shares") shall not be converted into Merger Consideration. From and after the Effective Date, a shareholder who has properly exercised such dissenters' rights shall no longer retain any rights of a shareholder of Neozyme or the Surviving Corporation, except those provided under the BVI Law. If after the Effective Date such holder withdraws or loses his right to demand payment for his Shares, such Shares shall be treated as if they had been converted as of the Effective Date into the right to receive the Merger Consideration payable in respect of such Shares pursuant to Section 3.2(b)(i).

     (d) Neozyme shall give Genzyme (i) prompt notice of any demands for payment, or notices of intent to demand payment, with respect to any shares of capital stock of Neozyme, any withdrawal of any such demands and any other instruments served pursuant to the BVI Law and received by Neozyme and (ii) the right to participate in all negotiations and proceedings with respect to any such demands. Neozyme shall cooperate with Genzyme concerning, and shall not, except with the prior written consent of Genzyme, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

SECTION 3.3  Exchange of Certificates

     (a) Upon surrender of the Share certificate for cancellation to the Payment Agent selected by Genzyme, the Payment Agent shall pay to the holder of such certificate the Merger Consideration multiplied by the number of Shares represented by such certificate, and the certificate so surrendered shall forthwith be canceled. Notwithstanding the foregoing, if delivery of the Merger Consideration is to be made to any person other than the person in whose name the certificate surrendered is registered, it shall be a condition of such delivery that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery or establish to the satisfaction of Genzyme that such tax has been paid or is not applicable. Furthermore, neither Genzyme nor any affiliate of Genzyme shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. After the Effective Date, there shall be no transfers of the Shares on the stock transfer books of the Company.

     (b) Promptly following the date that is six months after the Effective Date, the Payment Agent shall, upon request by Genzyme, deliver to Genzyme all cash, certificates and other documents in its possession relating to the transactions described in this Merger Agreement, and the Payment Agent's duties shall terminate. Thereafter, each holder of a certificate formerly representing a Share may surrender such certificate to Genzyme and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon but shall have no greater rights against Genzyme than may be accorded to general creditors of Genzyme under applicable law.

                                   ARTICLE 4

                                    GENERAL

SECTION 4.1  Termination or Abandonment

     Prior to the approval of the members of Merger Corp. or of Neozyme, this Merger Agreement and the Merger may be terminated or abandoned by action of the Board of Directors of either Neozyme or Merger Corp., or both if, in the opinion of the Boards of Directors of Merger Corp. and Neozyme, such action would be in the best interests of such corporations. In the event of the termination or abandonment of this Agreement, this Agreement shall become void and have no effect, without any liability on the part of any party or its members or directors or officers with respect thereto.

SECTION 4.2  Waiver, Modification, or Amendment

     Any of the terms or conditions of this Merger Agreement may be waived before action thereon by the members of Merger Corp. or of Neozyme, by the party that is entitled to the benefits thereof. This Merger Agreement may be modified or amended by the Board of Directors of Merger Corp. and Neozyme before action thereon by the members of Merger Corp. or Neozyme, except as required by law. Any waiver, modification, or amendment shall be in writing.

SECTION 4.3  Miscellaneous

     This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings contained in this Agreement are solely for convenience of reference and shall not be deemed to affect the meaning or interpretation of any provision contained herein. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                                   EXHIBIT B

                       [HAMBRECHT & QUIST LLC LETTERHEAD]

September 20, 1996

Confidential
------------

The Special Committee of The Board of Directors
The Board of Directors
Neozyme II Corporation
Todman Building
Main Street
Road Town, Tortola
British Virgin Islands

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of callable common stock, par value $1.00 per share ("Common Stock"), of Neozyme II Corporation ("Neozyme" or the "Company") of the consideration to be received by such holders in connection with a proposed transaction (the "Proposed Transaction") pursuant to which an affiliate of Genzyme Corporation ("Genzyme") will offer to purchase the outstanding units of Neozyme (the "Units") at a purchase price of $45.00 per Unit in cash (the "Offer"). As of the date hereof, all of the outstanding Common Stock is owned as part of a Unit, each of which consists of (i) one share of Common Stock and (ii) one callable warrant to purchase two shares of Genzyme General Division Common Stock and 0.135 shares of Genzyme Tissue Repair Division Common Stock. The Offer will be made by means of offering documents (the "Offer Documents") to be filed with the Securities and Exchange Commission. If the Offer is consummated, but not all of the Units are tendered and accepted or, if the Offer is terminated in accordance with Section 1.1(b)(ii) of the Purchase Agreement, Genzyme has, pursuant to a Purchase Agreement (the "Purchase Agreement") dated as of September 20, 1996, agreed to effect a second step transaction (the "Second Step Transaction") in which Genzyme will acquire, directly or indirectly, all of the remaining Common Stock in exchange for cash in an amount equal to $29.00 per share of Common Stock.

Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Special Committee of the Board of Directors of Neozyme in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

We are familiar with Genzyme and have, from time to time, provided financial advisory services to Genzyme, and we have received fees for rendering these services. In July 1996, we acted as managing underwriter for a public offering of Genzyme Transgenics Corporation, an affiliate of Genzyme. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of Neozyme and Genzyme and receives customary compensation in connection therewith, and also provides research coverage for Genzyme. In the ordinary course of business, Hambrecht & Quist actively trades in the equity securities of Neozyme and Genzyme for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Genzyme.

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

     (i) reviewed the publicly available consolidated financial statements of Neozyme for recent years and interim periods to date and certain other relevant financial and operating data of Neozyme made available to us from published sources and from the internal records of Neozyme;

     (ii) discussed with certain members of the managements of Neozyme and Genzyme the business, financial condition and prospects of Neozyme;

     (iii) reviewed the publicly available consolidated financial statements of Genzyme for recent years and interim periods to date;

     (iv) reviewed certain internal financial and operating information, including certain projections, relating to Neozyme prepared by the management of Genzyme;

     (v) reviewed the recent reported prices and trading activity for the Common Stock and compared such information and certain financial information of Neozyme with similar information for certain other companies engaged in businesses we considered comparable to that of Neozyme;

     (vi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (vii) reviewed drafts of the Purchase Agreement, the Offer Documents and certain other materials to be filed with the Securities and Exchange Commission in connection with the Offer; and

     (viii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Neozyme and Genzyme considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of Neozyme, nor have we conducted a physical inspection of the properties and facilities of the Company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Neozyme. For purposes of this opinion, we have assumed that Neozyme is not a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We were not requested to, and did not, formally solicit indications of interest from any other parties in connection with a possible acquisition of, or business combination with, Neozyme.

It is understood that this letter is for the information of the Special Committee and the Board of Directors and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in any filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, including Schedules 14D-1, 14D-9 and 13E-3 to be filed in connection with the Offer. This letter does not constitute a recommendation to any Neozyme stockholder as to whether such stockholder should accept the Offer. In addition, we express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by Genzyme or any of its affiliates.

Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be received by the holders of the Units pursuant to the Offer and the consideration to be received by the holders of the Common Stock pursuant to the Second Step Transaction is fair to such holders from a financial point of view.

Very truly yours,

HAMBRECHT & QUIST LLC

By   /s/  David G. Golden
    -----------------------
    David G. Golden
    Managing Director

                                   EXHIBIT C
     SECTION 83 OF THE BVI INTERNATIONAL BUSINESS COMPANIES ORDINANCE, 1984

                SUMMARY OF STOCKHOLDER APPRAISAL RIGHTS AND TEXT
   OF SECTION 83 OF THE BVI INTERNATIONAL BUSINESS COMPANIES ORDINANCE, 1984

     Summary of Stockholder Appraisal Rights. No appraisal rights are available in connection with the Offer. However, if the Second Step Transaction is a merger, consolidation, sale or other disposition of more than 50 percent of the assets of the Company, or a redemption, stockholders will have certain rights under the BVI Law to dissent and demand appraisal of, and to receive payment in cash of the fair value of, their shares of Callable Common Stock. Such rights to dissent, if the statutory procedures were complied with, could lead to an arbitration proceeding to determine the fair value of the Callable Common Stock, as of the day prior to the date on which the stockholders' vote was taken approving the Second Step Transaction (excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal), required to be paid in cash to such dissenting holders for their shares of Callable Common Stock. The value determined in an arbitration proceeding could be the same, more or less than the portion of the purchase price per Unit attributable to the share of Callable Common Stock included in each Unit in the Offer or the consideration per share of Callable Common Stock to be paid in the Second Step Transaction.

RIGHTS OF DISSENTERS

     83. (1) A member of a company incorporated under this Ordinance is entitled to payment of the fair value of his shares upon dissenting from

          (a) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

          (b) a consolidation, if the company is a constituent company;

          (c) any sale, transfer, lease, exchange or other disposition of more than 50 percent of the assets or business of the company, if not made in the usual or regular course of the business carried on by the company, but not including

             (i) a disposition pursuant to an order of the court having jurisdiction in the matter;

             (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one year after the date of disposition; or

             (iii) a transfer pursuant to the power described in subsection (2) of section 9;

          (d) a redemption of his shares by the company pursuant to section 81; and

          (e) an arrangement, if permitted by the court.

     (2) A member who desires to exercise his entitlement under subsection (1) must give to the company, before the meeting of members at which the action is submitted to a vote, or at the meeting but before the vote, written objection to the action; but an objection is not required from a member to whom the company did not give notice of the meeting in accordance with this Ordinance or where the proposed action is authorized by written consent of members without a meeting.

     (3) An objection under subsection (2) must include a statement that the member proposes to demand payment for his shares if the action is taken.

     (4) Within 20 days immediately following the date on which the vote of members authorizing the action is taken, or the date on which written consent of members without a meeting is obtained, the company must give written notice of the authorization or consent to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented to in writing, the proposed action.

     (5) A member to whom the company was required to give notice who elects to dissent must, within 20 days immediately following the date on which the notice referred to in subsection (4) is given, give to the company a written notice of his decision to elect to dissent, stating

          (a) his name and address;

          (b) the number and classes or series of shares in respect of which he dissents; and

          (c) a demand for payment of the fair value of his shares;

     and a member who elects to dissent from a merger under section 77 must give to the company a written notice of his decision to elect to dissent within 20 days immediately following the date on which the copy of the plan or merger or an outline thereof is given to him in accordance with section 77.

     (6) A member who dissents must do so in respect of all shares that he holds in the company.

     (7) Upon the giving of a notice of election to dissent, the member to whom the notice relates ceases to have any of the rights of a member except the right to be paid the fair value of his shares.

     (8) Within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the proposed action is put into effect, whichever is later, the company or, in the case of a merger or consolidation, the surviving company or the consolidated company, must make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within 30 days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money upon the surrender of the certificates representing his shares.

     (9) If the company and a dissenting member fail, within the period of 30 days referred to in subsection (8), to agree on the price to be paid for the shares owned by the member, within 20 days immediately following the date on which the period of 30 days expires, the following shall apply:

          (a) the company and the dissenting member shall each designate an appraiser;

          (b) the 2 designated appraisers together shall designate a third appraiser;

          (c) the 3 appraisers shall fix the fair value of the shares owned by the dissenting member as of the close of business on the day prior to the date on which the vote of members authorizing the action was taken or the date on which written consent of members without a meeting was obtained, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the company and the dissenting member for all purposes; and

          (d) the company shall pay to the member the amount in money upon the surrender by him of the certificates representing his shares.

     (10) Shares acquired by the company pursuant to subsection (8) or (9) shall be cancelled but if the shares are shares of a surviving company, they shall be available for reissue.

     (11) The enforcement by a member of his entitlement under this section excludes the enforcement by the member of a right to which he might otherwise be entitled by virtue of his holding shares, except that this section does not exclude the right of the member to institute proceedings to obtain relief on the ground that the action is illegal.

     (12) Only subsections (1) and (8) to (11) shall apply in the case of a redemption of shares by a company pursuant to the provisions of Section 81 and in such case the written offer to be made to the dissenting member pursuant to subsection (8) shall be made within 7 days immediately following the direction given to a company pursuant to Section 81 to redeem its shares.

                                       C-2